As filed with the Securities and Exchange Commission on May 30, 2018

File No. 811-22420

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY

ACT OF 1940 ☒

Amendment No. 10 ☒

OPPENHEIMER MASTER INFLATION PROTECTED SECURITIES FUND, LLC

(Exact Name of Registrant as Specified in Charter)

6803 South Tucson Way, Centennial, Colorado 80112-3924

(Address of Principal Executive Offices) (Zip Code)

(303) 768-3200

(Registrant's Telephone Number, including Area Code)

Cynthia Lo Bessette, Esq.

OFI Global Asset Management, Inc.

225 Liberty Street

New York, New York 10281-1008

(Name and Address of Agent for Service)

EXPLANATORY NOTE

This Registration Statement has been filed by Oppenheimer Master Inflation Protected Securities Fund, LLC (the "Fund") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). However, beneficial interests in the Fund are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(a)(2) of the Securities Act. Only certain "accredited investors" within the meaning of Regulation D under the Securities Act, including other investment companies, may invest in the Fund. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Fund.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand-alone document. The Fund's Part A is incorporated by reference into the Fund's Part B and Part B is incorporated by reference into the Fund's Part A.

Oppenheimer Master Inflation Protected Securities Fund, LLC

Registration Statement dated May 30, 2018

As with all mutual funds, the Securities and Exchange Commission has not approved or disapproved the Fund's securities nor has it determined that this registration statement is accurate or complete. It is a criminal offense to represent otherwise.

Oppenheimer Master Inflation Protected Securities Fund, LLC is a mutual fund that seeks total return. Under normal circumstances, the Fund will invest at least 80% of its net assets in inflation-indexed debt securities.

This registration statement contains important information about the Fund's objective, its investment policies, strategies and risks. It also contains important information about how to buy and sell shares of the Fund and other account features.

PART A

May 30, 2018

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 5. Management.

(a) Investment Adviser(s). OFI Global Asset Management, Inc. (the "Manager") is the Fund's investment adviser. OppenheimerFunds, Inc. (the "Sub-Adviser") is its sub-adviser. In this registration statement, references to the "Manager" mean OFI Global and the Sub-Adviser unless the context indicates otherwise or unless otherwise specified. Additionally, references to "OppenheimerFunds" mean OppenheimerFunds, Inc. and its subsidiaries.

(b) Portfolio Manager(s). Young-Sup Lee has been a Vice President and portfolio manager of the Fund since February 2014.

ITEM 6. Purchase and Sale of Fund Shares.

(a) Purchase of Fund Shares. There is no minimum initial or minimum subsequent investment in the Fund. Shares of the Fund ("Shares") are issued solely in private placement transactions on days the New York Stock Exchange is open for trading and may only be purchased by certain "accredited investors" within the meaning of Regulation D under the Securities Act. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

(b) Sale of Fund Shares. Investors can sell (redeem) some or all of their Shares on days the New York Stock Exchange is open for trading.

ITEM 7. Tax Information.

The Fund intends to operate as a partnership for Federal income tax purposes. Accordingly, the Fund generally will not be subject to any Federal income tax but each investor will take into account its distributive share of the Fund's income, capital gains, losses, deductions and credits in determining its income tax liability.

ITEM 8. Financial Intermediary Compensation.

Not applicable.

ITEM 9. Investment Objectives, Principal Investment Strategies and Risks, Other Strategies and Risks, and Disclosure of Portfolio Holdings.

(a) Investment Objective.

The Fund seeks total return. The Fund's investment objective is not a fundamental policy and can be changed without shareholder approval.

(b) Implementation of Investment Objective and Principal Investment Strategies.

Under normal circumstances, the Fund will invest at least 80% of its net assets, plus borrowings for investment purposes, in inflation-indexed debt securities of varying maturities issued by the U.S. government, foreign governments, their agencies and instrumentalities, and U.S. and foreign corporations. Although this is not a fundamental policy, the policy will not be changed by the Fund's Board of Directors without providing shareholders at least 60 days' prior notice of the change.

Inflation-indexed debt securities are fixed income securities (also referred to as "bonds") that are structured to seek to provide protection against inflation, a sustained increase in the price of goods and services that erodes the purchasing power of money. The value of the bond's principal or the interest rate paid on the bond is adjusted to track changes in a stated inflation measure. With respect to inflation-indexed bonds whose principal is adjusted with inflation, if the index measuring inflation falls, the principal value of the inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to smaller principal amounts) will be reduced. If the index measuring inflation rises, both the principal value and the interest payable (calculated with respect to a larger principal amount) will increase. With respect to inflation-indexed bonds whose interest rate is adjusted with inflation, instead of adjusting the bond's principal amount, the inflation adjustment is reflected in the coupon payment. Because of this inflation adjustment feature, inflation-protected bonds typically have lower yields than conventional fixed-rate bonds with similar maturities.

The Fund may invest a significant amount of its assets in Treasury Inflation-Protected Securities ("TIPS"). TIPS are backed by the full faith and credit of the U.S. government for payment of interest and repayment of principal and have little credit risk. The interest rate paid on TIPS is fixed. The principal value rises or falls semi-annually based on published changes to the Consumer Price Index. If inflation occurs, the principal amount will be adjusted upwards, resulting in increased interest payments. If deflation occurs, the principal amount will be adjusted downwards, resulting in lower interest payments. The principal amount payable at maturity will be the greater of the adjusted principal amount and the original principal amount. While TIPS have little credit risk, they are subject to price fluctuations from changes in interest rates prior to their maturity.

The Fund may invest in inflation-indexed debt securities having short, intermediate or long maturities. The Fund can invest in rated or unrated inflation-indexed debt securities. It does not limit its investments to a particular credit quality or rating category and can invest in inflation-indexed debt securities below-investment-grade (commonly called "junk bonds"). However, the Fund's investments in securities below-investment-grade, including its investments in inflation-indexed debt securities, will not exceed 20% of its net assets. The Fund may invest in inflation-indexed securities of issuers in both developed and emerging markets, and can invest up to 100% of its total assets in foreign securities. The Fund may buy inflation-indexed debt securities issued by companies of any size or market capitalization range and at times might increase its emphasis on securities of issuers in a particular capitalization range.

When selecting inflation-indexed debt securities for investment, the Sub-Adviser seeks to build a broadly diversified portfolio to try to moderate the special risks of investing in inflation-indexed debt securities. The Fund's portfolio manager typically employs a "top down" model to analyze and predict the direction of global inflation rates and economic conditions. In selecting securities, the Fund's portfolio manager researches the universe of inflation-indexed government and corporate securities and weighs yields and relative values against risks. The Fund’s portfolio manager currently focuses on the following factors, which may vary in particular cases and may change over time:

  Inflation rates and implied inflation rates (the difference in yield between conventional government bonds and related inflation-indexed bonds of comparable maturity) in the United States and other countries,
  Interest rates in the United States and other countries,
  Economic and monetary policies of the U.S. government and foreign governments, and
  Economic conditions in the United States and other countries.

In addition to investments in inflation-indexed securities, the Fund may use certain other investments and investment strategies, including investments and investment strategies that are not indexed to inflation, described further below and in the Statement of Additional Information. The Sub-Adviser might not always use all of these different types of investments and strategies. The allocation of the Fund's portfolio among the different types of permitted investments will vary over time based upon the Sub-Adviser's evaluation of economic and market trends.

U.S. Government Securities. The Fund may invest in securities issued or guaranteed by the U.S. government or its agencies and instrumentalities. Some of those securities are directly issued by the U.S. Treasury and are backed by the full faith and credit of the U.S. government. "Full faith and credit" means that the taxing power of the U.S. government is pledged to the payment of interest and repayment of principal on a security.

Some securities issued by U.S. government agencies, such as Government National Mortgage Association pass-through mortgage obligations ("Ginnie Maes"), are also backed by the full faith and credit of the U.S. government. Others are supported only by the credit of the agency (for example, obligations issued by the Federal Home Loan Banks, "Fannie Mae" bonds issued by the Federal National Mortgage Association and "Freddie Mac" obligations issued by the Federal Home Loan Mortgage Corporation). In September 2008, the Federal Housing Finance Agency placed the Federal National Mortgage Association and Federal Home Loan Mortgage Corporation into conservatorship.

U.S. Treasury Securities. Treasury securities are backed by the full faith and credit of the U.S. government for payment of interest and repayment of principal and have relatively little credit risk. Some of the securities that are issued directly by the U.S. Treasury are: Treasury bills (having maturities of one year or less when issued), Treasury notes (having maturities of from one to ten years when issued), Treasury bonds (having maturities of more than ten years when issued) and Treasury Inflation-Protection Securities ("TIPS"). While U.S. Treasury securities have little credit risk, they are subject to price fluctuations from changes in interest rates prior to their maturity.

Corporate Debt Obligations. The Fund can purchase debt obligations, such as bonds, debentures, notes and preferred stock issued by U.S. and foreign corporations, partnerships or other business entities. Debt securities purchased by the Fund may be subordinate to other liabilities of the issuer. If a borrower becomes insolvent, the borrower's assets may be insufficient to meet its obligations.

(c) Principal Risks.

The risks summarized below can affect the value of the Fund's investments, its investment performance and its net asset value per Share. The value of the Fund's shares fluctuates as the value of the Fund's investments changes, and may decline. The value of the Fund's investments may change because of broad changes in the markets in which the Fund invests or from more specific factors like those described below. When you sell your Shares, they may be worth more or less than what you paid for them. These risks mean that you can lose money by investing in the Fund. There is no assurance that the Fund will achieve its investment objective. Although the Fund seeks to invest in securities that are designed to keep up with inflation, there is no guarantee that any investments will keep pace with inflation.

Selection Risk. Poor investment selection by the Sub-Adviser will cause the Fund to underperform other funds having a similar investment objective and investment strategies.

Risks of Inflation-Indexed Debt Securities. If inflation declines, the principal amount or the interest rate of an inflation-indexed bond will be adjusted downward. This will result in reduced income and may result in a decline in the bond's price, which could cause losses for the Fund. Interest payments on inflation-protected debt securities can be unpredictable and will vary as the principal or interest rate is adjusted for inflation. Inflation-indexed bonds normally will decline in price when real interest rates rise, which could cause losses for the fund. A real interest rate is calculated by subtracting the inflation rate from a nominal interest rate.

Risks of Sovereign Debt. Sovereign debt instruments are subject to the risk that a governmental entity may delay or refuse, or otherwise be unable, to pay interest or repay principal on its sovereign debt. If a governmental entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debt that a government does not pay nor are there bankruptcy proceedings through which all or part of such sovereign debt may be collected. A restructuring or default of sovereign debt may also cause additional impacts to the financial markets, such as downgrades to credit ratings, a flight to quality debt instruments, disruptions in common trading markets or unions, reduced liquidity, increased volatility, and heightened financial sector, foreign securities and currency risk, among others.

Industry and Sector Focus. At times the Fund may increase the relative emphasis of its investments in a particular industry or sector. The prices of securities of issuers in a particular industry or sector may go up and down in response to changes in economic conditions, government regulations, availability of basic resources or supplies, or other events that affect that industry or sector more than others. To the extent that the Fund increases the relative emphasis of its investments in a particular industry or sector, its share values may fluctuate in response to events affecting that industry or sector. To some extent that risk may be limited by the Fund's policy of not concentrating its investments in any one industry.

Main Risks of Investing in Debt Securities. Debt securities (also referred to as "fixed-income securities") may be subject to the following risks:

  Interest Rate Risk. Interest rate risk is the risk that rising interest rates, or an expectation of rising interest rates in the near future, will cause the values of the Fund's investments in debt securities to decline. The values of debt securities usually change when prevailing interest rates change. When interest rates rise, the values of outstanding debt securities generally fall, and those securities may sell at a discount from their face amount. Additionally, when interest rates rise, the decrease in values of outstanding debt securities may not be offset by higher income from new investments. When interest rates fall, the values of already-issued debt securities generally rise and the Fund's investments in new securities may be at lower yields and may reduce the Fund's income. The values of longer-term debt securities usually change more than the values of shorter-term debt securities when interest rates change; thus, interest rate risk is usually greater for securities with longer maturities or durations. "Zero-coupon" or "stripped" securities may be particularly sensitive to interest rate changes. Risks associated with rising interest rates are heightened given that interest rates in the U.S. are near historic lows. Interest rate changes may have different effects on the values of mortgage-related securities because of prepayment and extension risks.
  Duration Risk. Duration is a measure of the price sensitivity of a debt security or portfolio to interest rate changes. Duration risk is the risk that longer-duration debt securities are volatile and thus more likely to decline in price, and to a greater extent, than shorter-duration debt securities, in a rising interest-rate environment. "Effective duration" attempts to measure the expected percentage change in the value of a bond or portfolio resulting from a change in prevailing interest rates. The change in the value of a bond or portfolio can be approximated by multiplying its duration by a change in interest rates. For example, if a bond has an effective duration of three years, a 1% increase in general interest rates would be expected to cause the bond's value to decline about 3% while a 1% decrease in general interest rates would be expected to cause the bond's value to increase 3%. The duration of a debt security may be equal to or shorter than the full maturity of a debt security.
  Credit Risk. Credit risk is the risk that the issuer of a security might not make interest and principal payments on the security as they become due. U.S. government securities generally have lower credit risks than securities issued by private issuers or certain foreign governments. If an issuer fails to pay interest, the Fund's income might be reduced, and if an issuer fails to repay principal, the value of the security might fall and the Fund could lose the amount of its investment in the security. The extent of this risk varies based on the terms of the particular security and the financial condition of the issuer. A downgrade in an issuer's credit rating or other adverse news about an issuer, for any reason, can reduce the market value of that issuer's securities.
  Credit Spread Risk. Credit spread risk is the risk that credit spreads (i.e., the difference in yield between securities that is due to differences in their credit quality) may increase when the market expects lower-grade bonds to default more frequently. Widening credit spreads may quickly reduce the market values of the Fund's lower-rated and unrated securities. Some unrated securities may not have an active trading market or may trade less actively than rated securities, which means that the Fund might have difficulty selling them promptly at an acceptable price.
  Extension Risk. Extension risk is the risk that, if interest rates rise rapidly, repayments of principal on certain debt securities may occur at a slower rate than expected, and the expected maturity of those securities could lengthen as a result. Securities that are subject to extension risk generally have a greater potential for loss when prevailing interest rates rise, which could cause their values to fall sharply. Extension risk is particularly prevalent for a callable security where an increase in interest rates could result in the issuer of that security choosing not to redeem the security as anticipated on the security's call date. Such a decision by the issuer could have the effect of lengthening the debt security's expected maturity, making it more vulnerable to interest rate risk and reducing its market value.
  Reinvestment Risk. Reinvestment risk is the risk that when interest rates fall, the Fund may be required to reinvest the proceeds from a security's sale or redemption at a lower interest rate. Callable bonds are generally subject to greater reinvestment risk than non-callable bonds.
  Prepayment Risk. Certain fixed-income securities (in particular mortgage-related securities) are subject to the risk of unanticipated prepayment. Prepayment risk is the risk that, when interest rates fall, the issuer will redeem the security prior to the security's expected maturity, or that borrowers will repay the loans that underlie these fixed-income securities more quickly than expected, thereby causing the issuer of the security to repay the principal prior to expected maturity. The Fund may need to reinvest the proceeds at a lower interest rate, reducing its income. Securities subject to prepayment risk generally offer less potential for gains when prevailing interest rates fall. If the Fund buys those securities at a premium, accelerated prepayments on those securities could cause the Fund to lose a portion of its principal investment. The impact of prepayments on the price of a security may be difficult to predict and may increase the security's price volatility. Interest-only and principal-only securities are especially sensitive to interest rate changes, which can affect not only their prices but can also change the income flows and repayment assumptions about those investments.
  Event Risk. If an issuer of debt securities is the subject of a buyout, debt restructuring, merger or recapitalization that increases its debt load, it could interfere with its ability to make timely payments of interest and principal and cause the value of its debt securities to fall.

Fixed-Income Market Risks. The fixed-income securities market can be susceptible to unusual volatility and illiquidity. Volatility and illiquidity may be more pronounced in the case of lower-rated and unrated securities. Liquidity can decline unpredictably in response to overall economic conditions or credit tightening. Increases in volatility and decreases in liquidity may be caused by a rise in interest rates (or the expectation of a rise in interest rates), which are near historic lows in the U.S. and in other countries. During times of reduced market liquidity, the Fund may not be able to readily sell bonds at the prices at which they are carried on the Fund's books. If the Fund needed to sell large blocks of bonds to meet shareholder redemption requests or to raise cash, those sales could further reduce the bonds' prices. An unexpected increase in Fund redemption requests (including requests from shareholders who may own a significant percentage of the Fund's shares), which may be triggered by market turmoil or an increase in interest rates, as well as other adverse market and economic developments, could cause the Fund to sell its holdings at a loss or at undesirable prices and adversely affect the Fund's share price and increase the Fund's liquidity risk, Fund expenses and/or the realization of capital gain allocated to shareholders, if applicable. Similarly, the prices of the Fund's holdings could be adversely affected if an investment account managed similarly to the Fund was to experience significant redemptions and that account was required to sell its holdings at an inopportune time. The liquidity of an issuer's securities may decrease as a result of a decline in an issuer's credit rating, the occurrence of an event that causes counterparties to avoid transacting with the issuer, or an increase in the issuer's cash outflows, as well as other adverse market and economic developments. A lack of liquidity or other adverse credit market conditions may hamper the Fund's ability to sell the debt securities in which it invests or to find and purchase suitable debt instruments.

Economic and other market developments can adversely affect fixed-income securities markets in the United States, Europe and elsewhere. At times, participants in debt securities markets may develop concerns about the ability of certain issuers of debt securities to make timely principal and interest payments, or they may develop concerns about the ability of financial institutions that make markets in certain debt securities to facilitate an orderly market. Those concerns may impact the market price or value of those debt securities and may cause increased volatility in those debt securities or debt securities markets, reducing the willingness of some lenders to extend credit, and making it more difficult for borrowers to obtain financing on attractive terms (or at all). Under some circumstances, as was the case during the latter half of 2008 and early 2009, those concerns could cause reduced liquidity in certain debt securities markets.

Following the financial crisis, the Federal Reserve sought to stabilize the economy by keeping the federal funds rate near zero percent. The Federal Reserve has also purchased large quantities of securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, pursuant to its monetary stimulus program known as "quantitative easing." As the Federal Reserve has completed the tapering of its securities purchases pursuant to quantitative easing, there is a risk that interest rates may rise and cause fixed-income investors to move out of fixed-income securities, which may also increase redemptions in fixed-income mutual funds.

In addition, although the fixed-income securities markets have grown significantly in the last few decades, regulations and business practices have led some financial intermediaries to curtail their capacity to engage in trading (i.e., "market making") activities for certain debt securities. As a result, dealer inventories of fixed-income securities, which provide an indication of the ability of financial intermediaries to make markets in fixed-income securities, are near historic lows relative to market size. Because market makers help stabilize the market through their financial intermediary services, further reductions in dealer inventories could have the potential to decrease liquidity and increase volatility in the fixed-income securities markets.

Credit Quality. The Fund can invest in securities that are rated or unrated. "Investment-grade" securities are those rated within the four highest rating categories by nationally recognized statistical rating organizations such as Moody's Investors Service ("Moody's") or S&P Global Ratings ("S&P") (or, in the case of unrated securities, determined by the investment adviser to be comparable to securities rated investment-grade). "Below-investment-grade" securities are those that are rated below those categories, which are also referred to as "junk bonds." While securities rated within the fourth highest category by S&P (meaning BBB+, BBB or BBB-) or by Moody's (meaning Baa1, Baa2 or Baa3) are considered "investment-grade," they have some speculative characteristics. If two or more nationally recognized statistical rating organizations have assigned different ratings to a security, the investment adviser uses the highest rating assigned.

Credit ratings evaluate the expectation that scheduled interest and principal payments will be made in a timely manner. They do not reflect any judgment of market risk. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer. Rating organizations might not change their credit rating of an issuer in a timely manner to reflect events that could affect the issuer's ability to make timely payments on its obligations. In selecting securities for its portfolio and evaluating their income potential and credit risk, the Fund does not rely solely on ratings by rating organizations but evaluates business, economic and other factors affecting issuers as well. Many factors affect an issuer's ability to make timely payments, and the credit risk of a particular security may change over time. The investment adviser also may use its own research and analysis to assess those risks. If a bond is insured, it will usually be rated by the rating organizations based on the financial strength of the insurer. The rating categories are described in an Appendix to the Statement of Additional Information.

Unrated Securities. Because the Fund purchases securities that are not rated by any nationally recognized statistical rating organization, the investment adviser may internally assign ratings to those securities, after assessing their credit quality and other factors, in categories similar to those of nationally recognized statistical rating organizations. There can be no assurance, nor is it intended, that the investment adviser's credit analysis process is consistent or comparable with the credit analysis process used by a nationally recognized statistical rating organization. Unrated securities are considered "investment-grade" or "below-investment-grade" if judged by the investment adviser to be comparable to rated investment-grade or below-investment-grade securities. The investment adviser's rating does not constitute a guarantee of the credit quality. In addition, some unrated securities may not have an active trading market or may trade less actively than rated securities, which means that the Fund might have difficulty selling them promptly at an acceptable price.

In evaluating the credit quality of a particular security, whether rated or unrated, the investment adviser will normally take into consideration a number of factors such as, if applicable, the financial resources of the issuer, the underlying source of funds for debt service on a security, the issuer's sensitivity to economic conditions and trends, any operating history of the facility financed by the obligation, the degree of community support for the financed facility, the capabilities of the issuer's management, and regulatory factors affecting the issuer or the particular facility.

A reduction in the rating of a security after the Fund buys it will not require the Fund to dispose of the security. However, the investment adviser will evaluate such downgraded securities to determine whether to keep them in the Fund's portfolio.

Risks of Below-Investment-Grade Securities. Below-investment-grade securities (also referred to as "junk bonds") generally have higher yields than investment-grade securities but also have higher risk profiles. Below-investment-grade securities are considered to be speculative and entail greater risk with respect to the ability of the issuer to timely repay principal and pay interest or dividends in accordance with the terms of the obligation and may have more credit risk than investment-grade rated securities, especially during times of weakening economic conditions or rising interest rates. These additional risks mean that the Fund may not receive the anticipated level of income from these securities, and the Fund's net asset value may be affected by declines in the value of below-investment-grade securities. The major risks of below-investment-grade securities include:

  Prices of below-investment-grade securities may be subject to extreme price fluctuations, even under normal market conditions. Adverse changes in an issuer's industry and general economic conditions may have a greater impact on the prices of below-investment-grade securities than on the prices of investment-grade securities.
  Below-investment-grade securities may be issued by less creditworthy issuers and may be more likely to default than investment-grade securities. Issuers of below-investment-grade securities may have more outstanding debt relative to their assets than issuers of investment-grade securities. Issuers of below-investment-grade securities may be unable to meet their interest or principal payment obligations because of an economic downturn, specific issuer developments, or the unavailability of additional financing.
  In the event of an issuer's bankruptcy, claims of other creditors may have priority over the claims of the holders of below-investment-grade securities.
  Below-investment-grade securities may be less liquid than investment-grade securities, even under normal market conditions. There are fewer dealers in the below-investment-grade securities market and there may be significant differences in the prices quoted by the dealers. Because they are less liquid, judgment may play a greater role in valuing certain of the Fund's securities than is the case with securities trading in a more liquid market.
  Below-investment-grade securities typically contain redemption provisions that permit the issuer of the securities containing such provisions to redeem the securities at its discretion. If the issuer redeems below-investment-grade securities, the Fund may have to invest the proceeds in securities with lower yields and may lose income.
  Below-investment-grade securities markets may be more susceptible to real or perceived adverse credit, economic, or market conditions than investment-grade securities.

Because the Fund can invest up to 20% of its assets in below-investment-grade securities, the Fund's credit risks are greater than those of funds that buy only investment-grade securities. This restriction is applied at the time of purchase and the Fund may continue to hold a security whose credit rating has been downgraded or, in the case of an unrated security, after the Fund's Sub-Adviser has changed its assessment of the security's credit quality. As a result, credit rating downgrades or other market fluctuations may cause the Fund's holdings of below-investment-grade securities to exceed, at times significantly, this restriction for an extended period of time. Credit rating downgrades of a single issuer or related similar issuers whose securities the Fund holds in significant amounts could substantially and unexpectedly increase the Fund's exposure to below-investment-grade securities and the risks associated with them, especially liquidity and default risk.  If the Fund has more than 20% of its total assets invested in below-investment-grade securities, the Sub-Adviser will not purchase additional below-investment-grade securities until the level of holdings in those securities no longer exceeds the restriction.

Risks of Foreign Investing. Securities traded in foreign markets often involve special risks not present in U.S. investments that can increase the chances the Fund will lose money. Additional information regarding certain of the risks associated with foreign investing is provided below.

•	Foreign Market Risk. If there are fewer investors in a particular foreign market, securities traded in that market may be less liquid and more volatile than U.S. securities and more difficult to price. Foreign markets may also be subject to delays in the settlement of transactions and difficulties in pricing securities. If the Fund is delayed in settling a purchase or sale transaction, it may not receive any return on the invested assets or it may lose money if the value of the security declines. It may also be more expensive for the Fund to buy or sell securities in certain foreign markets than in the United States, which may increase the Fund's expense ratio.

•	Foreign Economy Risk. Foreign economies may be more vulnerable to political or economic changes than the U.S. economy. They may be more concentrated in particular industries or may rely on particular resources or trading partners to a greater extent. Certain foreign economies may be adversely affected by shortages of investment capital or by high rates of inflation. Changes in economic or monetary policy in the U.S. or abroad may also have a greater impact on the economies of certain foreign countries.

•	Foreign Governmental and Regulatory Risks. Foreign companies may not be subject to the same accounting and disclosure requirements as U.S. companies. As a result there may be less accurate information available regarding a foreign company's operations and financial condition. Foreign companies may be subject to capital controls, nationalization, or confiscatory taxes. There may be less government regulation of foreign issuers, exchanges and brokers than in the United States. Some countries also have restrictions that limit foreign ownership and may impose penalties for increases in the value of the Fund's investment. The value of the Fund's foreign investments may be affected if it experiences difficulties in enforcing legal judgments in foreign courts.

  Foreign Currency Risk. A change in the value of a foreign currency against the U.S. dollar will result in a change in the U.S. dollar value of securities denominated in that foreign currency. If the U.S. dollar rises in value against a foreign currency, a security denominated in that currency will be worth less in U.S. dollars and if the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency will be worth more in U.S. dollars. The dollar value of foreign investments may also be affected by exchange controls. Foreign currency exchange transactions may impose additional costs on the Fund. The Fund can also invest in derivative instruments linked to foreign currencies. The change in value of a foreign currency against the U.S. dollar will result in a change in the U.S. dollar value of derivatives linked to that foreign currency. The investment adviser's selection of foreign currency denominated investments may not perform as expected. Currency derivative investments may be particularly volatile and subject to greater risks than other types of foreign-currency denominated investments.

•	Foreign Custody Risk. There may be very limited regulatory oversight of certain foreign banks or securities depositories that hold foreign securities and foreign currency and the laws of certain countries may limit the ability to recover such assets if a foreign bank or depository or their agents goes bankrupt. There may also be an increased risk of loss of portfolio securities.

•	Time Zone Arbitrage. If the Fund invests a significant amount of its assets in foreign securities, it may be exposed to "time-zone arbitrage" attempts by investors seeking to take advantage of differences in the values of foreign securities that might result from events that occur after the close of the foreign securities market on which a security is traded and before the close of the New York Stock Exchange that day, when the Fund's net asset value is calculated. If such time zone arbitrage were successful, it might dilute the interests of other shareholders. However, the Fund's use of "fair value pricing" under certain circumstances, to adjust the closing market prices of foreign securities to reflect what the investment adviser and the Board believe to be their fair value, may help deter those activities.

•	Globalization Risks. The growing inter-relationship of global economies and financial markets has increased the effect of conditions in one country or region on issuers of securities in a different country or region. In particular, the adoption or prolongation of protectionist trade policies by one or more countries, changes in economic or monetary policy in the United States or abroad, or a slowdown in the U.S. economy, could lead to a decrease in demand for products and reduced flows of capital and income to companies in other countries.

•	Regional Focus. At times, the Fund might increase the relative emphasis of its investments in a particular region of the world. Securities of issuers in a region might be affected by changes in economic conditions or by changes in government regulations, availability of basic resources or supplies, or other events that affect that region more than others. If the Fund has a greater emphasis on investments in a particular region, it may be subject to greater risks from adverse events that occur in that region than a fund that invests in a different region or that is more geographically diversified. Political, social or economic disruptions in the region may adversely affect the values of the Fund's holdings.

Risks of Developing and Emerging Markets. Investments in developing and emerging market countries are subject to all the risks associated with foreign investing; however, these risks may be magnified in developing and emerging markets.  Investments in securities of issuers in developing or emerging market countries may be considered speculative. Additional information regarding certain of the risks associated with investing in developing and emerging markets is provided below.

•	Less Developed Securities Markets. Developing or emerging market countries may have less well-developed securities markets and exchanges. Consequently they have lower trading volume than the securities markets of more developed countries and may be substantially less liquid than those of more developed countries.
•	Transaction Settlement. Settlement procedures in developing or emerging markets may differ from those of more established securities markets, and settlement delays may result in the inability to invest assets or to dispose of portfolio securities in a timely manner. As a result there could be subsequent declines in the value of the portfolio security, a decrease in the level of liquidity of the portfolio or, if there is a contract to sell the security, a possible liability to the purchaser.

•	Price Volatility. Securities prices in developing or emerging markets may be significantly more volatile than is the case in more developed nations of the world, which may lead to greater difficulties in pricing securities.
•	Less Developed Governments and Economies. The governments of developing or emerging market countries may be more unstable than the governments of more developed countries. In addition, the economies of developing or emerging market countries may be more dependent on relatively few industries or investors that may be highly vulnerable to local and global changes. Developing or emerging market countries may be subject to social, political, or economic instability. Further, the value of the currency of a developing or emerging market country may fluctuate more than the currencies of countries with more mature markets.
•	Government Restrictions. In certain developing or emerging market countries, government approval may be required for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors. Other government restrictions may include confiscatory taxation, expropriation or nationalization of company assets, restrictions on foreign ownership of local companies, protectionist measures, and practices such as share blocking.
•	Privatization Programs. The governments in some developing or emerging market countries have been engaged in programs to sell all or part of their interests in government-owned or controlled enterprises. However, in certain developing or emerging market countries, the ability of foreign entities to participate in privatization programs may be limited by local law. There can be no assurance that privatization programs will be successful.

Other Strategies and Risks.

Derivative Investments. The Fund can invest in "derivative" instruments. A derivative is an instrument whose value depends on (or is derived from) the value of an underlying security, asset, interest rate, index or currency. Derivatives may allow the Fund to increase or decrease its exposure to certain markets or risks.

The Fund may use derivatives to seek to increase its investment return or for hedging purposes. The Fund is not required to use derivatives in seeking its investment objective or for hedging and might not do so.

Futures, swaps and "structured" notes are some of the types of derivatives that the Fund can use. The Fund may also use other types of derivatives that are consistent with its investment strategies or for hedging purposes.

Risks of Derivative Investments. Derivatives may be volatile and may involve significant risks. The underlying security, obligor or other instrument on which a derivative is based, or the derivative itself, may not perform as expected. For some derivatives, it is possible to lose more than the amount invested in the derivative investment. In addition, some derivatives have the potential for unlimited loss, regardless of the size of the Fund's initial investment. Certain derivative investments held by the Fund may be illiquid, making it difficult to close out an unfavorable position. Derivative transactions may require the payment of premiums and may increase portfolio turnover. Derivatives are subject to credit risk, since the Fund may lose money on a derivative investment if the issuer or counterparty fails to pay the amount due. As a result of these risks, the Fund could realize little or no income or lose money from the investment, or the use of a derivative for hedging might be unsuccessful.

In addition, under financial reform legislation currently being implemented, certain over-the-counter derivatives, including certain interest rate swaps and certain credit default swaps, are (or soon will be) required to be executed on a regulated market and/or cleared through a clearinghouse, which may result in increased margin requirements and costs for the Fund. It is unclear how these regulatory changes will affect counterparty risk, and entering into a derivative transaction that is cleared may entail further risks and costs, including the counterparty risk of the clearinghouse and the futures commission merchant through which the Fund accesses the clearinghouse.

Mortgage-Related Government Securities. Mortgage-related government securities include interests in pools of residential or commercial mortgages, in the form of "pass-through" mortgage securities. They may be issued or guaranteed by the U.S. government or its agencies and instrumentalities. Mortgage-related U.S. government securities may be issued in different series, each having different interest rates and maturities.

Mortgage-related securities that are U.S. government securities have collateral to secure payment of interest and principal. The collateral is either in the form of mortgage pass-through certificates issued or guaranteed by a U.S. agency or instrumentality or mortgage loans insured by a U.S. government agency. The prices and yields of mortgage-related securities are determined, in part, by assumptions about the rate of payments of the underlying mortgages and are subject to prepayment and extension risks.

Forward Rolls. The Fund can enter into "forward roll" transactions (also referred to as "mortgage dollar rolls") with respect to mortgage-related securities. In this type of transaction, the Fund sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security at a later date at a set price. During the period between the sale and the repurchase, the Fund will not be entitled to receive interest and principal payments on the securities that have been sold. The Fund will bear the risk that the market value of the securities might decline below the price at which the Fund is obligated to repurchase them or that the counterparty might default in its obligations.

Asset-Backed Securities. Asset-backed securities are fractional interests in pools of loans, receivables or other assets. They are issued by trusts or other special purpose vehicles and are collateralized by the loans, receivables or other assets that make up the pool. The trust or other issuer passes the income from the underlying asset pool to the investor.

Neither the Fund nor the Sub-Adviser selects the loans, receivables or other assets that are included in the pools or the collateral backing those pools. Asset-backed securities are subject to interest rate risk and credit risk. These securities are subject to the risk of default by the issuer, as well as by the borrowers of the underlying loans in the pool. Certain asset-backed securities are subject to prepayment and extension risks.

Zero-Coupon and Stripped Securities. Some of the debt securities the Fund may invest in are zero-coupon or stripped securities. They may be issued by the U.S. government or private issuers. Zero-coupon securities pay no interest prior to their maturity date or another specified date in the future but are issued at a discount from their face value. Stripped securities are the separate income or principal components of a debt security. One component might receive all the interest and the other all the principal payments. The securities that are entitled to only the principal payments may be sold at a substantial discount from the market value of the initial security.

Zero-coupon and stripped securities are particularly sensitive to changes in interest rates and may be subject to greater price fluctuations as a result of interest rate changes than interest bearing securities. The values of interest-only and principal-only securities are also very sensitive to prepayments of underlying obligations. When prepayments tend to fall, the timing of the cash flows to principal-only securities increases, making them more sensitive to interest rates. The market for zero-coupon and stripped securities may be limited, making it difficult for the Fund to value them or dispose of its holdings quickly at an acceptable price.

When-Issued and Delayed-Delivery Transactions. The Fund may purchase securities on a "when-issued" basis and may purchase or sell such securities on a "delayed-delivery" basis. When-issued and delayed-delivery securities are purchased at a price that is fixed at the time of the transaction, with payment and delivery of the security made at a later date. When purchasing securities in this manner, during the period between purchase and settlement, the Fund makes no payment to the issuer (or seller) and no interest accrues to the Fund from the investment.

The securities are subject to changes in value from market fluctuations during the period until settlement and the value of the security on the delivery date may be more or less than the Fund paid. The Fund may lose money if the value of the security declines below the purchase price.

Repurchase Agreements. In a repurchase transaction, a fund buys a security and simultaneously sells it back to an approved institution for delivery on an agreed-upon future date. The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is in effect. Approved institutions include U.S. commercial banks, U.S. branches of foreign banks or broker-dealers that have been designated as primary dealers in government securities. They must meet credit requirements set by the investment adviser from time to time. Repurchase agreements must be fully collateralized. However, if the seller fails to pay the repurchase price on the delivery date, a fund may incur costs in disposing of the collateral and may experience losses if there is any delay in its ability to do so. If the default on the part of the seller is due to its bankruptcy, a fund's ability to liquidate the collateral may be delayed or limited.

Cash and Cash Equivalents. The Fund can hold cash (whether U.S. dollars or a foreign currency) and invest in cash equivalents such as highly-rated commercial paper, bank obligations, Treasury bills and short-term U.S. government securities, and repurchase agreements.

Illiquid and Restricted Securities. Investments that do not have an active trading market, or that have legal or contractual limitations on their resale, are generally referred to as "illiquid" securities. Illiquid securities may be difficult to value or to sell promptly at an acceptable price or may require registration under applicable securities laws before they can be sold publicly. Securities that have limitations on their resale are referred to as "restricted securities." Certain restricted securities that are eligible for resale to qualified institutional purchasers may not be regarded as illiquid.

Investments in Money Market Instruments. The Fund can invest its free cash balances in money market instruments to provide liquidity or for defensive purposes. Money market instruments are short-term, U.S. dollar-denominated debt instruments issued or guaranteed by domestic and foreign corporations and financial institutions, the U.S. government, its agencies and instrumentalities and other entities. Money market instruments include certificates of deposit, commercial paper, repurchase agreements, treasury bills, certain asset-backed securities and other short-term debt obligations that have a final maturity, as defined under rules under the Investment Company Act, of 397 days or less. They may have fixed, variable or floating interest rates. Money market instruments are subject to certain risks, including the risk that an issuer of an obligation that the Fund holds might have its credit rating downgraded or might default on its obligations, or that interest rates might rise sharply, causing the value of the Fund's investments to fall.

The Fund may invest in money market instruments by investing in Class E shares of Oppenheimer Institutional Government Money Market Fund. It may also invest in money market instruments directly, or in other affiliated or unaffiliated money market funds. The Fund may invest in such other money market funds, such as Oppenheimer Institutional Government Money Market Fund, rather than purchasing individual short-term investments. Oppenheimer Institutional Government Money Market Fund is a registered open-end management investment company, regulated as a money market fund under the Investment Company Act, and is part of the Oppenheimer family of funds. At the time of an investment, the Fund cannot always predict what will be the yield of the Oppenheimer Institutional Government Money Market Fund, or any other money market fund it may hold, because of the wide variety of instruments that such fund may hold in its portfolio. The return on those investments may, in some cases, be lower than the return that would have been derived from other types of investments that would provide liquidity. As a shareholder, the Fund will be subject to its proportional share of the expenses of any other money market fund it may hold, including its advisory fee. However, the Manager will waive a portion of the Fund's advisory fee to the extent of the Fund's share of the advisory fee paid to the Manager by Oppenheimer Institutional Government Money Market Fund, or to any other similar affiliated money market fund of which the Fund is a shareholder. If the Fund invests in an unaffiliated money market fund, the Manager will not waive a portion of the Fund's advisory fee representing the Fund's share of the advisory fee paid by such unaffiliated fund to any unaffiliated manager.

Investments in Other Investment Companies. The Fund can also invest in the securities of other investment companies, which can include open-end funds, closed-end funds, unit investment trusts and business development companies subject to the limits of the Investment Company Act. One reason the Fund might do so is to gain exposure to segments of the markets represented by another fund, at times when the Fund might not be able to buy the particular type of securities directly. As a shareholder of an investment company, the Fund would be subject to its ratable share of that investment company's expenses, including its advisory and administration expenses. The Fund does not intend to invest in other investment companies unless it is believed that the potential benefits of the investment justify the expenses. The Fund's investments in the securities of other investment companies are subject to the limits that apply to those types of investments under the Investment Company Act.

These investments are subject to limits set forth in the Investment Company Act and the following additional information: the Fund cannot invest in the securities of other registered investment companies or registered unit investment trusts in reliance on sub-paragraph (F) or (G) of Section 12(d)(1) of the Investment Company Act.

Conflicts of Interest.

The investment activities of the Manager, the Sub-Adviser and their affiliates with respect to other funds and accounts they manage may present potential conflicts of interest that could, under certain circumstances, disadvantage or adversely affect the Fund and its shareholders. The Manager, the Sub-Adviser or their affiliates advise other funds and accounts that have investment objectives and strategies that differ from, and may be contrary to, those of the Fund. That may result in another fund or account holding investment positions that are adverse to the Fund's investment strategies or activities. Other funds or accounts advised by the Manager, the Sub-Adviser or their affiliates may also have conflicting interests arising from investment objectives and strategies that are similar to those of the Fund. For example, those funds and accounts may engage in, and compete for, the same types of investment opportunities as the Fund or invest in securities of the same issuers that have different features and interests as compared to securities held by the Fund. These features (such as seniority, guarantees and differential voting rights) may, under certain circumstances, come into conflict with or disadvantage securities held by the Fund. Because the Manager, the Sub-Adviser and their affiliates may carry out the investment activities of those other funds or accounts without regard to the investment objectives or performance of the Fund, it is possible that the value of investments held by the Fund or the Fund's investment strategies may be adversely affected.

The Fund's investment performance will usually differ from the performance of other funds or accounts that are also advised by the Fund's Manager, the Sub-Adviser or their affiliates even in cases where the investment objectives and strategies of the relevant funds or accounts are similar. When managing multiple funds or accounts, the Fund's Manager, the Sub-Adviser and their affiliates may make decisions with respect to investment positions held by certain funds or accounts that may cause the Fund to experience losses during periods in which other funds or accounts achieve gains. This may include causing another fund or account to take actions with respect to an issuer's liquidation, restructuring, default or corporate actions that may conflict with the interests of the Fund. Similar conflicts may also arise when the Fund and other funds or accounts invest in different parts of an issuer's capital structure, such as when the Fund holds equity or debt obligations of an issuer, and another fund or account holds more senior (or junior) debt obligations of the same issuer, or when the Fund and other funds or accounts hold securities of different issuers that have competing claims to the same assets or sources of payment. In such circumstances, decisions regarding whether to trigger an event of default, the terms of any potential workout or restructuring of a distressed issuer, liquidating or selling an investment, corporate actions, litigation or other investment decisions may, and often do, result in conflicts of interest. The Fund may receive lower returns on its investment in an issuer as a result of actions taken with respect to the same or related issuers by other investors, including other funds or accounts managed by the Manager, the Sub-Adviser or their affiliates.

The Fund's Manager, the Sub-Adviser or their affiliates may manage funds or accounts with different fee rates and/or fee structures, including funds or accounts that pay advisory fees based on account performance ("performance fee accounts"). Such differences in fee arrangements may raise potential conflicts of interest by creating an incentive to favor higher-fee accounts. For example, the Manager, the Sub-Adviser or their affiliates could potentially allocate the most attractive investments to higher-fee accounts or performance fee accounts, or the trading of higher-fee accounts could potentially be favored as to timing and/or execution price.

The Manager and the Sub-Adviser have adopted policies and procedures designed to mitigate where possible potential conflicts of interest identified by the Manager and the Sub-Adviser. However, such policies and procedures may also limit the Fund's investment activities and affect its performance. For example, the investment activities of such funds or accounts may result in the Manager's, the Sub-Adviser's or their affiliates' receipt of material non-public information concerning certain securities, which could lead to restrictions in the trading of such securities or other investment activities of the Fund or other funds or accounts managed by the Manager, the Sub-Adviser or their affiliates. In certain cases, the Fund's Manager, the Sub-Adviser or their affiliates may avoid certain investment opportunities or actions that would potentially give rise to conflicts with other funds or accounts, which could also have the effect of limiting the Fund's investment opportunities and performance. In other cases, the Fund's Manager, the Sub-Adviser or their affiliates may choose not to or fail to avoid investment opportunities or action that would potentially give rise to conflicts with other funds or accounts, which could under certain circumstances disadvantage the Fund while advantaging other funds or accounts or vice versa.

The Manager, the Sub-Adviser and their affiliates may also face other potential conflicts of interest in managing the Fund, and the information above is not a complete description of every conflict that could be deemed to exist when simultaneously managing the Fund and other funds and accounts.

Diversification and Concentration. The Fund is a diversified fund. It attempts to reduce its exposure to the risks of individual securities by diversifying its investments across a broad number of different issuers. The Fund will not concentrate its investments in issuers in any one industry. At times, however, the Fund may emphasize investments in some industries or sectors more than others. The prices of securities of issuers in a particular industry or sector may go up and down in response to changes in economic conditions, government regulations, availability of basic resources or supplies, or other events that affect that industry or sector more than others. To the extent that the Fund increases the relative emphasis of its investments in a particular industry or sector, its share values may fluctuate in response to events affecting that industry or sector. The Securities and Exchange Commission has taken the position that investment of more than 25% of a fund's total assets in issuers in the same industry constitutes concentration in that industry. That limit does not apply to securities issued or guaranteed by the U.S. government or its agencies and instrumentalities; however, securities issued by any one foreign government are considered to be part of a single "industry." For purposes of compliance with its concentration policy, the Fund will consider portfolio investments held by underlying investment companies in which the Fund invests, to the extent that the Fund has sufficient information about such portfolio investments. The Fund will make reasonable efforts to obtain such information.

Investments by "Funds of Funds." Shares of the Fund are offered as an investment to other Oppenheimer funds that act as "funds of funds." The Fund's Board of Directors has approved making the Fund's Shares available as an investment for those funds. From time to time, those funds of funds may invest significant portions of their assets in Shares of the Fund, and may own a significant amount of the Fund's outstanding shares. Those funds of funds typically use asset allocation strategies under which they may increase or reduce the amount of their investments in the Fund frequently, and may do so on a daily basis during volatile market conditions. If the size of those purchases and redemptions of the Fund's Shares were significant relative to the size of the Fund's assets, the Fund could be required to purchase or sell portfolio securities, increasing its transaction costs and possibly reducing its performance.

Borrowing and Leverage. The Fund can borrow from banks, a technique referred to as "leverage," in amounts up to one-third of the Fund's total assets (including the amount borrowed) less all liabilities and indebtedness other than borrowings. The Fund can use those borrowings for investment-related purposes such as purchasing securities believed to be desirable by the Fund when available. The Fund may also borrow to meet redemption obligations or for temporary and emergency purposes.

Borrowing for leverage will subject the Fund to greater costs (for interest payments to the lenders, origination fees and related expenses) than funds that do not borrow for leverage and these other purposes. The interest on borrowed money is an expense that might reduce the Fund's performance, especially if the cost of borrowing to buy investments exceeds the yield on the investments purchased with the proceeds of a loan. Using leverage may also make the Fund's share price more sensitive, i.e. volatile, than if the Fund did not use leverage due to the tendency to exaggerate the effect of any increase or decrease in the value of the Fund's portfolio investments. The use of leverage may also cause the Fund to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations to the lenders.

Risks of Borrowing. Under the Investment Company Act, the Fund may not incur indebtedness unless immediately after it incurs debt it has "asset coverage" of at least 300% of the aggregate outstanding principal amount of the indebtedness. The Fund may be required to dispose of portfolio investments on unfavorable terms if market fluctuations reduce its asset coverage to less than 300%. Lenders to the Fund will have preference over the Fund's shareholders as to payments of interest and repayments of principal on amounts that the Fund borrows and preference to the Fund's assets in the event of its liquidation. Lending agreements may grant the lenders certain voting rights if the Fund defaults in the payment of interest or principal on the loan. Borrowing will cost the Fund interest expense and other fees. The cost of borrowing may reduce the Fund's return.

Temporary Defensive and Interim Investments. For temporary defensive purposes in times of adverse or unstable market, economic or political conditions, the Fund can invest up to 100% of its total assets in investments that may be inconsistent with the Fund's principal investment strategies. Generally, the Fund would invest in shares of Oppenheimer Institutional Government Money Market Fund or in the types of money market instruments in which Oppenheimer Institutional Government Money Market Fund invests or in other short-term U.S. government securities. The Fund might also hold these types of securities as interim investments pending the investment of proceeds from the sale of Fund shares or the sale of Fund portfolio securities or to meet anticipated redemptions of Fund shares. To the extent the Fund invests in these securities, it might not achieve its investment objective.

Portfolio Turnover. A change in the securities held by the Fund is known as "portfolio turnover." The Fund may engage in active and frequent trading to try to achieve its investment objective and may have a portfolio turnover rate of over 100% annually. Increased portfolio turnover may result in higher brokerage fees or other transaction costs, which can reduce performance. The realization of capital gains from selling portfolio securities may result in capital gains that must be recognized by investors whether or not they are distributed by the Fund.

(d) Portfolio Holdings.

The Fund's portfolio holdings are included in semi-annual and annual reports that are distributed to its shareholders within 60 days after the close of the applicable reporting period. The Fund also discloses its portfolio holdings in its Schedule of Investments on Form N-Q, which is a public filing that is required to be made with the Securities and Exchange Commission within 60 days after the end of the Fund's first and third fiscal quarters. Therefore, the Fund's portfolio holdings are made publicly available no later than 60 days after the end of each of its fiscal quarters.

A description of the Fund's policies and procedures with respect to the disclosure of its portfolio holdings is available in the Fund's Statement of Additional Information.

ITEM 10. Management, Organization and Capital Structure

(a)(1) Manager.

The Manager and the Sub-Adviser. OFI Global Asset Management, Inc., the Manager, is a wholly-owned subsidiary of OppenheimerFunds, Inc. The Manager oversees the Fund's investments and its business operations. OppenheimerFunds, Inc., the Sub-Adviser, chooses the

Fund's investments and provides related advisory services. The Manager carries out its duties, subject to the policies established by the Fund's Board, under an investment advisory agreement with the Fund that states the Manager's responsibilities. The agreement sets the fees the Fund pays to the Manager and describes the expenses that the Fund is responsible to pay to conduct its business. The Sub-Adviser has a sub-advisory agreement with the Manager and is paid by the Manager.

The Manager has been an investment adviser since 2012. The Sub-Adviser has been an investment adviser since 1960. The Manager and the Sub-Adviser are located at 225 Liberty Street, New York, New York 10281-1008.

Advisory Fees. Under the Investment Advisory Agreement, the Fund pays the Manager an advisory fee, calculated on the daily net assets of the Fund, at an annual rate that declines on additional assets as the Fund grows: 0.40% of the first $1 billion of average annual net assets, and 0.35% of average annual net assets over $1 billion. The Fund's management fee for its fiscal year ended January 31, 2018 was 0.40% of the Fund's average annual net assets. The Manager has voluntarily agreed to waive fees and/or reimburse Fund expenses in an amount equal to the indirect management fees incurred through the Fund's investments in funds managed by the Manager or its affiliates.

Under the sub-advisory agreement, the Manager pays the Sub-Adviser a percentage of the net investment advisory fee (after all applicable waivers) that it receives from the Fund as compensation for the provision of the investment advisory services.

A discussion regarding the basis for the Board of Directors approval of the Fund's investment advisory agreement is available in the Fund's annual report to shareholders for the fiscal year ended January 31, 2018.

(a)(2) Portfolio Manager.

Portfolio Manager. The Fund's portfolio is managed by Young-Sup Lee, who is primarily responsible for the day-to-day management of the Fund's investments. Mr. Lee has been a Vice President and portfolio manager of the Fund since February 2014.

Mr. Lee has been a Senior Vice President of the Sub-Adviser (since January 2016); Vice President and Senior Research Analyst of the Sub-Adviser (April 2009-January 2016) Director of Fixed Income Research (since January 2016) and co-Team Leader for the Sub-Adviser's Investment Grade Fixed Income Team since January 2014 and member from April 2009-January 2014. Prior to joining the Sub-Adviser, he was a Vice President at Morgan Stanley, where he served as quantitative research analyst for the fixed income credit strategy team from July 1996 to July 2008.

The Statement of Additional Information provides additional information about portfolio manager compensation, other accounts managed and ownership of Fund Shares.

(a)(3) Legal Proceedings. Not Applicable.

(b) Capital Stock.

Fund Shares may not be transferred, but an investor may withdraw all or any portion of its Shares in the Fund at net asset value on any day which the New York Stock Exchange ("NYSE") is open, subject to certain exceptions. For more information about the ability of an investor to redeem all or any portion of its investment in the Fund, please see Item 11 herein. The Fund reserves the right to issue additional Shares. Investors in the Fund have no preemptive or conversion rights, and Shares when issued will be fully paid and non-assessable.

The Fund has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Board of Directors, it is necessary or desirable to submit matters for an investor vote. Each investor is entitled to vote in proportion to its investment in the Fund. Investors in the Fund will participate equally in accordance with their pro rata interests in the assets of the Fund. Upon liquidation of the Fund, investors would be entitled to share, in proportion to their investment in the Fund, in the assets of the Fund available for distribution to investors.

ITEM 11. Shareholder Information.

(a) Pricing of Fund Shares.

Net Asset Value. The Fund calculates the net asset value of each class of shares based on the value of the Fund's portfolio determined as of 4:00 p.m., Eastern time, on each day the New York Stock Exchange (the "NYSE") is open for trading (referred to in this prospectus as a "regular business day") except, if there is a NYSE scheduled early closing, the Fund will calculate its net asset values for each share class based on the value of the Fund’s portfolio determined as of the NYSE scheduled early closing time (the "Valuation Time"). The net asset value per share for each class is determined by dividing the net assets of the class by the number of outstanding shares of that class.

The Fund's securities generally trade in the over-the-counter market rather than on a securities exchange and are valued at the mean between the bid and asked prices as determined by a pricing service or by utilizing evaluated prices provided by a pricing service. Pricing services generally price debt securities assuming orderly transactions of an institutional "round lot" size, but the Fund may hold or transact in such securities in smaller, odd lot sizes. Odd lots may trade at lower prices than institutional round lot trades.

Fair Value Pricing. If the Manager determines that a value for any of the Fund's assets is not readily available or the value normally obtained for it, such as from a pricing service, is not reliable when the Fund's NAV is to be calculated, the Manager will determine a fair value for the asset in good faith, pursuant to valuation procedures for the Fund adopted by the Board, and will incorporate that fair value in its NAV calculation. These fair value determinations are intended to reflect values for the Fund's assets that the Manager and the Board believe to be more reliable. However, the Fund's fair value determinations involve subjective judgments and there can be no assurance that the Fund will receive the fair value assigned to a security if it were to sell the security. Fair value determinations are subject to review, approval or ratification by the Board at or prior to its next scheduled meeting after the fair valuations are determined.

The Board has delegated the day-to-day responsibility for fair value determinations to the Manager who has established a valuation committee to oversee those responsibilities. In determining whether a value is not readily available or reliable, the Manager (and Sub-Adviser) monitors the information it receives in the ordinary course of its investment management responsibilities to identify significant events that the Manager believes, in good faith, will affect the value of the investment. Those may include, but are not limited to, information or events affecting or related to specific issuers, securities, or markets; consideration of recent transactions in comparable securities; price movements in futures contracts, appropriate market indices, ADRs or exchange-traded funds; the bid/ask quotes of brokers; or other market or trading trends or information.

(b) Purchase of Fund Shares

Shares of the Fund are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Fund may only be made by certain "accredited investors" within the meaning of Regulation D under the Securities Act, including other investment companies. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Fund. The Fund reserves the right to stop accepting investments from any investor or to reject any investment order.

(c) Redemption of Fund Shares

You can sell (redeem) some or all of your Shares on any regular business day. Your Shares will be redeemed at the next net asset value calculated after your order is received and accepted by the Fund's transfer agent. The proceeds of any redemption will be paid within seven days of the receipt and acceptance of the redemption order, except as otherwise permitted by the Investment Company Act or as provided by the Securities and Exchange Commission. Shares of the Fund may not be transferred.

(d) Dividends and Distributions. Not applicable.

(e) Frequent Purchase and Redemption of Fund Shares

The Fund does not offer Shares of the Fund for sale to the general public. The Board anticipates that the Fund's shareholders generally will invest on a long-term basis. Therefore, the Board has not adopted any procedures to address short-term trading in the Fund.

(f) Tax Consequences.

The Fund intends to operate as a partnership for Federal income tax purposes. Accordingly, the Fund generally will not be subject to any Federal income tax. Based upon the status of the Fund as a partnership, each investor will take into account its distributive share of the Fund's income, capital gains, losses, deductions and credits in determining its income tax liability, without regard to whether the Fund has distributed or will distribute any amount to its investors. The determination of an investor's share of the Fund's income, capital gains, losses, deductions and credits will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder.

(g) Exchange-Traded Funds. Not applicable.

ITEM 12. Distribution Arrangements.

(a) Sales Loads. Not applicable.

(b) 12b-1 Fees. Not applicable.

(c) Multiple Class and Master-Feeder Funds.

The Fund does not have multiple classes of shares.

Investments in the Fund may be made only by certain "accredited investors" within the meaning of Regulation D under the Securities Act. Such investors may include, from time to time, "feeder" funds or pooled investment vehicles that invest all of their assets in Shares of the Fund. A feeder fund is not required to sell its shares to the public at the same price as another feeder fund. Feeder funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the feeder funds. A feeder fund that invests in the Fund may retain the ability to discontinue its investment in the Fund in favor of another investment company or other investments in pursuit of its investment objective.

PART B

May 30, 2018

Oppenheimer Master Inflation Protected Securities Fund, LLC

Item 14. Cover Page and Table of Contents.

This Statement of Additional Information is not a prospectus. This document contains additional information about the Fund, supplements information in and should be read together with the Prospectus dated May 30, 2018. The Fund's financial statements are incorporated by reference into this Statement of Additional Information from its most recent Annual Report. A copy of this Registration Statement may be obtained without charge, upon request, by writing to OppenheimerFunds Services, at P.O. Box 5270, Denver, Colorado 80217 or by calling OppenheimerFunds Services at 800.988.8287.

Table of Contents

Fund History………………………………………………………………………………..	33
Description of the Fund and its Investments and Risks……………………………………..	33
Management of the Fund……………………………………………………………………	80
Control Persons and Principal Holders of Securities………………………………………..	100
Investment Advisory and Other Services……………………………………………………	100
Portfolio Manager…………………………………………………………………………...	104
Brokerage Allocation and Other Practices………………………………………………….	106
Capital Stock and Other Securities…………………….……………………………………	109
Purchase, Redemption, and Pricing of Shares……………………………………………	110
Taxation of the Fund………………………………………………………………………..	114
Underwriters…………………………………………………………………………………	116
Calculation of Performance Data……………………………………………………………	116
Financial Statements………………………………………………………………………...	116

Appendix A: Ratings Definitions…………………………………………………………..	A-1

Item 15. Fund History.

The Fund was organized as a Delaware limited liability company on April 28, 2010.

Item 16. Description of the Fund and Its Investments and Risks.

(a) Classification.

The Fund is a diversified, open-end, management investment company.

(b) Investment Strategies and Risks.

The Fund's investment objective, principal investment strategies and the related risks are described in the Prospectus. The following information supplements and should be read in conjunction with Item 9 of the Fund's Prospectus. In addition, this Statement of Additional Information ("SAI") contains information about other investment strategies that the Fund's sub-adviser, OppenheimerFunds, Inc. (the "Sub-Adviser"), may use in managing the Fund's portfolio and the related risks. The composition of the Fund's portfolio and the strategies that the Sub-Adviser may use in selecting portfolio securities will vary over time. The Fund is not required to use all of the investment strategies described below in seeking its goal. It may use the investment strategies at some times or not at all.

In selecting securities for the Fund's portfolio, the Sub-Adviser evaluates the merits of particular securities primarily through the exercise of its own investment analysis. For example, with respect to inflation-indexed government bonds, that process may include, among other things, evaluation of the government's economic and monetary policy, the country's economic condition, and current inflation and interest rates.

Additional Information About Inflation-Indexed Securities.

Inflation-Indexed Debt Securities. Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to an identified rate of inflation. For example, the U.S. Treasury uses the Consumer Price Index as the inflation measure for Treasury Inflation-Protection Securities (TIPS). If the index measuring inflation falls, the principal value of the inflation-indexed bonds will be adjusted downward, and consequently the interest payable on these securities (calculated with respect to smaller principal amounts) will be reduced. If the index measuring inflation rises, both the principal value and the interest payable (calculated with respect to a larger principal amount) will increase. With respect to certain inflation-indexed bonds, instead of adjusting the bond's principal value, the inflation adjustment is reflected in the coupon payment. Because of this inflation adjustment feature, inflation-protected bonds typically have lower yields than conventional fixed-rate bonds with similar maturities.

Treasury Inflation-Protection Securities (TIPS). The Fund can buy TIPS, which are U.S. Treasury securities designed to protect against inflation. The interest rate paid on TIPS is fixed. The principal value rises or falls semi-annually based on published changes to the Consumer Price Index. If inflation occurs, the principal amount will be adjusted upwards, resulting in increased interest payments. If deflation occurs, the principal amount will be adjusted downwards, resulting in lower interest payments. The principal amount payable at maturity will be the greater of the adjusted principal amount and the original principal amount. While U.S.

Treasury securities have relatively little credit risk, they are subject to price fluctuations from changes in interest rates prior to their maturity.

Special Risks of Inflation-Indexed Debt Securities. If inflation declines, the principal amount or the interest rate of an inflation-indexed bond will be adjusted downward. This will result in reduced income and may result in a decline in the bond's price which could cause losses for the fund. Interest payments on inflation-protected debt securities can be unpredictable and will vary as the principal or interest rate is adjusted for inflation. Inflation-indexed bonds normally will decline in price when real interest rates rise which could cause losses for the fund. (A real interest rate is calculated by subtracting the inflation rate from a nominal interest rate.)

Other Debt Investments. As part of its regular investment program, the Fund can invest in debt investments other than inflation-indexed bonds. The Fund may invest in securities having short, intermediate or long maturities. The Fund may invest in securities that may or may not be collateralized. The Fund can invest in rated or unrated securities. It does not limit its investments to a particular credit quality or rating category and can invest in securities below investment grade (commonly called "junk bonds"). However, the Fund's investments in securities below investment grade, including its investments in inflation-indexed debt securities, will not exceed 20% of its net assets. The Fund may invest in securities of issuers in both developed and emerging markets, and can invest up to 100% of its total assets in foreign securities. The Fund may buy securities issued by companies of any size or market capitalization range and at times might increase its emphasis on securities of issuers in a particular capitalization range.

•	Interest Rate Risk. Interest rate risk refers to the fluctuations in value of a debt security resulting from the relationship between price and yield. An increase in general interest rates will tend to reduce the market value of already-issued debt securities and a decline in general interest rates will tend to increase their value. Debt securities with longer maturities are usually subject to greater fluctuations in value from interest rate changes than obligations having shorter maturities. Variable rate debt securities pay interest based on an interest rate benchmark. When the benchmark rate changes, the interest payments on those securities may be reset at a higher or lower rate. Except for investments in variable rate debt securities, fluctuations in general interest rates do not affect the amount of interest income received. Fluctuations in the market valuations of debt securities may, however, affect the value of Fund assets. "Zero-coupon" or "stripped" securities may be particularly sensitive to interest rate changes. Risks associated with rising interest rates are heightened given that interest rates in the U.S. are near, historic lows.

  Duration Risk. Duration is a measure of the price sensitivity of a debt security or portfolio to interest rate changes. Duration risk is the risk that longer-duration debt securities are more volatile and thus more likely to decline in price, and to a greater extent, than shorter-duration debt securities, in a rising interest-rate environment. "Effective duration" attempts to measure the expected percentage change in the value of a bond or portfolio resulting from a change in prevailing interest rates. The change in the value of a bond or portfolio can be approximated by multiplying its duration by a change in interest rates. For example, if a bond has an effective duration of three years, a 1% increase in general interest rates would be expected to cause the bond's value to decline about 3% while a 1% decrease in general interest rates would be expected to cause the bond's value to increase 3%. The duration of a debt security may be equal to or shorter than the full maturity of a debt security.

•	Credit Risk. Credit risk relates to the ability of the issuer to meet interest or principal payments or both as they become due. In general, below-investment-grade, higher-yield bonds are subject to credit risk to a greater extent than lower-yield, investment-grade bonds. In making investments in debt securities, the investment adviser may rely to some extent on the ratings of national statistical ratings organizations or it may use its own research to evaluate a security's credit-worthiness. If securities purchased are unrated, they may be assigned a rating by the investment adviser in categories similar to those of a national statistical rating organization. There are no investment policies establishing specific maturity ranges for investments, and they may be within any maturity range (short, medium or long) depending on the investment adviser's evaluation of investment opportunities available within the debt securities markets.

•	Credit Spread Risk. Credit spread risk is the risk that credit spreads (i.e., the difference in yield between securities that is due to differences in their credit quality) may increase when the market expects below-investment-grade bonds to default more frequently. Widening credit spreads may quickly reduce the market values of below-investment-grade and unrated securities. Some unrated securities may not have an active trading market or may trade less actively than rated securities, which means that it might be difficult selling them promptly at an acceptable price.

•	Extension Risk. Extension risk is the risk that, if interest rates rise rapidly, prepayments on certain debt securities may occur at a slower rate than expected, and the expected maturity of those securities could lengthen as a result. Securities that are subject to extension risk generally have a greater potential for loss when prevailing interest rates rise, which could cause their values to fall sharply. Extension risk is particularly prevalent for a callable security where an increase in interest rates could result in the issuer of that security choosing not to redeem the security as anticipated on the security's call date. Such a decision by the issuer could have the effect of lengthening the debt security's expected maturity, making it more vulnerable to interest rate risk and reducing its market value.

•	Reinvestment Risk. Reinvestment risk is the risk that when interest rates fall, it may be necessary to reinvest the proceeds from a security's sale or redemption at a lower interest rate. Callable bonds are generally subject to greater reinvestment risk than non-callable bonds.

•	Prepayment Risk. Certain fixed-income securities (in particular mortgage-related securities) are subject to the risk of unanticipated prepayment. Prepayment risk is the risk that, when interest rates fall, the issuer will redeem the security prior to the security's expected maturity, or that borrowers will repay the loans that underlie these fixed-income securities more quickly than expected, thereby causing the issuer of the security to repay the principal prior to expected maturity. It may be necessary to reinvest the proceeds at a lower interest rate, reducing income. Securities subject to prepayment risk generally offer less potential for gains when prevailing interest rates fall. If these securities are purchased at a premium, accelerated prepayments on those securities could cause losses on a portion of its principal investment. The impact of prepayments on the price of a security may be difficult to predict and may increase the security's price volatility. Interest-only and principal-only securities are especially sensitive to interest rate changes, which can affect not only their prices but can also change the income flows and repayment assumptions about those investments.

•	Event Risk. If an issuer of debt securities is the subject of a buyout, debt restructuring, merger or recapitalization that increases its debt load, it could interfere with its ability to make timely payments of interest and principal and cause the value of its debt securities to fall.

Fixed-Income Market Risks. The fixed-income securities market can be susceptible to unusual volatility and illiquidity. Volatility and illiquidity may be more pronounced in the case of lower-rated and unrated securities. Liquidity can decline unpredictably in response to overall economic conditions or credit tightening. Increases in volatility and decreases in liquidity may be caused by a rise in interest rates (or the expectation of a rise in interest rates), which are near historic lows in the U.S. and in other countries. During times of reduced market liquidity, the Fund may not be able to readily sell bonds at the prices at which they are carried on the Fund's books. If the Fund needed to sell large blocks of bonds to meet shareholder redemption requests or to raise cash, those sales could further reduce the bonds' prices. An unexpected increase in Fund redemption requests (including requests from shareholders who may own a significant percentage of the Fund's shares), which may be triggered by market turmoil or an increase in interest rates, as well as other adverse market and economic developments, could cause the Fund to sell its holdings at a loss or at undesirable prices and adversely affect the Fund's share price and increase the Fund's liquidity risk, Fund expenses and/or the realization of capital gain allocated to shareholders, if applicable. Similarly, the prices of the Fund's holdings could be adversely affected if an investment account managed similarly to the Fund was to experience significant redemptions and that account were required to sell its holdings at an inopportune time. The liquidity of an issuer's securities may decrease as a result of a decline in an issuer's credit rating, the occurrence of an event that causes counterparties to avoid transacting with the issuer, or an increase in the issuer's cash outflows, as well as other adverse market and economic developments. A lack of liquidity or other adverse credit market conditions may hamper the Fund's ability to sell the debt securities in which it invests or to find and purchase suitable debt instruments.

Economic and other market developments can adversely affect fixed-income securities markets in the United States, Europe and elsewhere. At times, participants in debt securities markets may develop concerns about the ability of certain issuers of debt securities to make timely principal and interest payments, or they may develop concerns about the ability of financial institutions that make markets in certain debt securities to facilitate an orderly market. Those concerns may impact the market price or value of those debt securities and may cause increased volatility in those debt securities or debt securities markets. Under some circumstances, as was the case during the latter half of 2008 and early 2009, those concerns may cause reduced liquidity in certain debt securities markets, reducing the willingness of some lenders to extend credit, and making it more difficult for borrowers to obtain financing on attractive terms (or at all).

Following the financial crisis, the Federal Reserve sought to stabilize the economy by keeping the federal funds rate near zero percent. The Federal Reserve has also purchased large quantities of securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, pursuant to its monetary stimulus program known as "quantitative easing." As the Federal Reserve has completed the tapering of its securities purchases pursuant to quantitative easing, it has recently raised interest rates on multiple occasions, and continues to consider future raises to the federal funds rate, there is a risk that interest rates may rise and cause fixed-income investors to move out of fixed-income securities, which may also increase redemptions in fixed-income mutual funds.

In addition, although the fixed-income securities markets have grown significantly in the last few decades, regulations and business practices have led some financial intermediaries to curtail their capacity to engage in trading (i.e., "market making") activities for certain debt securities. As a result, dealer inventories of fixed-income securities, which provide an indication of the ability of financial intermediaries to make markets in fixed-income securities, are near historic lows relative to market size. Because market makers help stabilize the market through their financial intermediary services, further reductions in dealer inventories could have the potential to decrease liquidity and increase volatility in the fixed-income securities markets.

Credit Ratings of Debt Securities. Ratings by ratings organizations such as Moody's Investors Service, Inc. ("Moody's"), S&P Global Ratings ("S&P"), and Fitch, Inc. ("Fitch") represent the respective rating agency's opinions of the credit quality of the debt securities they undertake to rate. However, their ratings are general opinions and are not guarantees of quality or indicative of market value risk. Debt securities that have the same maturity, coupon and rating may have different yields, while other debt securities that have the same maturity and coupon but different ratings may have the same yield. Ratings and market value may change from time to time, positively or negatively, to reflect new developments regarding the issuer.

"Investment-grade" securities are those rated within the four highest rating categories of S&P's, Moody's, Fitch or another nationally recognized statistical rating organization (or, in the case of unrated securities, determined by the investment adviser to be comparable to securities rated investment-grade). While securities rated within the fourth highest category by S&P's (meaning BBB+, BBB or BBB-) or by Moody's (meaning Baa1, Baa2 or Baa3) are considered "investment-grade," they have some speculative characteristics. If two or more nationally recognized statistical rating organizations have assigned different ratings to a security, the investment adviser uses the highest rating assigned.

Below-investment-grade securities (also referred to as "junk bonds") are those rated below investment grade by the S&P, Moody's, Fitch or other nationally recognized statistical rating organization or unrated securities the investment adviser believes are of comparable quality.

After a Fund buys a debt security, the security may cease to be rated or its rating may be reduced. Neither event requires a Fund to sell the security, but the investment adviser will consider such events in determining whether a Fund should continue to hold the security. To the extent that ratings given by Moody's, S&P, Fitch or another nationally recognized statistical rating organization change as a result of changes in those rating organizations or their rating systems, a Fund will attempt to use similar ratings as standards for investments in accordance with the Fund's investment policies. The investment adviser continuously monitors the issuers of below-investment-grade securities held by a Fund for their ability to make required principal and interest payments, as well as in an effort to control the liquidity of a Fund so that it can meet redemption requests.

A list of the rating categories of Moody's, S&P, Fitch and other nationally recognized statistical rating organizations for debt securities is contained in an Appendix to this SAI.

     Unrated Securities. Because a Fund may purchase securities that are not rated by any nationally recognized statistical rating organization, the investment adviser may internally assign ratings to those securities, after assessing their credit quality and other factors, in categories similar to those of nationally recognized statistical rating organizations. Unrated securities are considered "investment-grade" or "below-investment-grade" if judged by the investment adviser to be comparable to rated investment-grade or below-investment-grade securities. There can be no assurance, nor is it intended, that the investment adviser's credit analysis process is consistent or comparable with the credit analysis process used by a nationally recognized statistical rating organization. The investment adviser's rating does not constitute a guarantee of the credit quality. In addition, some unrated securities may not have an active trading market, which means that a Fund might have difficulty selling them promptly at an acceptable price. In evaluating the credit quality of a particular security, whether rated or unrated, the investment adviser will normally take into consideration a number of factors including, but not limited to, the financial resources of the issuer, the underlying source of funds for debt service on a security, the issuer's sensitivity to economic conditions and trends, any operating history of the facility financed by the obligation, the degree of community support for the financed facility, the capabilities of the issuer's management, and regulatory factors affecting the issuer or the particular facility.

Risks of Below-Investment-Grade Securities. Below-investment-grade securities (also referred to as "junk bonds") are those rated below investment grade by S&P, Moody's, Fitch or other nationally recognized statistical rating organizations or unrated securities the investment adviser believes are of comparable quality. The investment adviser continuously monitors the issuers of below-investment-grade securities held by the Fund for their ability to make required principal and interest payments, as well as in an effort to control the liquidity of the Fund so that it can meet redemption requests. While below-investment-grade securities generally may have a higher yield than securities rated in the investment-grade categories, they are subject to increased risks. Below-investment-grade securities are considered to be speculative with respect to the ability of the issuer to timely repay principal and pay interest or dividends in accordance with the terms of the obligation and may have more credit risk than investment-grade securities, especially during times of weakening economic conditions or rising interest rates. The risks of below-investment-grade securities include:

  Prices of below-investment-grade securities are subject to extreme price fluctuations, even under normal market conditions. Negative economic developments may have a greater impact on the prices of below-investment-grade securities than on those of investment-grade securities. In addition, the market values of below-investment-grade securities tend to reflect individual issuer developments to a greater extent than do the market values of investment-grade securities, which react primarily to fluctuations in the general level of interest rates.
  Below-investment-grade securities may be issued by less creditworthy issuers and may be more likely to default than investment-grade securities. The issuers of below-

  investment-grade securities may have more outstanding debt relative to their assets than issuers of higher-grade securities. Below-investment-grade securities are vulnerable to adverse changes in the issuer's industry and to general economic conditions. If the issuer experiences financial stress, it may not be able to pay interest and principal payments in a timely manner. The issuer's ability to pay its debt obligations also may be lessened by specific issuer developments or the unavailability of additional financing. In the event of a default of an issuer of a below-investment-grade security, the Fund may incur expenses to the extent necessary to seek recovery or to negotiate new terms.
  Below-investment-grade securities are frequently ranked junior to claims by other creditors. If the issuer cannot meet its obligations, the senior obligations are generally paid off before the junior obligations, which could limit the Fund's ability to fully recover principal or to receive interest payments when senior securities are in default. As a result, investors in below-investment-grade securities have a lower degree of protection with respect to principal and interest payments than do investors in investment-grade securities.
  There may be less of a market for below-investment securities and as a result they may be harder to sell at an acceptable price. Not all dealers maintain markets in all below-investment-grade securities. As a result, there is no established retail secondary market for many of these securities. The Fund anticipates that such securities could be sold only to a limited number of dealers or institutional investors. To the extent a secondary trading market does exist, it is generally not as liquid as the secondary market for investment-grade securities. The lack of a liquid secondary market may have an adverse impact on the market price of the security. The lack of a liquid secondary market for certain securities may also make it more difficult for the Fund to obtain accurate market quotations for purposes of valuing its securities. Market quotations are generally available on many below-investment-grade securities only from a limited number of dealers and may not necessarily represent firm bids of such dealers or prices for actual sales. In addition, the trading volume for below-investment-grade securities is generally lower than that for investment-grade securities and the secondary markets could contract under adverse market or economic conditions independent of any specific adverse changes in the condition of a particular issuer. Under certain economic and/or market conditions, the Fund may have difficulty disposing of certain below-investment-grade securities due to the limited number of investors in that sector of the market. When the secondary market for below-investment-grade securities becomes more illiquid, or in the absence of readily available market quotations for such securities, the relative lack of reliable objective data makes it more difficult to value the Fund's securities and judgment plays a more important role in determining such valuations.
  Below-investment-grade securities frequently have redemption features that permit an issuer to repurchase the security from the Fund before it matures. During times of falling interest rates, issuers of these securities are likely to redeem or prepay the securities and finance them with securities with a lower interest rate. To the extent an issuer is able to refinance the securities, or otherwise redeem them, the Fund may have to replace the securities with lower yielding securities, which could result in a lower return for the Fund.

  Below-investment-grade securities markets may also react strongly to adverse news about an issuer or the economy, or to the perception or expectation of adverse news, whether or not it is based on fundamental analysis. An increase in interest rates could severely disrupt the market for below-investment-grade securities. Additionally, below-investment-grade securities may be affected by legislative and regulatory developments. These developments could adversely affect the Fund's net asset value and investment practices, the secondary market for below-investment-grade securities, the financial condition of issuers of these securities and the value and liquidity of outstanding below-investment-grade securities, especially in a thinly traded market.

These additional risks mean that the Fund may not receive the anticipated level of income from these securities, and the Fund's net asset value may be affected by declines in the value of below-investment-grade securities. Credit rating downgrades of a single issuer or related similar issuers whose securities the Fund holds in significant amounts could substantially and unexpectedly increase the Fund's exposure to below-investment-grade securities and the risks associated with them, especially liquidity and default risk.

While securities rated "Baa" by Moody's, "BBB" by S&P or Fitch, or the similar category by the investment adviser if an unrated security, are investment-grade, they may be subject to special risks and have some speculative characteristics.

U.S. Government Securities. Securities issued by the U.S. Treasury are backed by the full faith and credit of the U.S. government and are subject to relatively little credit risk. Obligations of U.S. government agencies or instrumentalities (including certain mortgage-backed securities) may be guaranteed or supported by the "full faith and credit" of the United States or may be backed by the right of the issuer to borrow from the U.S. Treasury or by the discretionary authority of the U.S. government to purchase the agencies' or instrumentalities' obligations. Others are supported only by the credit of the agency or instrumentality. "Full faith and credit" means that the taxing power of the U.S. government is pledged to the payment of interest and repayment of principal on a security. If a security is not backed by the full faith and credit of the United States, the owner of the security must look principally to the agency or instrumentality issuing the obligation for repayment.

U.S. Treasury Obligations. These securities are directly issued by the U.S. Treasury. They include Treasury bills (which have maturities of one year or less when issued), Treasury notes (which have maturities of more than one year and up to ten years when issued), Treasury bonds (which have maturities of more than ten years when issued), and Treasury Inflation-Protection Securities ("TIPS"). Other U.S. Treasury obligations include U.S. Treasury securities that have been "stripped" by a Federal Reserve Bank and zero-coupon U.S. Treasury securities. Treasury securities are backed by the full faith and credit of the United States as to timely payments of interest and repayments of principal. While U.S. Treasury securities have relatively little credit risk, they are subject to price fluctuations from changes in interest rates.

Obligations Issued or Guaranteed by U.S. Government Agencies or Instrumentalities. These include direct obligations and mortgage-related securities that have different levels of credit support from the government. Some are supported by the full faith and credit of the U.S. government, such as Government National Mortgage Association pass-through mortgage certificates. Some are supported by the right of the issuer to borrow from the U.S. Treasury under certain circumstances, such as Federal National Mortgage Association bonds and Federal Home Loan Mortgage Corporation obligations.

Mortgage-Related Debt Securities. Mortgage-related securities are a form of fixed-income investment collateralized by pools of commercial or residential mortgages. Pools of mortgage loans are assembled as securities for sale to investors by government agencies or entities or by private issuers. These securities include collateralized mortgage obligations, mortgage pass-through securities, stripped mortgage pass-through securities, interests in real estate mortgage investment conduits ("REMICs") and other real estate-related securities.

Mortgage-related securities that are issued or guaranteed by agencies or instrumentalities of the U.S. government may have relatively little credit risk (depending on the nature of the issuer) but are subject to interest rate risks and prepayment risks.

As with other debt securities, the prices of mortgage-related securities tend to move inversely to changes in interest rates. Some mortgage-related securities have interest rates that move in the opposite direction from changes in general interest rates, based on changes in a specific interest rate index. The changes in those interest rates may also occur at a multiple of the changes in the index. Although the value of a mortgage-related security may decline when interest rates rise, the opposite is not always the case. In addition, the values of mortgage-related debt securities may be affected by changes in the market's perception of the creditworthiness of the entity issuing the securities or guaranteeing them and by changes in government regulations and tax policies.

Mortgage Prepayment and Extension Risks. In periods of declining interest rates, mortgages are more likely to be prepaid and a mortgage-related security's maturity may be shortened by unscheduled prepayments on the underlying mortgages. If principal is returned earlier than expected, that money may have to be reinvested in other investments having a lower yield than the prepaid security. Because of these risks, mortgage-related securities may be less effective as a means of "locking in" attractive long-term interest rates and they may have less potential for appreciation during periods of declining interest rates than conventional bonds.

Prepayment risks can lead to substantial fluctuations in the value of a mortgage-related security. If a mortgage-related security has been purchased at a premium, all or part of the premium may be lost if there is a decline in the market value of the security as a result of interest rate changes or prepayments on the underlying mortgages. In the case of stripped mortgage-related securities, if they experience greater rates of prepayment than were anticipated, the Fund may fail to recover its initial investment on the security.

During periods of rapidly rising interest rates, prepayments of mortgage-related securities may occur at slower than expected rates. Slower prepayments may effectively lengthen a mortgage-related security's expected maturity. Generally, that would cause the value of the security to fluctuate more widely in response to changes in interest rates. If the prepayments on mortgage-related securities were to decrease broadly, the Fund's effective duration and therefore its sensitivity to interest rates, would increase.

Collateralized Mortgage Obligations. Collateralized mortgage obligations ("CMOs") are multi-class bonds that are backed by pools of mortgage loans or mortgage pass-through certificates. They may be collateralized by:

  pass-through certificates issued or guaranteed by Government National Mortgage Association ("Ginnie Mae"), Federal National Mortgage Association ("Fannie Mae"), or Federal Home Loan Mortgage Corporation ("Freddie Mac"),
  unsecuritized mortgage loans insured by the Federal Housing Administration or guaranteed by the Department of Veterans' Affairs, unsecuritized conventional mortgages,
  other mortgage-related securities, or
  any combination of these.

Each class of CMO, referred to as a "tranche," is issued at a specific coupon rate and has a stated maturity or final distribution date. Principal prepayments on the underlying mortgages may cause the CMO to be retired much earlier than the stated maturity or final distribution date. The principal and interest on the underlying mortgages may be allocated among the several classes of a series of a CMO in different ways. One or more tranches may have coupon rates that reset periodically at a specified increase over an index. These are floating rate CMOs, and typically have a cap on the coupon rate. Inverse floating rate CMOs have a coupon rate that moves in the reverse direction to an applicable index. The coupon rate on these CMOs will increase as general interest rates decrease. These are usually much more volatile than fixed-rate CMOs or floating rate CMOs.

Forward Rolls. In a "forward roll" transaction (also referred to as a "mortgage dollar roll"), an investor sells a mortgage-related security to a buyer and simultaneously agrees to repurchase a similar security (the same type of security, having the same coupon and maturity) at a later date at a set price. The securities that are repurchased will have the same interest rate as the securities that are sold, but typically will be collateralized by different pools of mortgages (with different prepayment histories) than the securities that have been sold. Proceeds from the sale are invested in short-term instruments, such as repurchase agreements. The income from those investments, plus the fees from the forward roll transaction, are expected to generate income in excess of the yield on the securities that have been sold.

During the period between the sale and the repurchase, the seller is not entitled to receive interest and principal payments on the securities that have been sold. It is also possible that the market value of the securities may decline below the repurchase price of the securities or that the counterparty might default in its obligations.

Mortgage-Related U.S. Government Securities. A variety of mortgage-related securities are issued by U.S. government agencies or instrumentalities. Like other mortgage-related securities, they may be issued in different series with different interest rates and maturities. The collateral for these securities may be either in the form of mortgage pass-through certificates issued or guaranteed by a U.S. government agency or instrumentality or mortgage loans insured by a U.S. government agency.

Some mortgage-related securities issued by U.S. government agencies, such as Government National Mortgage Association pass-through mortgage obligations ("Ginnie Maes"), are backed by the full faith and credit of the U.S. government. Others are supported only by the credit of the entity that issued them (for example obligations issued by the Federal Home Loan Banks, "Fannie Mae" bonds issued by Federal National Mortgage Association and "Freddie Mac"

obligations issued by Federal Home Loan Mortgage Corporation).

In September 2008, the Federal Housing Finance Agency placed Fannie Mae and Freddie Mac into conservatorship.

Government National Mortgage Association ("Ginnie Mae") Certificates. Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the U.S. Department of Housing and Urban Development. Ginnie Mae's principal programs involve its guarantees of privately-issued securities backed by pools of mortgages. Ginnie Maes are debt securities representing an interest in one or a pool of mortgages that are insured by the Federal Housing Administration (the "FHA") or the Farmers Home Administration (the "FMHA") or guaranteed by the Veterans Administration (the "VA").

Ginnie Mae obligations are of the "fully modified pass-through" type. They provide that the registered holders of the Ginnie Mae certificates will receive timely monthly payments of the pro-rata share of the scheduled principal payments on the underlying mortgages, whether or not those amounts are collected by the issuers. Amounts paid include, on a pro rata basis, any prepayment of principal of such mortgages and interest (net of servicing and other charges) on the aggregate unpaid principal balance of the Ginnie Maes, whether or not the interest on the underlying mortgages has been collected by the issuers.

Ginnie Maes are guaranteed as to timely payment of principal and interest. In giving that guaranty, Ginnie Mae expects that payments received by the issuers on account of the mortgages backing the Ginnie Mae certificates will be sufficient to make the required payments of principal and interest. However, if those payments are insufficient, the guaranty agreements between the issuers of the certificates and Ginnie Mae require the issuers to make advances sufficient for the payments. If the issuers fail to make those payments, Ginnie Mae will do so.

Under federal law, the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty issued by Ginnie Mae as to such mortgage pools. An opinion of an Assistant Attorney General of the United States, dated December 9, 1969, states that such guaranties "constitute general obligations of the United States backed by its full faith and credit." Ginnie Mae is empowered to borrow from the United States Treasury to the extent necessary to make any payments of principal and interest required under those guaranties.

Ginnie Mae certificates are backed by the aggregate indebtedness secured by the underlying FHA-insured, FMHA-insured or VA-guaranteed mortgages. Except to the extent of payments received by the issuers on account of such mortgages, Ginnie Mae certificates do not constitute a liability of those issuers, nor do they evidence any recourse against those issuers. Recourse is solely against Ginnie Mae. Holders of Ginnie Mae certificates have no security interest in or lien on the underlying mortgages.

Monthly payments of principal will be made, and additional prepayments of principal may be made, with respect to the mortgages underlying the Ginnie Maes. All of the mortgages in the pools relating to Ginnie Mae are subject to prepayment without any significant premium or penalty, at the option of the mortgagors. While the mortgages on one-to-four-family dwellings underlying certain Ginnie Mae certificates have a stated maturity of up to thirty (30) years, it has been the experience of the mortgage industry that the average life of comparable mortgages, as a result of prepayments, refinancing and payments from foreclosures, is considerably less.

Federal National Mortgage Association ("Fannie Mae") Certificates. Fannie Mae, a federally-chartered and privately-owned corporation, issues Fannie Mae Certificates, which are backed by a pool of mortgage loans. Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that the holder will receive amounts representing:

  the holder's proportionate interest in scheduled principal and interest payments, and any principal prepayments, on the mortgage loans in the pool represented by such certificate, less servicing and guarantee fees, and the holder's proportionate interest in the full principal amount of any foreclosed or other liquidated mortgage loan.

In each case the guarantee applies whether or not those amounts are actually received. The obligations of Fannie Mae under its guarantees are not backed by the full faith and credit of the United States.

Federal Home Loan Mortgage Corporation ("Freddie Mac") Certificates. Freddie Mac, a corporate instrumentality of the United States, issues Freddie Mac certificates representing interests in mortgage loans. Freddie Mac guarantees to each registered holder of a Freddie Mac certificate timely payment of the amounts representing a holder's proportionate share in:

  interest payments less servicing and guarantee fees,
  principal prepayments, and
  the ultimate collection of amounts representing the holder's proportionate interest in principal payments on the mortgage loans in the pool represented by the Freddie Mac certificate, in each case whether or not such amounts are actually received.

The obligations of Freddie Mac under its guarantees are not backed by the full faith and credit of the United States.

Fannie Mae and Freddie Mac Conservatorship. In September 2008, the Federal Housing Finance Agency (FHFA), a new independent regulatory agency, placed Fannie Mae and Freddie Mac into conservatorship to oversee the affairs of those companies for the purpose of preserving and conserving their assets and property and putting them in a sound and solvent condition. At present, there is no exact time frame that can be given as to when the conservatorship may end.

In the past Fannie Mae and Freddie Mac have received significant capital support through U.S. Department of Treasury preferred stock purchases and Federal Reserve purchases of their mortgage-backed securities. There can be no assurance that these or other agencies of the government will provide such support in the future. The future status of Fannie Mae or Freddie Mac could be impacted by, among other things, the actions taken and restrictions placed on Fannie Mae or Freddie Mac by the Federal Housing Finance Agency in its role as conservator, the restrictions placed on Fannie Mae’s or Freddie Mac’s operations and activities under the senior stock purchase agreements, market responses to developments at Fannie Mae or Freddie Mac, and future legislative and regulatory action that alters the operations, ownership structure and/or mission of Fannie Mae or Freddie Mac, each of which may, in turn, impact the value of, and cash flows on, any securities guaranteed by Fannie Mae or Freddie Mac.

Corporate Debt Obligations. The Fund can purchase debt obligations, such as bonds, debentures, notes and preferred stock issued by U.S. and foreign corporations, partnerships or other business entities. Debt securities purchased by the Fund may be subordinate to other liabilities of the issuer. If a borrower becomes insolvent, the borrower's assets may be insufficient to meet its obligations to the holders of its subordinated debt.

Asset-Backed Securities. Asset-backed securities are fractional interests in pools of loans, receivables or other assets, typically accounts receivable or consumer loans. They are issued by trusts or special-purpose vehicles and are backed by the loans, receivables or other assets that make up the pool. The income from the pool is passed through to the investor in the asset-backed security. These securities are subject to the risk of default by the issuer as well as by the borrowers of the underlying loans in the pool and may also be subject to prepayment and extension risks. The pools may offer a credit enhancement, such as a bank letter of credit, to try to reduce the risks that the underlying debtors will not pay their obligations when due. However, the enhancement, if any, might not be for the full par value of the security. If the enhancement is exhausted and any required payments of interest or repayments of principal are not made, a holder could suffer losses on its investment or delays in receiving payment.

The value of an asset-backed security is affected by changes in the market's perception of the assets backing the security, the creditworthiness of the servicing agent for the loan pool, the originator of the loans, or the financial institution providing any credit enhancement, and is also affected if any credit enhancement has been exhausted. The risks of investing in asset-backed securities are ultimately related to payment of the underlying loans by the individual borrowers. A purchaser of an asset-backed security would generally have no recourse to the entity that originated the loans in the event of default by a borrower. The underlying loans may be subject to prepayments, which may shorten the weighted average life of asset-backed securities and may lower their return, in the same manner as in the case of mortgage-related securities.

Zero-Coupon Bonds and Stripped Securities. Zero-coupon securities do not make periodic interest payments and are sold at a deep discount from their face value at maturity. "Stripped" securities are debt securities whose interest coupons have been separated from the security and are sold separately. With respect to zero-coupon bonds and the "principal-only" components of stripped securities, the buyer recognizes a rate of return determined by the gradual appreciation of the security, which is redeemed at face value on a specified maturity date. This discount depends on the time remaining until maturity, as well as prevailing interest rates, the liquidity of the security and the credit quality of the issuer. The discount typically decreases as the maturity date approaches.

Stripped securities can also be created for mortgage-related pass-through certificates or CMOs. Securities may be partially stripped so that each class receives some interest and some principal or they may be completely stripped. In that case all of the interest is distributed to holders of one type of security, known as an "interest-only" security, or "I/O," and all of the principal is distributed to holders of another type of security, known as a "principal-only" security or "P/O." The yields to maturity of mortgage-related I/Os and P/Os are very sensitive to principal repayments (including prepayments) on the underlying mortgages. If the underlying mortgages experience greater than anticipated prepayments of principal, the Fund might not fully recoup its investment in an I/O based on those assets. If underlying mortgages experience less than anticipated prepayments of principal, the yield on a P/O based on them could decline substantially.

Zero-coupon and stripped securities are generally more volatile than other debt securities. Because zero coupon bonds and the "principal only" components of stripped securities have a fixed rate of return, their value may fall more dramatically than the value of interest-bearing securities when interest rates rise and rise more rapidly when prevailing interest rates fall. The "interest-only" component of stripped securities are also especially sensitive to changes in prevailing interest rates. Zero-coupon bonds and principal only securities may be subject to Federal, state or local income tax on "imputed" interest even though no interest payments are being made.

Floating Rate and Variable Rate Obligations. Some debt securities have variable or floating interest rates. The interest rates on floating rate obligations change based on changes to a stated prevailing base market interest rate, such as a bank's prime rate, the 91-day U.S. Treasury Bill rate, the rate of return on commercial paper or bank certificates of deposit, the London Interbank Offered Rate ("LIBOR") or some other standard. The interest rate on a floating rate obligation is adjusted automatically at specified times to give effect to changes in the base rate. The interest rate on a variable rate obligation is adjusted at stated periodic intervals to reflect current market interest rates. Generally, the changes in the interest rate on floating and variable rate obligations reduce the fluctuation in their market value, so the potential for capital appreciation or depreciation is less than that for comparable fixed-rate obligations.

Floating rate and variable rate obligations may have features that permit the holder to recover the principal amount of the security at specified intervals, generally not exceeding one year, upon notice to the issuer. Variable rate obligations may have a demand feature that allows the holder to tender the obligation to the issuer or a third party at certain times, generally for par value plus accrued interest, according to the terms of the obligations. The issuer of a demand obligation normally has a corresponding right in its discretion, after a given period, to prepay the outstanding principal amount of the security plus accrued interest. The issuer usually must provide a specified number of days' notice to the holder. Variable rate demand obligations may include master demand notes, which are obligations that permit the fund to invest fluctuating amounts in them.

The credit quality of a floating rate or variable rate obligation may be enhanced by being backed by a letter of credit or guarantee issued by a financial institution, corporation, the U.S. government or other entity.

Money Market Instruments. Money market securities are high-quality, short-term debt instruments that are issued by the U.S. government, corporations, banks or other entities. They may have fixed, variable or floating interest rates. The investments of a fund that is classified as a "money market fund" must comply with the credit rating and other provisions of Rule 2a-7 under the Investment Company Act. To qualify as an "Eligible Security" under the Rule 2a-7 credit rating requirements, a security must: be a government security, be issued by a registered money market fund, or have a remaining maturity of 397 calendar days or less and the Fund's board must determine present minimal credit risks to the money market fund. In making this determination, the board considers the capacity of an issuer or guarantor to meet its financial obligations. Such analysis must include, to the extent appropriate, the issuer's or guarantor’s: (i) financial condition; (ii) sources of liquidity; (iii) ability to react to future events (e.g., the ability to repay debt in a highly adverse situation); and (iv) competitive position within its industry.

Preferred Stocks. Preferred stock are equity securities that have a dividend rate payable from the company's earnings. Their stated dividend rate causes preferred stock to have some characteristics of debt securities. If interest rates rise, the fixed dividend on preferred stock may be less attractive and the price of those securities will likely decline. If interest rates fall, their price will likely increase.

Preferred stock dividends may be cumulative or non-cumulative, participating, or auction rate. "Cumulative" dividend provisions require that all, or a portion of, any unpaid dividends must be paid before the issuer can pay dividends on its common stock. "Participating" preferred stock may be entitled to a larger dividend than the stated dividend in certain cases. "Auction rate" preferred stock has a dividend rate that is set by a Dutch auction process.

Preferred stock may have mandatory sinking fund provisions, as well as provisions for their call or redemption prior to maturity which can have a negative effect on their prices when interest rates fall.

Preferred stock do not constitute a liability of the issuer and therefore do not offer the same degree of capital protection or assured income as debt securities. Preferred stock generally rank ahead of common stock and behind debt securities in claims for dividends and for assets of the issuer in a liquidation or bankruptcy.

Foreign Securities. Foreign securities include equity and debt securities of issuers organized under the laws of countries other than the United States and debt securities issued or guaranteed by foreign governmental or by supra-national entities, such as the World Bank, or by their agencies or instrumentalities. They may also include securities of issuers (including those that are located in the U.S. or organized under U.S. law) that derive a significant portion of their revenue or profits from foreign businesses, investments or sales, or that have a significant portion of their assets abroad. Securities denominated in foreign currencies issued by U.S. companies may also be considered to be "foreign securities." Foreign securities may be traded on foreign securities exchanges or in foreign over-the-counter markets.

Investing in foreign securities offers potential benefits that are not available from investing only in the securities of U.S. issuers. Those benefits include the opportunity to invest in a wider range of issuers, in countries with economic policies or business cycles that differ from those in the United States and in markets that often do not move parallel to U.S. markets. Because of these features, foreign investments may reduce portfolio volatility.

The percentage of assets allocated to foreign securities may vary over time depending on a number of factors, including the relative yields of foreign and U.S. securities, the economies of foreign countries, the condition of foreign financial markets, the interest rate climate in particular foreign countries, and the relationship of foreign currencies to the U.S. dollar. The investment adviser may analyze fundamental economic criteria, including for example: relative inflation levels and trends, growth rate forecasts, natural resources, reliance on particular industries, balance of payments status, interest rates, market conditions, currency values, international trading patterns, trade barriers, diplomatic developments, social and political factors, and economic policies.

Securities of foreign issuers that are represented by American Depositary Receipts, or similar depositary arrangements, or that are listed on a U.S. securities exchange or traded in the U.S. over-the-counter markets are not considered "foreign securities" for purposes of the Fund's investment allocations, because they are not subject to many of the special considerations and risks that apply to foreign securities held and traded abroad.

Sovereign Debt. Sovereign debt securities include fixed income securities issued or guaranteed by governments, their agencies and instrumentalities, and securities issued by supranational entities such as the World Bank or the European Union. Investment in sovereign debt can involve a high degree of risk, including the risk that the governmental entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A governmental entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the governmental entity's policy towards international lenders or agencies and the political constraints to which a governmental entity may be subject. Although some sovereign debt, such as Brady Bonds, is collateralized by U.S. government securities, repayment of principal and interest is not guaranteed by the U.S. government. Governmental entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and other entities to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on the implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve specified levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the governmental entity, which may further impair such debtor's ability or willingness to timely service its debts. Consequently, governmental entities may default on their sovereign debt.

Holders of sovereign debt may be requested to participate in the rescheduling or restructuring of such debt and to extend further loans to governmental entities. Restructuring arrangements have included, among other things, reducing and rescheduling interest and principal payments by negotiation, new or amended credit agreements or converting outstanding principal and unpaid interest to Brady Bonds, and obtaining new credit for finance interest payments. There can be no assurance that foreign sovereign debt securities will not be subject to similar restructuring arrangements or to requests for new credit which may have adverse consequences for holders of such debt. Furthermore, certain participants in the secondary market for such debt may be directly involved in negotiating the terms of these arrangements and may therefore have access to information not available to other market participants. In the event of a default by a governmental entity, there may be limited or no effective legal remedies for collecting on such debt. A restructuring or default of sovereign debt may also cause additional impacts to the financial markets, such as downgrades to credit ratings, a flight to quality debt instruments, disruptions in common trading markets or unions, reduced liquidity, increased volatility, and heightened financial sector, foreign securities and currency risk, among others.

Debt securities issued by certain "supra-national" entities include entities designated or supported by governments to promote economic reconstruction or development, international banking organizations and related government agencies. Examples are the International Bank for Reconstruction and Development (commonly called the "World Bank"), the Asian Development Bank and the Inter-American Development Bank. A supra-national entity's lending activities may be limited to a percentage of its total capital, reserves and net income. The governmental members of those supra-national entities are "stockholders" that typically make capital contributions and may be committed to make additional capital contributions if the entity is unable to repay its borrowings. There can be no assurance that the constituent governments will continue to be able or willing to honor their capitalization commitments.

The Fund can invest in U.S. dollar-denominated "Brady Bonds." These foreign debt obligations may be fixed-rate par bonds or floating-rate discount bonds. They are generally collateralized in full as to repayment of principal at maturity by U.S. Treasury zero-coupon obligations that have the same maturity as the Brady Bonds. Brady Bonds can be viewed as having three or four valuation components: (i) the collateralized repayment of principal at final maturity; (ii) the collateralized interest payments; (iii) the uncollateralized interest payments; and (iv) any uncollateralized repayment of principal at maturity. Those uncollateralized amounts constitute what is called the "residual risk."

If there is a default on collateralized Brady Bonds resulting in acceleration of the payment obligations of the issuer, the zero-coupon U.S. Treasury securities held as collateral for the payment of principal will not be distributed to investors, nor will those obligations be sold to distribute the proceeds. The collateral will be held by the collateral agent to the scheduled maturity of the defaulted Brady Bonds. The defaulted bonds will continue to remain outstanding, and the face amount of the collateral will equal the principal payments which would have then been due on the Brady Bonds in the normal course. Because of the residual risk of Brady Bonds and the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, Brady Bonds are considered speculative investments.

Risks of Foreign Investing. Investments in foreign securities present risks and considerations not usually associated with investments in U.S. securities. Those may include:

  a lack of public information about foreign issuers;
  lower trading volume and less liquidity in foreign securities markets than in U.S. markets;
  greater price volatility in foreign markets than in U.S. markets;
  less government regulation of foreign issuers, exchanges and brokers than in the U.S.;
  a lack of uniform accounting, auditing and financial reporting standards in foreign countries compared to those applicable to U.S. issuers;
  fluctuations in the value of foreign investments due to changes in currency rates;
  the expense of currency exchange transactions;
  greater difficulties in pricing securities in foreign markets;
  foreign government restrictions on investments by U.S. and other non-local entities;
  higher brokerage commission rates than in the U.S.;
  increased risks of delays in clearance and settlement of portfolio transactions;
  unfavorable differences between the U.S. economy and some foreign economies;

  greater difficulty in commencing and pursuing lawsuits or other legal remedies;
  less regulation of foreign banks and securities depositories;
  increased risks of loss of certificates for portfolio securities;
  government restrictions on the repatriation of profits or capital or other currency control regulations;
  the possibility in some countries of expropriation, confiscatory taxation, political, financial or social instability or adverse diplomatic developments;
  the reduction of income by foreign taxes; and
  potential for time-zone arbitrage.

Foreign investments are often denominated in currencies other than the U.S. dollar, which means that changes in the currency exchange rate will affect the value of those investments. Generally, when the U.S. dollar increases in value against a foreign currency, an investment denominated in that currency is worth less in U.S. dollars and when the U.S. dollar decreases in value against a foreign currency, an investment denominated in that currency is worth more in U.S. dollars. The Fund must compute its net asset value and its income in U.S. dollars and a change in the dollar value of a foreign currency will generally result in a change in the Fund's net asset value or its investment income that is available for distribution to shareholders. Because a portion of the Fund's investment income may be received in foreign currencies, the Fund will be required to compute its income in U.S. dollars for distribution to shareholders, and therefore the Fund will absorb the cost of currency fluctuations. Foreign currency losses that occur after the Fund has distributed income may result in the Fund having made a distribution that was larger than its investment income during a particular fiscal period. In that case, the additional amount distributed would be classified as a return of capital to shareholders for accounting purposes.

In the past, government policies have discouraged investments in certain foreign countries through economic sanctions, trade restrictions, taxation or other government actions. It is possible that such policies could be implemented in the future.

Risks of Developing and Emerging Markets. Emerging and developing markets may offer special opportunities for investing but, in addition to being subject to all the risks of foreign investing, also have greater risks than more mature foreign markets. Emerging and developing market countries may be subject to greater political, social and economic instability; have high inflation rates; experience unfavorable diplomatic developments; have less liquid securities markets with greater price volatility; have additional delays in the settlement of securities transactions; impose exchange controls; be subject to trade barriers; impose differential taxes on foreign investors; have a higher possibility of confiscatory taxes or the expropriation of assets; impose restrictions on direct investments or investments in issuers in particular industries; and lack developed legal or regulatory systems. Investments in securities of issuers in developing or emerging market countries may be considered speculative. Additional information about certain risks associated with emerging and developing markets is provided below.

•	Less Developed Securities Markets. Developing or emerging market countries may have less well-developed securities markets and exchanges. Consequently, they have lower trading volume than the securities markets of more developed countries. These markets may be unable to respond effectively to increases in trading volume. Therefore, prompt liquidation of substantial portfolio holdings may be difficult at times. As a result, these markets may be substantially less liquid than those of more developed countries, and the securities of issuers located in these markets may have limited marketability.

•	Transaction Settlement. Settlement procedures in developing or emerging markets may differ from those of more established securities markets. Settlements may also be delayed by operational problems. Securities issued by developing countries and by issuers located in those countries may be subject to extended settlement periods. Delays in settlement could result in temporary periods during which some assets are uninvested and no return is earned on those assets. The inability to make intended purchases of securities due to settlement problems could cause missed investment opportunities. Losses could also be caused by an inability to dispose of portfolio securities due to settlement problems. As a result there could be subsequent declines in the value of the portfolio security, a decrease in the level of liquidity of the portfolio or, if there is a contract to sell the security, a possible liability to the purchaser.

•	Price Volatility. Securities prices in developing or emerging markets may be significantly more volatile than is the case in more developed nations of the world, which may lead to greater difficulties in pricing securities.

•	Less Developed Governments and Economies. Developing or emerging market countries may have less developed legal and accounting systems, and their governments may also be more unstable than the governments of more developed countries. For example, governments of some developing or emerging market countries have defaulted on their bonds and there is the risk of this happening in the future. These countries may also have less protection of property rights than more developed countries. Developing or emerging market countries also may be subject to social, political or economic instability, and have greater potential for pervasiveness of corruption and crime, armed conflict, the adverse economic impact of civil war and religious or ethnic unrest. In addition, the economies of developing or emerging market countries may be more dependent on relatively few industries or investors that may be highly vulnerable to local and global changes. Further, the value of the currency of a developing or emerging market country may fluctuate more than the currencies of countries with more mature markets. Investments in developing or emerging market countries may also be subject to greater potential difficulties in enforcing contractual obligations.

•	Government Restrictions. In certain developing or emerging market countries, government approval may be required for the repatriation of investment income, capital or the proceeds of sales of securities by foreign investors. Also, a government might impose temporary restrictions on remitting capital abroad if the country's balance of payments deteriorates, or it might do so for other reasons. If government approval were delayed or refused, income or capital gains may not be able to be transmitted to the United States. Other government restrictions may include confiscatory taxation, expropriation or nationalization of company assets, restrictions on foreign ownership of local companies, managed adjustments in relative currency values and other protectionist measures, and practices such as share blocking. Share blocking is the practice in certain foreign markets where voting rights related to an issuer's securities are predicated on those securities being blocked from trading at the custodian or sub-custodian level for a period of time around a shareholder meeting. Such restrictions have the effect of prohibiting the purchase and sale of certain voting securities within a specified number of days before, and in certain instances, after a shareholder meeting. The share blocking period can last up to several weeks, typically terminating on a date established at the discretion of the issuer. Share blocking may prevent the Fund from buying or selling securities for a period of time. When shares are blocked, trades in such securities will not settle. Having a blocking restriction lifted can be difficult and onerous, with the particular requirements varying widely by country. In some countries, the block cannot be removed for the duration of time it is effective. Additionally, the imposition of restrictions on investments by foreign entities might result in less attractive investment opportunities or require the sale of existing investments. Investments in developing or emerging market countries may also be subject to greater risks relating to the withdrawal or non-renewal of any license enabling the Fund to trade in securities of a particular country.

•	Privatization Programs. The governments in some developing or emerging market countries have been engaged in programs to sell all or part of their interests in government-owned or controlled enterprises. Privatization programs may offer opportunities for significant capital appreciation, in the appropriate circumstances. However, in certain developing countries, the ability of foreign entities to participate in privatization programs may be limited by local law. Additionally, the terms on which a foreign entity might be permitted to participate may be less advantageous than those afforded local investors. There can be no assurance that privatization programs will be successful.

Eurozone Investment Risks. The European Union (EU) is an economic and political union of most western European countries and a growing number of eastern European countries, collectively known as "member states." One of the key mandates of the EU is the establishment and administration of a common single market, consisting of, among other things, a single currency and a common trade policy. In order to pursue this goal, member states established the Economic and Monetary Union (EMU), which sets out different stages and commitments that member states need to follow to achieve greater economic and monetary policy coordination, including the adoption of a single currency, the euro. Many member states have adopted the euro as their currency and, as a result, are subject to the monetary policies of the European Central Bank (ECB).

The global economic crisis that began in 2008 has caused severe financial difficulties for many EU member states, pushing some to the brink of insolvency and causing others to experience recession, large public debt, restructuring of government debt, credit rating downgrades and an overall weakening of banking and financial sectors. Recovery from the crisis has been challenged by high unemployment and budget deficits as well as by weaknesses in sovereign debt issued by Greece, Spain, Portugal, the Republic of Ireland, Italy and other EU member states. The sovereign debt of several of these countries was downgraded in 2012 and many remain subject to further downgrades, which may have a negative effect on European and non-European banks that have significant exposure to sovereign debt. Since 2010, several countries, including Greece, Italy, Spain, the Republic of Ireland and Portugal, agreed to multi-year bailout loans from the ECB, the International Monetary Fund (IMF), and other institutions. To address budget deficits and public debt concerns, a number of European countries have imposed strict austerity measures and comprehensive financial and labor market reforms. In the wake of the crisis, EU member states will need to make economic and political decisions in order to restore economies to sustainable growth. While a number of initiatives have been instituted to strengthen regulation and supervision of financial markets in the EU, greater regulation is expected but the exact nature and effect of this regulation is still unknown.

Some EU member states may continue to be dependent on assistance from the ECB, the IMF, or other governments and institutions. Such assistance could depend on a country's implementation of reforms or attainment of a certain level of performance. Failure by one or more EU member states to reach those objectives or an insufficient level of assistance could result in a deeper or prolonged economic downturn, which could have a significant adverse effect on the value of investments in European countries. By adopting the euro, a member state relinquishes control of its own monetary policies. As a result, EU member states are significantly affected by fiscal and monetary controls implemented by the EMU and may be limited to some degree from implementing their own economic policies. The euro may not fully reflect the strengths and weaknesses of the various economies that comprise the EMU and Europe generally.

Additionally, it is possible that EU member states could voluntarily abandon the euro or involuntarily be forced out of the euro, including by way of a partial or complete dissolution of the EMU. The effects of such outcomes on the rest of the Eurozone and global markets as a whole are unpredictable, but are likely to be negative, including adversely impacted market values of Eurozone and various other securities and currencies, redenomination of certain securities into less valuable local currencies, and more volatile and illiquid markets. Under such circumstances, investments denominated in euros or replacement currencies may be difficult to value, the ability to operate an investment strategy in connection with euro-denominated securities may be significantly impaired and the value of euro-denominated investments may decline significantly and unpredictably. Furthermore, the United Kingdom's ("UK") intended departure from the EU, known as "Brexit," may have significant political and financial consequences for Eurozone markets, including greater market volatility and illiquidity, currency fluctuations, deterioration in economic activity, a decrease in business confidence and an increased likelihood of a recession in the UK. Uncertainty relating to the withdrawal procedures and timeline may have adverse effects on asset valuations and the renegotiation of current trade agreements, as well as an increase in financial regulation of UK banks. While the full impact of Brexit is unknown, market disruption in the EU and globally may have a negative effect on the value of the Fund's investments. Additionally, the risks related to Brexit could be more pronounced if one or more additional EU member states seek to leave the EU.

Derivatives. The Fund can invest in a variety of derivative investments, including swaps, "structured" notes, convertible notes, options, forward contracts and futures contracts, to seek income or for hedging purposes. The use of derivatives requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management.  If a derivative instrument is used at the wrong time or judges market conditions incorrectly, the use of derivatives may reduce the Fund's return.

Although it is not obligated to do so, the Fund can use derivatives to hedge. To attempt to protect against declines in the market value of the Fund's portfolio, to permit the Fund to retain unrealized gains in the value of portfolio securities which have appreciated, or to facilitate selling securities for investment reasons. The Fund can use hedging to establish a position in the securities market as a temporary substitute for purchasing particular securities. In that case the

Fund would normally seek to purchase the securities and then terminate that hedging position. The Fund might also use this type of hedge to attempt to protect against the possibility that its portfolio securities would not be fully included in a rise in value of the market.

•       "Structured" Notes. "Structured" notes are specially-designed derivative debt instruments. The terms of the instrument may be "structured" by the purchaser and the issuer of the note. Payments of principal or interest on these notes may be linked to the value of an index (such as a currency or securities index), one or more securities, or a commodity or to the financial performance of one or more obligors. The value of these notes will normally rise or fall in response to the changes in the performance of the underlying security, index, commodity or obligor.

Structured notes are subject to interest rate risk and are also subject to credit risk with respect both to the issuer and, if applicable, to the underlying security or obligor. If the underlying investment or index does not perform as anticipated, the Fund might receive less interest than the stated coupon payment or receive less principal upon maturity of the structured note. The price of structured notes may be very volatile and they may have a limited trading market, making it difficult for the Fund to value them or sell them at an acceptable price.  In some cases, the Fund may enter into agreements with an issuer of structured notes to purchase a minimum amount of these notes over time.

In some cases, the Fund may invest in structured notes that pay an amount based on a multiple of the relative change in value of the underlying investment or index. This type of note increases the potential for income but at a greater risk of loss than a typical debt security of the same maturity and credit quality.

•       Swaps. A "swap" is a contract under which one party agrees to exchange an asset (for example, bushels of wheat) for another asset (cash) at a specified date or dates in the future. A one-period swap contract operates in a manner similar to a forward or futures contract because there is an agreement to swap an asset for cash at only one forward date. Swap transactions may also have more than one period and therefore more than one exchange of assets. If the term of a swap is for more than one period, the purchaser may make payments at an adjustable or "floating" rate. With a floating rate fee, the payments are based on a rate such as the London Interbank Offered Rate ("LIBOR"), and are adjusted each period. If the LIBOR or other reference rate increased over the term of the swap, the fee would increase at each swap reset date.

Swap transactions with certain counterparties may be entered into pursuant to master netting agreements. A master netting agreement provides that all swaps done between the parties shall be regarded as parts of an integral agreement. On any date, the amounts payable to or from each party in respect to one or more swap transactions in the same currency will be combined and the parties will receive or be obligated to pay the net amount. A master netting agreement may also provide that if a party defaults on one swap, the other party can terminate all of the swaps with that counterparty. If there is a default resulting in a loss to one party, the measure of that party's damages is calculated by reference to the average cost of a replacement swap for each terminated swap (i.e., the mark-to-market value at the time of termination of each swap). The gains and losses on all swaps are netted, and the result is the counterparty's gain or loss on termination. The termination of all swaps and the netting of gains and losses on termination are generally referred to as "aggregation."

Interest Rate Swaps. In an interest rate swap, the Fund and another party exchange their rights to receive interest payments on a security or payments based on a reference rate. For example, they might swap the right to receive floating rate payments based on a reference rate such as "LIBOR" for the right to receive fixed rate payments.

Interest rate swaps entail both interest rate risk and credit risk. There is a risk that based on movements of interest rates, the payments made by the Fund under a swap agreement will be greater than the payments it receives. Credit risk is the risk that the counterparty might default. If the counterparty defaults, the Fund may lose the net amount of contractual interest payments that it has not yet received.

Total Return Swaps. In a total return swap transaction, one party agrees to pay the other party an amount equal to the total return on a defined underlying asset, a customized basket of assets, or a non-asset reference during a specified period of time. The Fund can enter into total return swaps to gain exposure to an overall market or an asset. In a total return swap, the Fund will receive the price appreciation (or depreciation) of an index, a portion of an index, an asset or a customized basket of assets in exchange for paying (or receiving) an agreed-upon fee. Total return swaps can have the potential for unlimited losses. Total return swaps entail the risk that the counterparty might default on the contract. If the counterparty defaults, the Fund may lose any contractual payments that the Fund is entitled to. Total return swaps could result in losses if the underlying asset or reference does not perform as anticipated.

Volatility Swaps. The Fund may enter into types of volatility swaps to hedge the volatility of a particular security, currency, index or other financial instrument, or to seek to increase its investment return. In volatility swaps, counterparties agree to buy or sell volatility at a specific level over a fixed period. For example, to hedge the risk that the value of an asset held by the Fund may fluctuate significantly over the Fund's period of investment, the Fund might enter into a volatility swap pursuant to which it will receive a payment from the counterparty if the actual volatility of the asset over a specified time period is greater than a volatility rate agreed at the outset of the swap. Alternatively, if the investment adviser believes that a particular security, currency, index or other financial instrument will demonstrate more (or less) volatility over a period than the market's general expectation, to seek to increase investment return the Fund might enter into a volatility swap pursuant to which it will receive a payment from the counterparty if the actual volatility of that underlying instrument over the period is more (or less) than the volatility rate agreed at the outset of the swap.

Volatility swaps are subject to credit risks (if the counterparty fails to meet its obligations), and the risk that the investment adviser is incorrect in its forecast of volatility for the underlying security, currency, index or other financial instrument that is the subject of the swap. If the investment adviser is incorrect in its forecast, the Fund would likely be required to make a payment to the counterparty under the swap.

•                 Swap Options and Swap Forwards. The Fund may enter into options on swaps as well as forwards on swaps. A swap option is a contract that gives a counterparty the right (but not the obligation) to enter into a new swap agreement or to shorten, extend, cancel, or otherwise modify an existing swap agreement on pre-designated terms. The Fund may write (sell) and purchase put and call swap options. A swap forward is an agreement to enter into a swap agreement at some point in the future, usually three to six months from the date of the contract.

The writer of the contract receives the premium and bears the risk of unfavorable changes in the preset rate on the underlying swap. The Fund generally will incur a greater risk when it writes a swap option than when it purchases a swap option. When the Fund purchases a swap option it risks losing only the amount of the premium it has paid if it lets the option expire unexercised. When the Fund writes a swap option it will become obligated, upon exercise of the option by the counterparty, according to the terms of the underlying agreement.

• Futures. The Fund can buy and sell futures contracts that relate to debt securities (these are referred to as "interest rate futures"), broadly-based securities indices ("stock index futures" and "bond index futures"), foreign currencies, commodities and an individual stock ("single stock futures").

A broadly-based stock index is used as the basis for trading stock index futures. They may in some cases be based on stocks of issuers in a particular industry or group of industries. A stock index assigns relative values to the securities included in the index and its value fluctuates in response to the changes in value of the underlying securities. A stock index cannot be purchased or sold directly. Bond index futures are similar contracts based on the future value of the basket of securities that comprise the index. These contracts obligate the seller to deliver, and the purchaser to take, cash to settle the futures transaction. There is no delivery made of the underlying securities to settle the futures obligation. Either party may also settle the transaction by entering into an offsetting contract.

An interest rate future obligates the seller to deliver (and the purchaser to take) cash or a specified type of debt security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position. Similarly, a single stock future obligates the seller to deliver (and the purchaser to take) cash or a specified equity security to settle the futures transaction. Either party could also enter into an offsetting contract to close out the position. Single stock futures trade on a very limited number of exchanges, with contracts typically not fungible among the exchanges.

The Fund can invest a portion of its assets in commodity futures contracts. Commodity futures may be based upon commodities within five main commodity groups: (1) energy, which includes crude oil, natural gas, gasoline and heating oil; (2) livestock, which includes cattle and hogs; (3) agriculture, which includes wheat, corn, soybeans, cotton, coffee, sugar and cocoa; (4) industrial metals, which includes aluminum, copper, lead, nickel, tin and zinc; and (5) precious metals, which includes gold, platinum and silver. The Fund may purchase and sell commodity futures contracts, options on futures contracts and options and futures on commodity indices with respect to these five main commodity groups and the individual commodities within each group, as well as other types of commodities.

No money is paid or received by the Fund on the purchase or sale of a future. Upon entering into a futures transaction, the Fund will be required to deposit an initial margin payment with the futures commission merchant (the "futures broker"). Initial margin payments will be deposited with the Fund's custodian bank in an account registered in the futures broker's name. However, the futures broker can gain access to that account only under specified conditions. As the future is marked to market (that is, its value on the Fund's books is changed) to reflect changes in its market value, subsequent margin payments, called variation margin, will be paid to or by the futures broker daily.

At any time prior to expiration of the future, the Fund may elect to close out its position by taking an opposite position, at which time a final determination of variation margin is made and any additional cash must be paid by or released to the Fund. Any loss or gain on the future is then realized by the Fund for tax purposes. All futures transactions (except forward contracts) are effected through a clearinghouse associated with the exchange on which the contracts are traded.

• Put and Call Options.  Put options (sometimes referred to as "puts") give the holder the right to sell an asset for an agreed-upon price. Call options (sometimes referred to as "calls") give the holder the right to buy an asset at an agreed-upon price.

The Fund can buy and sell exchange-traded and over-the-counter put and call options,  including index options, securities options, currency options, commodities options, and options on the types of futures described above.

Selling Covered Call Options. If the Fund sells ("writes") a call option, it must be "covered." That means that while the call option is outstanding, the Fund must either own the security subject to the call, or, for certain types of call options, identify liquid assets on its books that would enable it to fulfill its obligations if the option were exercised.

A call option on a security is an agreement by the seller to sell an underlying security to the call purchaser at a fixed price (the "exercise price") regardless of changes in the market price of that security during a call period. Call options are sold for a cash payment (a premium). The exercise price is usually higher than the price of the security at the time the call is sold. The seller bears the risk that the price of the underlying security may increase during the call period, requiring it to sell the security for less than the market value at the time. That risk may be offset to some extent by the premium the seller receives. If the market value of the security does not rise above the exercise price during the call period, the call generally will not be exercised. In that case the seller realizes a profit from the cash premium it received. Any such profits earned by the Fund are considered short-term capital gains for federal income tax purposes.

A call on a securities index is also sold for a cash premium. If the buyer exercises an index call option, the seller is required to pay an amount equal to the difference between the market value of the index and the exercise price, multiplied by a specified factor. If the value of the underlying index does not rise above the call price, it is unlikely that the call will be exercised. In that case the seller would keep the cash premium without being obligated to make any payments to the purchaser of the call.

The Fund's custodian bank, or a securities depository acting for the custodian bank, may act through the Options Clearing Corporation as the escrow agent for securities that are subject to a call option the Fund has sold. The Options Clearing Corporation will only release those securities when the call option expires or when the Fund enters into a closing transaction. No margin is required for those transactions.

When the Fund sells an over-the-counter ("OTC") call option, it will typically enter into an arrangement with a securities dealer which will establish a formula price at which the Fund will have the absolute right to repurchase that OTC option. The formula price will generally be based on a multiple of the premium received for the option, plus the amount by which the option is exercisable below the market price of the underlying security (that is, the amount that the option is "in the money"). When the Fund writes an OTC option, it will treat as illiquid (for purposes of its restriction on holding illiquid securities) the mark-to-market value of any OTC option it holds, unless the option is subject to a buy-back agreement by the executing broker.

To terminate its obligation on an OTC call it has written, the Fund can purchase a corresponding call in a "closing purchase transaction." If the Fund cannot effect a closing purchase transaction due to the lack of a market, it will have to hold the callable securities until the call expires or is exercised. The Fund will realize a profit or loss, depending upon whether the premium received on the call is more or less than the amount of the option transaction costs and the price of the call the Fund purchases to close out the transaction. The Fund may realize a profit if the call expires unexercised, because the Fund will retain both the underlying security and the premium it received when it wrote the call. Any such profits are considered short-term capital gains for federal income tax purposes.

A call on a futures contract may be sold without owning the futures contract or securities deliverable under the contract. To do so, at the time the call must be covered by identifying an equivalent dollar amount of liquid assets. If the value of the segregated assets drops below 100% of the current value of the future, additional liquid assets must be identified. Because of this requirement, in no circumstances would an exercise notice as to that future require delivery on a futures contract. It would simply create a short futures position, which is permitted by applicable hedging policies.

Selling Put Options. A put option on a security or a securities index gives the purchaser the right, during the option period, to sell the underlying investment to the seller at the exercise price. When selling (writing) a put option on a security, the option must be covered by the Fund by identifying liquid assets with a value equal to or greater than the exercise price of the put option, to secure the obligation. In this case the Fund forgoes the opportunity to invest, sell or write calls against the identified assets.

The seller of a put is obligated to buy the underlying investment at the exercise price even if the market value of the investment falls below that price. If the price of the underlying investment remains higher than the exercise price, it is unlikely that a put option would be exercised. If a put option is not exercised, the seller would realize a gain of the amount of the premium received less the transaction costs incurred. If the put is exercised, the exercise price will usually exceed the market value of the underlying investment at that time. In that case, the seller could incur a loss. If the underlying investment is resold at that time, the loss would be equal to the exercise price and any transaction costs minus the amount of the premium received and the amount the seller received from the resale of the underlying investment. Settlement of a put on an index is in cash rather than by delivery of the underlying investment. Any profits earned by the Fund from writing put options are considered short-term capital gains for federal income tax purposes.

Purchasing Call Options. A call option may be purchased by the Fund to seek to benefit from an anticipated rise in a particular security or in a securities index. The purchaser pays a premium for a call option. The purchaser then has the right to buy the underlying investment during the call period at a fixed exercise price. The purchaser benefits only if, during the call period, the market price of the underlying investment rises above the exercise price plus the transaction costs and the premium paid for the call or if the call option is resold at a profit. If the purchaser does not exercise the call option or resell it (whether or not at a profit), the option becomes worthless on its expiration date. In that case the purchaser will have lost the amount it paid as a premium and not realized any gain on the transaction.

Settlement of a call on an index is in cash rather than by delivery of the underlying investment. Gain or loss on the transaction would depend on changes to the prices of the securities that make up the index.

Purchasing Put Options. A put on a security or securities index may be purchased by the Fund to attempt to protect against a decline (below the exercise price) in the value of the underlying investment. The purchaser pays a premium for the right to sell the underlying investment at a fixed exercise price during the put period. If the market price of the underlying investment remains above or equal to the exercise price, the put will generally not be exercised or resold and will become worthless on the expiration date. In that case the purchaser will have lost the amount it paid as a premium and not realize any benefit from the right to sell the underlying investment. If the purchaser resells a put prior to its expiration date, it may or may not realize a profit on that sale.

A put may also be purchased on an investment the buyer does not own. That would permit the purchaser to resell the put or to buy the underlying investment and sell it at the exercise price. If the market price of the underlying investment remains above or equal to the exercise price, the put would generally not be exercised and would become worthless on its expiration date.

Settlement of a put on a securities index is in cash rather than by delivery of the underlying investment. Gain or loss on the transaction would depend on the changes to the prices of the securities that make up the index.

Put and Call Options on Futures. A call on a futures contract may be sold by the Fund without owning the futures contract or securities deliverable under the contract. The call is covered by the Fund by identifying an equivalent dollar amount of liquid assets at the time the call is sold. If the value of the segregated assets drops below 100% of the current market value of the future, the Fund will identify additional liquid assets on its books. Therefore, the receipt of an exercise notice by the Fund as to a future would not require the delivery of the futures contract under any circumstances. It would, however, put the Fund in a short futures position, which is permitted under applicable hedging policies.

A put option on a future may be purchased by the Fund to attempt to protect against a decline (below the exercise price) in the value of the underlying investment during the put period. If, because the market price of the underlying investment remains above or equal to the exercise price, the put is not exercised or resold, it becomes worthless on the expiration date. In that case the purchaser will have lost the amount it paid as a premium and not realized any benefit from the right to sell the underlying investment. If the purchaser resells the put prior to its expiration, it may or may not realize a profit on that resale.

A put option may also be purchased by the Fund on a future it does not own. That would permit the Fund to resell the put or to buy the underlying investment and sell it at the exercise price. If the market price of the underlying investment is above the exercise price and, as a result, the put is not exercised, the put will become worthless on its expiration date.

Buying and Selling Options on Foreign Currencies. Put and call options on foreign currencies include puts and calls that trade on a securities or commodities exchange or in the over-the-counter markets or that are quoted by major recognized dealers in such options.  The Fund can buy and sell exchange-traded and over-the-counter put options and call options on foreign currencies. The Fund could use these calls and puts to try to protect against declines in the dollar value of foreign securities and increases in the dollar cost of foreign securities the Fund wants to acquire.

If the investment adviser anticipates a rise in the dollar value of a foreign currency in which securities to be acquired are denominated, the increased cost of those securities may be partially offset by purchasing calls or writing puts on that foreign currency. If the investment adviser anticipates a decline in the dollar value of a foreign currency, the decline in the dollar value of portfolio securities denominated in that currency might be partially offset by writing calls or purchasing puts on that foreign currency. However, the currency rates could fluctuate in a direction adverse to the Fund's position. The Fund will then have incurred option premium payments and transaction costs without a corresponding benefit.

A call the Fund writes on a foreign currency is "covered" if the Fund owns the underlying foreign currency covered by the call or has an absolute and immediate right to acquire that foreign currency without additional cash consideration (or it can do so for additional cash consideration held in a segregated account by its custodian bank) upon conversion or exchange of other foreign currency held in its portfolio.

The Fund could write a call on a foreign currency to provide a hedge against a decline in the U.S. dollar value of a security which the Fund owns or has the right to acquire and which is denominated in the currency underlying the option. That decline might be one that occurs due to an expected adverse change in the exchange rate. This is known as a "cross-hedging" strategy. In those circumstances, the Fund covers the option by maintaining cash, U.S. government securities or other liquid, high grade debt securities in an amount equal to the exercise price of the option, in a segregated account with the Fund's custodian bank.

• Risks of Hedging with Options and Futures. The use of hedging instruments requires special skills and knowledge of investment techniques that are different than what is required for normal portfolio management. If the Fund uses a hedging instrument at the wrong time or if market conditions are judged incorrectly, hedging strategies may reduce the Fund's return. The Fund could also experience losses if the prices of its futures and options positions were not correlated with its other investments. The Fund's option activities may affect its costs.

The Fund's option activities could affect its portfolio turnover rate and brokerage commissions. The exercise of calls written by the Fund might cause the Fund to sell related portfolio securities, thus increasing its turnover rate. The exercise by the Fund of puts on securities will cause the sale of underlying investments, increasing portfolio turnover. Although the decision whether to exercise a put it holds is within the Fund's control, holding a put might cause the Fund to sell the related investments for reasons that would not exist in the absence of the put.

The Fund could pay a brokerage commission each time it buys a call or put, sells a call or put, or buys or sells an underlying investment in connection with the exercise of a call or put. Those commissions could be higher on a relative basis than the commissions for direct purchases or sales of the underlying investments. Premiums paid for options are small in relation to the market value of the underlying investments. Consequently, put and call options offer large amounts of leverage. The leverage offered by trading in options could result in the Fund's net asset value being more sensitive to changes in the value of the underlying investment.

If a covered call written by the Fund is exercised on an investment that has increased in value above the call price, the Fund will be required to sell the investment at the call price. Consequently, the Fund will not realize any additional appreciation on the investment once its value increases above the call price.

An exchange traded option position may be closed out only on a market that provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular option. The Fund might experience losses if it could not close out a position because of an illiquid market for the future or option.

There is a risk in using short hedging by selling futures or purchasing puts on broadly-based indices or futures to attempt to protect against declines in the value of the Fund's portfolio securities. The risk is that the prices of the futures or the applicable index will correlate imperfectly with the behavior of the cash prices of the Fund's securities. For example, it is possible that while the Fund has used hedging instruments in a short hedge, the market may advance and the value of the securities held in the Fund's portfolio might decline. If that occurred, the Fund would lose money on the hedging instruments and also experience a decline in the value of its portfolio securities. However, while this could occur for a very brief period or to a very small degree, over time the value of a diversified portfolio of securities will tend to move in the same direction as the indices upon which the hedging instruments are based.

The risk of imperfect correlation increases as the composition of the Fund's portfolio diverges from the securities included in the applicable index. To compensate for the imperfect correlation of movements in the price of the portfolio securities being hedged and movements in the price of the hedging instruments, the Fund might use hedging instruments in a greater dollar amount than the dollar amount of portfolio securities being hedged. It might do so if the historical volatility of the prices of the portfolio securities being hedged is more than the historical volatility of the applicable index.

The ordinary spreads between prices in the cash and futures markets are subject to distortions, due to differences in the nature of those markets. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, the liquidity of the futures market depends on participants entering into offsetting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced, thus producing distortion. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities markets. Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

The Fund can use hedging instruments to establish a position in the securities markets as a temporary substitute for the purchase of individual securities (long hedging) by buying futures and/or calls on such futures, broadly-based indices or on securities. It is possible that when the Fund does so the market might decline. If the Fund then concludes not to invest in securities because of concerns that the market might decline further or for other reasons, the Fund will realize a loss on the hedging instruments that are not offset by a reduction in the price of the securities purchased.

• Foreign Currency Forward Contracts. Foreign currency forward contracts are used to buy or sell foreign currency for future delivery at a fixed price.  They are used to "lock in" the U.S. dollar price of a security denominated in a foreign currency that the Fund has bought or sold, or to protect against possible losses from changes in the relative value of the U.S. dollar against a foreign currency. Although forward contracts may reduce the risk of loss from a decline in the value of the hedged currency, at the same time they limit any potential gain if the value of the hedged currency increases. Forward contracts are traded in the inter-bank market conducted directly among currency traders (usually large commercial banks) and their customers.

Forward Contract Strategies. Under a forward contract, the Fund agrees to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract agreed upon by the parties. The transaction price is set at the time the contract is entered into. The costs of engaging in forward contracts varies depending on factors such as the currencies involved, the length of the contract period and the market conditions then prevailing.

A forward contract might be used to provide for the purchase or sale of the amount of foreign currency involved in the purchase or sale of a security denominated in a foreign currency, or for dividend or interest payments that may be received in a foreign currency. This is called a "transaction hedge." The transaction hedge will protect against a loss from an adverse change in the currency exchange rates during the period between the date on which a security is purchased or sold or on which a payment is declared, and the date on which the payments are made or received. The use of forward contracts does not eliminate the risk of fluctuations in the prices of the underlying securities, but it does fix a rate of exchange in advance.

If it is anticipated that a foreign currency might suffer a substantial decline against the U.S. dollar, forward contracts to sell the foreign currency could be used to lock in the U.S. dollar value of portfolio positions. This is called a "position hedge." To try to protect against a substantial decline of the U.S. dollar against a foreign currency, a forward contract to buy that foreign currency for a fixed dollar amount could be used. Alternatively, the Fund could enter into a forward contract to sell a different foreign currency the Fund believes will fall whenever there is a decline in the U.S. dollar value of the currency in which portfolio securities are denominated.

In some cases, at or before the maturity of a forward contract, the Fund might sell a portfolio security and use the sale proceeds to make delivery of the currency. If the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver, the Fund might have to purchase additional foreign currency on the "spot" (that is, cash) market to settle the security trade. If the market value of the security exceeds the amount of foreign currency the

Fund is obligated to deliver, the Fund might have to sell some of the foreign currency on the spot market. There would be additional transaction costs for the spot market transactions in those cases.

Alternatively, the contractual obligation to deliver the currency may be offset by purchasing a second contract to obtain, on the same maturity date, the same amount of the currency as the currency obligation. Similarly, a forward contract purchase obligation may be closed out by entering into a second contract to sell the same amount of the same currency on the maturity date of the first contract. The gain or loss would be realized as a result of entering into such an offsetting forward contract under either circumstance. The gain or loss will depend on the extent to which the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and the offsetting contract.

Forward Contract Limitations. The Fund will not enter into forward contracts or maintain a net exposure to such contracts if the consummation of the contracts would obligate the Fund to deliver an amount of foreign currency in excess of the value of the Fund's portfolio securities or other assets denominated in that currency (or another currency that is the subject of the hedge). However, the Fund can maintain a net exposure to forward contracts in excess of the value of the Fund's portfolio securities or other assets denominated in foreign currencies if the excess amount is "covered" by liquid securities denominated in any currency. As one alternative, the Fund could purchase a call option permitting the Fund to purchase the amount of foreign currency being hedged by a forward sale contract at a price no higher than the forward contract price. As another alternative, the Fund could purchase a put option permitting the Fund to sell the amount of foreign currency subject to a forward purchase contract at a price as high or higher than the forward contract price. The Fund could also cover its short positions by identifying assets on its books equal to the aggregate amount of the Fund's commitment under forward contracts or the excess amount of those obligations.

Forward Contract Risks. The projection of short-term currency market movements is extremely difficult, and the successful execution of a short-term hedging strategy is highly uncertain. The precise matching of the amounts under forward contracts and the value of the securities involved generally will not be possible because the future value of securities denominated in foreign currencies will change as a consequence of market movements between the date a forward contract is entered into and the date it is sold. Forward contracts involve the risk that anticipated currency movements will not be accurately predicted, causing losses on those contracts and additional transaction costs. The use of forward contracts might reduce performance if there are unanticipated changes in currency prices.

Forward Contract Costs. Because forward contracts are usually entered into on a principal basis, no brokerage fees or commissions are involved. Foreign exchange dealers do realize a profit based on the difference between the prices at which they buy and sell various currencies. Thus, a dealer might offer to sell a foreign currency at one rate, while offering a lower rate for purchasing that currency. In addition, the credit and performance risk of the relevant counterparty to the forward contract (e.g., a central clearing house counterparty or a bilateral agreement counterparty) must also be evaluated.

The costs to the Fund of engaging in forward contracts varies with factors such as the currencies involved, the length of the contract period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal basis, no brokerage fees or commissions are involved. Because these contracts are not traded on an exchange, the Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

Although the Fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign currencies into U.S. dollars on a daily basis. The Fund may convert foreign currency from time to time, and will incur costs in doing so.

Asset Coverage for Certain Investments and Trading Practices. The Fund will segregate with its custodian or otherwise designate on its books and records liquid assets in an amount the Fund believes to be adequate to ensure that it has sufficient liquid assets to meet its obligations under its derivatives contracts, or the Fund may enter into an offsetting position to "cover" its obligations with respect to such transactions. Depending upon the contractual terms of the derivatives instrument, the customary settlement practice associated with the derivative instrument and the instrument's liquidity, among other things, the amounts that are segregated or designated may be based on the notional (or contract) amount of the derivative or on the daily mark-to-market obligation under the derivatives contract. These amounts may be reduced by amounts on deposit with the applicable broker or counterparty to the derivatives transaction. With respect to less liquid derivative instruments (or in other situations in which the Sub-Adviser believes it necessary), the Fund may segregate amounts in addition to the amounts described above. By segregating or designating liquid assets equal to only the mark-to-market obligation under a derivatives contract, the Fund will have the ability to utilize these instruments to a greater extent than if the Fund segregated or designated liquid assets equal to the full market value of the underlying asset or the notional (or contract) amount of the instrument.

In certain circumstances, the Fund may enter into an offsetting position rather than segregating or designating liquid assets (e.g., the Fund may "cover" a written put option with a purchased put option with the same or higher exercise price). Although the Sub-Adviser will attempt to ensure that the Fund has sufficient liquid assets to meet its obligations under its derivative contracts, it is possible that the Fund's liquid assets may be insufficient to support such obligations under its derivatives positions.

Segregating or designating a large percentage of the Fund's liquid assets could impede the Sub-Adviser's ability to manage the Fund's portfolio. The Fund may modify its asset segregation policies from time to time.

• Regulatory Aspects of Derivatives and Hedging Instruments. As a result of recent amendments to rules under the Commodity Exchange Act ("CEA") by the Commodity Futures Trading Commission ("CFTC"), the Manager must either operate within certain guidelines and restrictions with respect to the Fund's use of futures, options on such futures, commodity options and certain swaps, or be subject to registration with the CFTC as a "commodity pool operator" ("CPO") with respect to the Fund, and be required to operate the Fund in compliance with certain disclosure, reporting, and recordkeeping requirements.

Previously, the CFTC permitted unlimited futures transactions and options thereon, so long as a fund had claimed an exclusion from registration as a CPO, and swap contracts were not formerly regulated by the CFTC. Under the amended rules, the investment adviser of a registered investment company may claim an exemption from registration as a CPO only if the registered investment company that it advises uses futures contracts, options on such futures, commodity options and certain swaps solely for "bona fide hedging purposes," or limits its use of such instruments for non-bona fide hedging purposes to certain de minimis amounts.

While the Manager will be registered as a CPO under the CEA, the Manager currently intends to limit and monitor, consistent with internal compliance procedures, the Fund's use of futures, options on such futures, commodity options and certain swaps in order to permit the Fund to continue to claim an exemption under the CFTC rules. As such, with respect to the management of the Fund, the Manager will not be subject to the disclosure, reporting and recordkeeping requirements under the CFTC rules.

Financial reform legislation that is currently being implemented imposes execution and clearing requirements on certain types of over-the-counter derivatives, among other things. In a cleared derivatives transaction, the Fund's ultimate counterparty is a central derivatives clearing organization, or clearing house, rather than a bank or broker. The Fund will enter into cleared derivatives transactions with an executing broker. Such transactions then will be submitted for clearing and, if cleared, will be held in accounts at regulated futures commission merchants that are members of central clearing house counterparties. In contrast to bilateral derivatives transactions, cleared derivatives transactions are submitted for clearing to central clearing house counterparties immediately following execution of the agreement. Central clearing house counterparties and the members of such clearing houses generally can require termination of existing cleared derivatives transactions at any time, and can also require increases in margin above the margin that was required at the beginning of a transaction.

The Fund is also subject to the risk that, after entering into a cleared derivatives transaction, no futures commission merchant or clearing house counterparty is willing or able to clear the transaction on the Fund's behalf. In such an event, the Fund is likely to have to pay a termination amount to the executing broker. Further, the assets of the Fund might not be fully protected in the event of the bankruptcy of the Fund's futures commission merchant or the clearing house counterparty, because the Fund might be limited to recovering only a pro rata share of all available funds and margin segregated on behalf of the futures commission merchant's customers. Also, the Fund is subject to the risk that the futures commission merchant will use the Fund's assets, which are held in an omnibus account with assets belonging to the futures commission merchant's other customers, to satisfy payment obligations of a defaulting customer of the futures commission merchant to the clearing house counterparty. In addition, futures commission merchants generally provide to the clearing house counterparty the net amount of variation margin required for cleared derivatives for all customers in the aggregate, rather than the gross amount for each customer. The Fund is therefore subject to the risk that a clearing house counterparty will not make variation margin payments owed to the Fund if another customer of the futures commission merchant has suffered a loss and is in default. In cleared derivatives transactions, the Fund is also required to post initial as well as variation margin, thus increasing the cost of transacting in this type of instrument.

The ultimate impact of the financial reform legislation and related regulations remains unclear. New regulations could, among other things, restrict the Fund's ability to engage in, or increase the cost to the Fund of, derivatives transactions.

• Tax Aspects of Certain Derivative and Hedging Instruments. Futures contracts, non-equity options (as defined in the Internal Revenue Code, (the "Code") and certain foreign currency exchange contracts are treated as "Section 1256 contracts" under the Code. In general, gains or losses from Section 1256 contracts are characterized as 60% long-term and 40% short-term capital gains or losses under the Code. However, foreign currency gains or losses arising from Section 1256 contracts that are forward contracts generally are treated as ordinary income or loss. In addition, Section 1256 contracts held by the Fund at the end of each taxable year are marked-to-market, and unrealized gains or losses are treated as though they were realized.

Certain forward contracts and other derivatives may result in "straddles" for federal income tax purposes. The straddle rules may affect the character and timing of gains (or losses) recognized on those positions. Generally, a loss sustained on the disposition of a position making up a straddle is allowed only to the extent that the loss exceeds any unrecognized gain in the offsetting positions. Disallowed loss is generally allowed at the point where there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of.

Under the Code, the following gains or losses are treated as ordinary income or loss:

(1)	gains or losses attributable to fluctuations in exchange rates that occur between the time interest or other receivables denominated in a foreign currency are accrued or expenses or other liabilities denominated in a foreign currency are accrued and the time the Fund actually collects such receivables or pays such liabilities, and
(2)	gains or losses attributable to fluctuations in the value of a foreign currency between the date of acquisition of a debt security denominated in a foreign currency or foreign currency forward contracts and the date of disposition.

Currency gains and losses are offset against market gains and losses on each trade before determining a net "Section 988" gain or loss under the Code for that trade.

ADDITIONAL Investment Techniques and Strategies. In seeking its objective, the Fund may from time to time use the types of investment strategies and investments described below. It is not required to use all of these strategies and at times may not use them.

Investments in Equity Securities. The Fund can invest in securities other than debt securities, including certain types of equity securities of both foreign and U.S. companies, if such investments are consistent with the Fund's investment objective. Those equity securities include common stocks, preferred stocks (described above), rights and warrants, and securities convertible into common stock. Certain equity securities may be purchased because they may provide dividend income.

•                 Convertible Securities. Convertible securities are debt securities or preferred stocks that are convertible into the issuer's common stock or other equity securities. While many convertible securities are considered to be mainly debt securities, certain convertible securities are regarded more as "equity equivalents" because of their conversion feature. The market value of a convertible security reflects both its "investment value," which is its expected income potential, and its "conversion value," which is its anticipated market value if it were converted. If its investment value exceeds its conversion value, the security will generally behave more like a debt security, and the security's price will likely increase when interest rates fall and decrease when interest rates rise. If its conversion value exceeds its investment value, the security will generally behave more like an equity security. In that case, its price will tend to fluctuate with the price of the underlying common stock or other security.

Convertible debt securities, like other debt securities, are subject to credit risk and interest rate risk. Interest rate risk is the risk that when interest rates rise, the values of already-issued convertible debt securities generally fall. When interest rates fall, however, the values of already-issued convertible debt securities generally rise. Credit risk is the risk that the issuer of a security might not make principal or interest payments on the security when they are due. If the issuer fails to pay interest, the Fund's income might be reduced, and if the issuer fails to pay interest or repay principal, the value of the security might fall. The credit ratings of convertible securities generally have less impact on their price than the credit ratings of other debt securities. Convertible securities rank senior to common stock in a corporation's capital structure and therefore are subject to less risk than common stock in case of an issuer's bankruptcy or liquidation.

For convertible securities that are considered to be "equity equivalents," their credit quality generally has less impact on the security's value than in the case of non-convertible debt securities. To determine whether convertible securities should be regarded as "equity equivalents," a number of factors may be considered, including:

•	whether the convertible security can be exchanged for a fixed number of shares of common stock of the issuer or is subject to a "cap" or a conversion formula or other type of limit;
•	whether the convertible security can be exchanged at a time determined by the investor rather than by the issuer;
•	whether the issuer of the convertible securities has restated its earnings per share on a fully diluted basis (that is, as if all of the issuer's convertible securities were converted into common stock); and
•	the extent to which the convertible security may participate in any appreciation in the price of the issuer's common stock.

Convertible securities generally sell at a premium over the value of the common stock into which they could be converted. If the Fund buys a convertible security at a premium, and the underlying common stock does not appreciate as expected, the Fund might not realize a gain on the security or may experience a loss.

The conversion feature of convertible securities generally causes the market value of convertible securities to increase when the value of the underlying common stock increases, and to fall when the stock price falls. However, convertible securities generally do not have the same potential for capital appreciation as the underlying stock and may not experience the same decline when the price of the underlying common stock declines. Convertible securities usually only decline to a level called their "investment value," which is approximately the value of a similar non-convertible debt security.

•       Rights and Warrants. Rights and warrants may be purchased directly or may be acquired as part of other securities. Warrants are options to purchase equity securities at a specific price during a specific period of time. The price of a warrant does not necessarily move parallel to the price of the underlying security and is generally more volatile than the price of the underlying security. Rights are similar to warrants, but normally have a short duration and are distributed directly by the issuer to its shareholders. The market for rights or warrants may be very limited and it may be difficult to sell them promptly at an acceptable price. Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

•       Risks of Investing in Stocks. Stocks fluctuate in price, and their short-term volatility at times may be great. To the extent that the Fund invests in equity securities, the value of the Fund's portfolio will be affected by changes in the stock markets. Market risk can affect the Fund's net asset value per share, which will fluctuate as the values of the Fund's portfolio securities change. The prices of individual stocks do not all move in the same direction uniformly or at the same time. Different stock markets may behave differently from each other.

Other factors can negatively affect a particular stock's price, such as poor earnings reports by the issuer, loss of major customers, major litigation against the issuer, or changes in government regulations affecting the issuer or its industry. The Fund can invest in securities of large companies and mid-cap companies, but may also buy stocks of small companies, which may have more volatile stock prices than large companies.

Repurchase Agreements. The Fund may acquire securities subject to repurchase agreements. Repurchase agreements may be acquired for temporary defensive purposes, to maintain liquidity to meet anticipated share redemptions, pending the investment of the proceeds from sales of shares, or pending the settlement of portfolio securities transactions. In a repurchase transaction, the purchaser buys a security from, and simultaneously resells it to, an approved institution for delivery on an agreed-upon future date. The resale price exceeds the purchase price by an amount that reflects an agreed-upon interest rate effective for the period during which the repurchase agreement is in effect. Approved institutions include U.S. commercial banks, U.S. branches of foreign banks, or broker-dealers that have been designated as primary dealers in government securities. Institutions must meet credit requirements set by the investment adviser from time to time.

The majority of repurchase transactions run from day to day and delivery pursuant to the resale typically occurs within one to five days of the purchase. Repurchase agreements that have a maturity beyond seven days are subject to limits on illiquid investments. There is no limit on the amount of assets that may be subject to repurchase agreements having maturities of seven days or less.

Repurchase agreements are considered "loans" under the Investment Company Act and are collateralized by the underlying security. Repurchase agreements require that at all times while the repurchase agreement is in effect, the value of the collateral must equal or exceed the repurchase price to fully collateralize the repayment obligation. However, if the institution fails to pay the repurchase price on the delivery date, there may be costs incurred in disposing of the collateral and losses if there is a delay in the ability to do so. The investment adviser will monitor the institution's creditworthiness to confirm that it is financially sound and will continuously monitor the collateral's value.

Pursuant to an Exemptive Order issued by the Securities and Exchange Commission, the Fund, along with the affiliated entities managed by the investment adviser or its affiliates, may transfer uninvested cash balances into one or more joint repurchase agreement accounts. These balances are invested in one or more repurchase agreements secured by U.S. government securities. Securities that are pledged as collateral for repurchase agreements are held by a custodian bank until the agreements mature. Each joint repurchase arrangement requires that the market value of the collateral be sufficient to cover payments of interest and principal; however, in the event of default by the other party to the agreement, retention or sale of the collateral may be subject to legal proceedings.

Reverse Repurchase Agreements. A reverse repurchase agreement is the sale of a debt obligation to a party for a specified price, with the simultaneous agreement to repurchase it from that party on a future date at a higher price. Similar to a borrowing, reverse repurchase agreements provide the Fund with cash for investment and operational purposes. Reverse repurchase agreements that the Fund may engage in also create leverage. When the Fund engages in reverse repurchase agreements, changes in the value of the Fund’s investments will have a larger effect on its share price than if it did not engage in these transactions due to the effect of leverage. Reverse repurchase agreements create fund expenses and require that the Fund have sufficient cash available to repurchase the debt obligation when required. Reverse repurchase agreements also involve the risk that the market value of the debt obligation that is the subject of the reverse repurchase agreement could decline significantly below the price at which a Fund is required to repurchase the security. A Fund will identify liquid assets on its books to cover its obligations under reverse repurchase agreements until payment is made to the other party.

Illiquid and Restricted Securities. Generally, an illiquid asset is an asset that cannot be sold or disposed of in the ordinary course of business within seven days at approximately the price at which it has been valued. Under the policies and procedures established by the Board, the investment adviser determines the liquidity of portfolio investments. The holdings of illiquid and restricted securities are monitored on an ongoing basis to determine whether to sell any holdings to maintain adequate liquidity. Among the types of illiquid securities are repurchase agreements maturing in more than seven days. Liquidity may dissipate at any time and there can be no assurance that the investment adviser's liquidity determinations will be correct or that a reduction in liquidity will not occur between the time such determination is made and an event prompting the Fund to sell a security.

Restricted securities acquired through private placements have contractual restrictions on their public resale that might limit the ability to value or to dispose of the securities and might lower the price that could be realized on a sale. To sell a restricted security that is not registered under applicable securities laws, the security might need to be registered. The expense of registering restricted securities may be negotiated with the issuer at the time of purchase. If the securities must be registered in order to be sold, a significant period may elapse between the time the decision is made to sell the security and the time the security is registered. There is a risk of downward price fluctuation during that period.

Limitations that apply to purchases of restricted securities do not limit purchases of restricted securities that are eligible for sale to qualified institutional buyers under Rule 144A of the Securities Act of 1933, if those securities have been determined to be liquid by the investment adviser under its policies and procedures. Those policies and procedures take into account the trading activity for the securities and the availability of reliable pricing information, among other factors. If there is a lack of trading interest in a particular Rule 144A security, holdings of that security may be considered to be illiquid.

When-Issued and Delayed-Delivery Transactions. "When-issued" and "delayed-delivery" are terms that refer to securities whose documentation is available, and for which a market exists, but which are not available for immediate delivery to a purchaser. When-issued and delayed-delivery securities are purchased at a price that is fixed at the time of the transaction with payment and delivery of the security made at a later date. During the period between purchase and settlement, the buyer makes no payment to the issuer (or seller) of the security and no interest accrues to the buyer from the investment. Purchases on that basis are made when it is anticipated that the price at the time of the transaction is lower than the price will be at the time of delivery.

The securities are subject to change in value from market fluctuations during the period until settlement and the value of the security on the delivery date may be more or less than the purchase price. If the value of the security declines below the purchase price, the transaction may lose money.

The buyer relies on the other party to complete the when-issued or delayed-delivery transactions. The buyer will bear the risk that a security purchased on a when-issued or delayed-delivery basis may not be issued or may not be delivered as agreed. A failure to do so may cause the loss of an opportunity to obtain the security at an advantageous price or yield.

When-issued and delayed-delivery transactions can be used as a defensive technique to hedge against anticipated changes in interest rates and prices. For instance, if rising interest rates or falling prices are anticipated, a portfolio security may be sold on a delayed-delivery basis to attempt to limit exposure to those occurrences. In periods of falling interest rates and rising prices, a purchase of securities on a when-issued or delayed-delivery basis may be used to obtain the benefit of currently higher cash yields.

The Fund engages in when-issued and delayed-delivery transactions for the purpose of acquiring or selling securities consistent with its investment objective and policies or for delivery pursuant to options contracts it has entered into, and not for the purpose of investment leverage. Although the Fund will enter into delayed-delivery or when-issued purchase transactions to acquire securities, it can dispose of a commitment prior to settlement. If it chooses to dispose of the right to acquire a when-issued security prior to its acquisition or to dispose of its right to receive delivery, it may incur a gain or loss.

At the time of the commitment to purchase or sell a security on a when-issued or delayed-delivery basis, the Fund records the transaction on its books and reflects the value of the security purchased in determining its net asset value. It also identifies liquid assets on its books at least equal to the amount of the purchase commitment until it pays for the investment. In a sale transaction, it records the proceeds to be received.

Borrowing and Leverage. The Fund can borrow from banks, as permitted by the Investment Company Act. The Fund also can borrow from banks and other lenders to meet redemption obligations or for temporary and emergency purposes. When the Fund borrows money for investment in other assets, it is using a speculative investment technique known as "leverage, "

and changes in the value of the Fund's investments will have a larger effect on its share price if the investments were acquired using leverage than if the Fund acquired assets without the use of leverage.

Under the Fund's investment policies, the Fund may not borrow money, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption from that Act that applies to the Fund. Currently, under the Investment Company Act, a mutual fund may borrow only from banks (other than for emergency purposes) and the maximum amount it may borrow is up to one-third of its total assets (including the amount borrowed), less all liabilities and indebtedness other than borrowings, meaning that the value of those assets must be at least equal to 300% of the amount borrowed. If the value of the Fund's assets fails to meet this 300% asset coverage requirement, the Fund will reduce the amount of its borrowings within three days to meet the requirement. To do so, the Fund might have to sell a portion of its investments at a disadvantageous time and for a disadvantageous price.

The Fund may also borrow up to 5% of its total assets for temporary or emergency purposes from any lender, including a non-bank. Under the Investment Company Act, there is a rebuttable presumption that a loan is temporary if it is repaid within 60 days and not extended or renewed.

The Fund will pay interest and may pay other fees in connection with loans. Interest expense and the amount of any other fees incurred by the Fund in connection with loans will raise the overall expenses of the Fund and may reduce its returns. If the Fund does borrow, its expenses will usually be greater than comparable funds that do not borrow. Additionally, if the Fund does borrow the use of leverage will make the Fund's share prices more sensitive to changes in the value of its assets and thus might cause the Fund's net asset value per share to fluctuate more than that of funds that do not borrow. Finally, on the maturity date for any loan, the Fund must have sufficient cash available to pay back the lenders the amount borrowed.

Investments in Other Investment Companies. The Fund may invest in the securities of other investment companies. Investments in the securities of other investment companies can include open-end funds, closed-end funds, business development companies and unit investment trusts. Exchange-traded funds (ETF's), which are typically open-end funds or unit investment trusts, are listed on a stock exchange. These investments may provide a way to gain exposure to segments of the equity or fixed-income markets represented by the ETF's portfolio at times when it is not possible to buy those portfolio securities directly, or may be used in order to equitize cash positions.

Investing in another investment company may involve paying a substantial premium above the value of that investment company's portfolio securities. The Fund does not intend to invest in other investment companies unless the investment adviser believes that the potential benefits of an investment justify the expenses. As a shareholder of an investment company, the Fund would be subject to its ratable share of that company's expenses, including its advisory and administration expenses.  Investments in other investment companies are subject to limits set forth in the Investment Company Act.

Cyber Security Risk. With the increased use of technologies such as the Internet and the dependence on computer systems to perform necessary business functions, the Fund may be prone to operational and informational security risks resulting from breaches in cyber security ("cyber-attacks"). A cyber-attack refers to both intentional and unintentional events that may cause a Fund to lose proprietary information, suffer data corruption, or lose operational capacity. Cyber-attacks include, but are not limited to, infection by computer viruses or other malicious software code, gaining unauthorized access to systems, networks, or devices that are used to service the Fund's operations through "hacking" or other means for the purpose of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on the Fund's websites (i.e., efforts to make network services unavailable to intended users). In addition, authorized persons could inadvertently or intentionally release confidential or proprietary information stored on the Fund's systems.

Cyber security failures or breaches by the Fund's affiliates or service providers, may cause disruptions and impact the business operations, potentially resulting in financial losses to both the Fund and shareholder, the inability of fund shareholders to transact business and the mutual funds to process transactions, inability to calculate the Fund's net asset value, impediments to trading, violations of applicable privacy and other laws (including the release of private shareholder information), regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. In addition, substantial costs may be incurred in attempting to prevent any cyber incidents in the future. While the investment adviser has policies and procedures (and risk management systems) designed to prevent or reduce the impact of such cyber-attacks, there are inherent limitations in such controls, systems and protocols, including the possibility that certain risks have not been identified, as well as the rapid development of new threats. These cyber security risks are also present for issuers of securities in which the Fund invests, which could result in material adverse consequences for such issuers, and may cause the Fund's investment in such securities to lose value and may result in financial loss for Fund shareholders.

(c) Fund Policies.

Diversification. The Fund is classified as a "diversified" fund under the Investment Company Act. Currently, under the Investment Company Act a "diversified" fund is one with at least 75% of the value of its total assets represented by: (i) cash and cash items (including receivables), (ii) securities issued by the U.S. government or any of its agencies or instrumentalities, (iii) securities of other investment companies, and (iv) other securities that, for any one issuer, are limited in respect to an amount not greater than 5% of the value of the fund's total assets and not more than 10% of the outstanding voting securities of such issuer. A change to a non-diversified status would require shareholder approval.

Fundamental Policies. The Fund has adopted policies and restrictions to govern its investments. Under the Investment Company Act, fundamental policies are those policies that can be changed only by the vote of a "majority" of the Fund's outstanding voting securities, which is defined as the vote of the holders of the lesser of:

•	67% or more of the shares present or represented by proxy at a shareholder meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or

•	more than 50% of the outstanding shares.

The Fund's investment objective is not a fundamental policy. Other policies described in the Fund's prospectus or this SAI are "fundamental" only if they are identified as such. The Fund's Board of Directors can change non-fundamental policies without shareholder approval. However, significant changes to investment policies will be described in supplements or updates to the Fund's prospectus or this SAI, as appropriate. The Fund's most significant investment policies are described in the Fund's prospectus.

What Are the Fund's Additional Fundamental Policies? The following investment restrictions are fundamental policies of the Fund:

•       The Fund may not make any investment if, as a result, the Fund's investments will be concentrated in any one industry, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules, regulations or exemption may be amended or interpreted from time to time by the Securities and Exchange Commission, its staff, or other authority with appropriate jurisdiction. For purposes of this concentration limitation, the Fund's investment adviser may analyze the characteristics of a particular issuer and instrument and may assign an industry or sector classification consistent with those characteristics in the event that any third party classification provider that may be used by the investment adviser does not assign a classification.

•       The Fund cannot issue "senior securities," except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules, regulations or exemption may be amended or interpreted from time to time by the Securities and Exchange Commission, its staff, or other authority with appropriate jurisdiction.

•	The Fund may not borrow money, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules, regulations or exemptions may be amended or interpreted from time to time by the Securities and Exchange Commission, its staff, or other authority with appropriate jurisdiction.

•	The Fund cannot underwrite securities of other issuers, except to the extent permitted under the Investment Company Act or the Securities Act of 1933, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statutes, rules, regulations or exemption may be amended or interpreted from time to time by the Securities and Exchange Commission, its staff, or other authority with appropriate jurisdiction.

•	The Fund cannot invest in real estate or commodities, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules, regulations or exemption may be amended or interpreted from time to time by the Securities and Exchange Commission, its staff, or other authority with appropriate jurisdiction.

•	The Fund cannot make loans, except to the extent permitted under the Investment Company Act, the rules or regulations thereunder or any exemption therefrom that is applicable to the Fund, as such statute, rules, regulations or exemption may be amended or interpreted from time to time by the Securities and Exchange Commission, its staff, or other authority with appropriate jurisdiction.

Notwithstanding the Fund's investment policies and restrictions, the Fund may invest all or part of its investable assets in a management investment company with substantially the same investment objective, policies and restrictions as the Fund. This could allow creation of a "master/feeder" structure in the future, although the Fund has no current intention to restructure in this manner.

Unless the Fund's prospectus or this SAI states that a percentage restriction applies on an ongoing basis, it applies only at the time the Fund makes an investment (except in the case of borrowing and investments in illiquid securities). The Fund need not sell securities to meet the percentage limits if the value of the investment increases in proportion to the size of the Fund.

For purposes of the Fund's policy with respect to concentration, described above, the Fund has adopted an industry classification that is not a fundamental policy.

The following is only a brief summary of certain current limitations imposed on investment companies by the Investment Company Act and certain rules and interpretations thereunder, and is not a complete description of such limits. The discussion below is based on current law, regulations and administrative interpretations. Those laws, regulations and administrative interpretations may be changed by legislative, judicial, or administrative action, sometimes with retroactive effect.

The Investment Company Act prohibits a fund from issuing a "senior security," which is generally defined as any bond, debenture, note, or similar obligation or instrument constituting a security and evidencing indebtedness, or any stock of a class having priority over any other class of the fund's shares with respect to the payment of dividends or the distribution of fund assets, except that the fund may borrow money as described above.

Currently, under the Investment Company Act, and an OppenheimerFunds exemptive order, a fund may borrow only from banks and/or affiliated investment companies in an amount up to one-third of its total assets (including the amount borrowed less all liabilities and indebtedness other than borrowing), except that a fund may borrow up to 5% of its total assets from any person for temporary purposes. Under the Investment Company Act, there is a rebuttable presumption that a loan is temporary if it is repaid within 60 days and not extended or renewed.

Under the Investment Company Act, a fund currently cannot make any commitment as an underwriter, if immediately thereafter the amount of its outstanding underwriting commitments, plus the value of its investments in securities of issuers (other than investment companies) of which it owns more than ten percent of the outstanding voting securities, exceeds twenty-five percent of the value of the fund's total assets, except to the extent that a fund may be considered an underwriter within the meaning of the Securities Act of 1933 when reselling securities held in its own portfolio.

The Investment Company Act does not prohibit a fund from owning real estate, commodities or contracts related to commodities. The extent to which the Fund can invest in real estate and/or commodities or contracts related to commodities is set out in the investment strategies described in the Fund's prospectus and this SAI.

Current Securities and Exchange Commission staff interpretations under the Investment Company Act prohibit a fund from lending more than one-third of its total assets, except through the purchase of debt obligations or the use of repurchase agreements.

The Investment Company Act does not define what constitutes "concentration" in an industry.  However, the Securities and Exchange Commission has taken the position that investment of more than 25% of a fund's total assets in issuers in the same industry constitutes concentration in that industry or group of industries. That limit does not apply to securities issued or guaranteed by the U.S. government or its agencies and instrumentalities; however, securities issued by any one foreign government are considered to be part of a single "industry." For purposes of compliance with its concentration policy, the Fund will consider portfolio investments held by underlying investment companies in which the Fund invests, to the extent that the Fund has sufficient information about such portfolio investments. The Fund will make reasonable efforts to obtain such information.

Non-Fundamental Restrictions. The Fund has the following additional operating policy that is not "fundamental," and can be changed by the Board without shareholder approval:

• The Fund cannot invest in the securities of other registered investment companies or registered unit investment trusts in reliance on sub-paragraph (F) or (G) of section 12(d)(1) of the Investment Company Act.

For purposes of the Fund's policy with respect to concentration described above, the Fund has adopted an industry classification that is not a fundamental policy.

(d) Temporary Defensive Position.

In times of unstable or adverse market, economic or political conditions, or if the Sub-Adviser believes it is otherwise appropriate to reduce holdings in the Fund's principal investments, the Fund can invest in other types of securities for defensive purposes. It can also purchase these types of securities for liquidity purposes to meet cash needs due to the redemption of shares, or to hold while waiting to reinvest cash received from the sale of other portfolio securities. The Fund can buy:

•obligations issued or guaranteed by the U. S. government or its instrumentalities or agencies,

•commercial paper (short-term, unsecured, promissory notes of domestic or foreign companies) rated in the three top rating categories of a nationally recognized rating organization,

•short-term debt obligations of corporate issuers, rated investment grade (rated at least Baa by Moody's Investors Service, Inc. or at least BBB by S&P Global Ratings, or a comparable rating by another rating organization), or unrated securities judged by the Sub-Adviser to have a comparable quality to rated securities in those categories,

•certificates of deposit and bankers' acceptances of domestic and foreign banks having total assets in excess of $1 billion, and

•repurchase agreements.

Short-term debt securities would normally be selected for defensive or cash management purposes because they can normally be disposed of quickly, are not generally subject to significant fluctuations in principal value and their value will be less subject to interest rate risk than longer-term debt securities.

(e) Portfolio Turnover.

"Portfolio turnover" describes the rate at which the Fund traded its portfolio securities during its last fiscal year. For example, if the Fund sold all of its securities during the year to purchase securities, its portfolio turnover rate would have been 100%. The portfolio turnover rate will fluctuate from year to year.

Increased portfolio turnover creates higher brokerage and transaction costs for the Fund, which could reduce its overall performance. For the fiscal year ended January 31, 2018, the Fund's portfolio turnover rate was 8%.

(f) Disclosure of Portfolio Holdings.

Portfolio Holdings Disclosure Policies.

While recognizing the importance of providing Fund shareholders with information about their Fund's investments and providing portfolio information to a variety of third parties to assist with the management, distribution and administrative processes, the need for transparency must be balanced against the risk that third parties who gain access to the Fund's portfolio holdings information could attempt to use that information to trade ahead of or against the Fund, which could negatively affect the prices the Fund is able to obtain in portfolio transactions or the availability of the securities that a portfolio manager is trading on the Fund's behalf.

The Fund, the Manager/Sub-Adviser, the Placement Agent and the Transfer Agent have therefore adopted policies and procedures regarding the dissemination of information about the Fund's portfolio holdings by employees, officers and directors or trustees of the Fund, the Manager, the Placement Agent and the Transfer Agent. These policies are designed to assure that non-public information about the Fund's portfolio securities holdings is distributed only for a legitimate business purpose, and is done in a manner that (a) conforms to applicable laws and regulations and (b) is designed to prevent that information from being used in a way that could negatively affect the Fund's investment program or enable third parties to use that information in a manner that is harmful to the Fund. It is a violation of the Code of Ethics for any covered person to release holdings in contravention of the portfolio holdings disclosure policies and procedures adopted by the Fund.

Portfolio Holdings Disclosure Policy. The Fund, the Manager/Sub-Adviser, the Placement Agent and the Transfer Agent and their affiliates, subsidiaries, employees, officers, and directors or trustees, shall neither solicit nor accept any compensation or other consideration (including any agreement to maintain assets in the Fund or in other investment companies or accounts managed by the Manager or any affiliated person of the Manager) in connection with the disclosure of the Fund's non-public portfolio holdings. The receipt of investment advisory fees or other fees and compensation paid to the Manager/Sub-Adviser and its subsidiaries pursuant to agreements approved by the Fund's Board shall not be deemed to be "compensation" or "consideration" for these purposes. Until publicly disclosed, the Fund's portfolio holdings are proprietary, confidential business information. After they are publicly disclosed, the Fund's portfolio holdings may be released in accordance with the Fund's, the Manager's/Sub-Adviser's, the Placement Agent's and the Transfer Agent's policies and procedures regarding dissemination of information about the Fund's portfolio holdings.

•Public	Disclosure. The Fund's portfolio holdings are made publicly available no later than 60 days after the close of each of the Fund's fiscal quarters in its annual and semi-annual reports to shareholders and in its Schedules of Investments on Form N-Q. Those documents are publicly available at the Securities and Exchange Commission. In addition, the Fund's portfolio holdings information, as of the end of each calendar month, may be posted and available on the Fund's website (at www.oppenheimerfunds.com) no sooner than 30 calendar days after the end of the calendar month to which the information relates. Partial holdings, listed by security or by issuer, may be posted on the Fund's website no sooner than 5 business days following the month to which the information relates. The Fund may delay posting its holdings or may not post any holdings, if the Manager/Sub-Adviser believes that would be in the best interests of the Fund and its shareholders. Other general information about the Fund's portfolio investments, such as portfolio composition by asset class, industry, country, currency, credit rating or maturity, may also be publicly disclosed 5 business days after the end of the calendar month to which the information relates.

The Fund's portfolio holdings (which may include the Fund's entire portfolio or individual securities therein) may be released to the following categories of individuals or entities pursuant to ongoing arrangements, provided that such individual or entity either (1) has signed an agreement to keep such information confidential and will not use such information in any way that is detrimental to the Fund or (2) as a member of any service provider to the Funds or of the Fund's legal counsel, is subject to fiduciary obligations (a) not to disclose such information except in compliance with the Fund's policies and procedures and (b) not to trade for his or her personal account on the basis of such information. For the categories of individuals and entities described below that have ongoing arrangements to receive portfolio holdings information, such information may be furnished as often as appropriate for the purpose for which it is being provided, which may be as frequently as daily and often with no time lag between the date of the information and the date it is furnished.

•Employees of the Fund's service providers who need to have access to such information;

•The Fund's independent registered public accounting firm;

•Members of the Fund's Board and the independent legal counsel to the Board's independent trustees;

•The Fund's custodian bank;

•The Fund's financial printers;

•A proxy voting service designated by the Fund and its Board;

•Rating/ranking organizations (such as Lipper and Morningstar);

•Portfolio pricing services retained by the Manager/Sub-Adviser to provide portfolio security prices;

•Brokers and dealers for purposes of providing portfolio analytic services, in connection with portfolio transactions (purchases and sales), and to obtain bids or bid and asked prices (if securities held by the Fund are not priced by the Fund's regular pricing services, or to obtain prices for inter-fund trades or similar transactions); and

•Other service providers to the Fund, the Manager, the Sub-Adviser, the Placement Agent, and the Transfer Agent, including providers of index services and personal trading compliance services.

Month-end lists of the Fund's complete portfolio holdings may be disclosed for legitimate business reasons, no sooner than 5 business days after the relevant month end, pursuant to special requests and under limited circumstances discussed below, provided that:

•The third-party recipient must first submit a request for release of Fund portfolio holdings, explaining the business reason for the request;

•Senior officers in the Manager's/Sub-Adviser's Investment Operations and Legal departments must approve the completed request for release of Fund portfolio holdings; and

•Before receiving the data, the third-party recipient must sign a portfolio holdings non-disclosure agreement, agreeing to keep confidential the information that is not publicly available regarding the Fund's holdings and agreeing not to use such information in any way that is detrimental to the Fund.

Portfolio holdings may be disclosed for legitimate business purposes to brokers and dealers for purposes of providing portfolio analytic services, in connection with portfolio transactions (purchases and sales), and to obtain bids or bid and asked prices (if securities held by the Fund are not priced by the Fund's regular pricing services). Portfolio holdings also may be disclosed for legitimate business purposes to consultants for pension plans that invest in Oppenheimer funds and sponsors of 401(k) plans that include Oppenheimer funds.

Portfolio holdings (which may include the Fund's entire portfolio or individual securities therein) may be provided by the Manager/Sub-Adviser or its attorneys to other third parties subject to non-disclosure agreements or available confidentiality rights, including in the following circumstances:

•Response to legal process in litigation matters, such as responses to subpoenas or in class action matters where the Fund may be part of the plaintiff class (and seeks recovery for losses on a security) or a defendant; and

• Response to regulatory requests for information (from the Securities and Exchange Commission, the Financial Industry Regulatory Authority ("FINRA"), state securities regulators, and/or foreign securities authorities, including without limitation requests for information in inspections or for position reporting purposes).

Portfolio managers and analysts may, subject to the Manager's/Sub-Adviser's policies on communications with the press and other media, discuss portfolio information in interviews with members of the media, or in due diligence or similar meetings with clients or prospective purchasers of Fund shares or their financial representatives.

The Fund's shareholders may, under unusual circumstances (such as a lack of liquidity in the Fund's portfolio to meet redemptions), receive redemption proceeds of their Fund shares paid as pro rata shares of securities held in the Fund's portfolio. In such circumstances, disclosure of the Fund's portfolio holdings may be made to such shareholders up to 5 business days prior to making the redemption request, provided that such shareholders have entered into a non-disclosure agreement not to disclose or trade on the basis of such portfolio holdings.

Any permitted release of otherwise non-public portfolio holdings information must be in accordance with the then-current policy on approved methods for communicating confidential information.

The Fund's policy regarding disclosure of portfolio holdings and all material amendments have been reviewed and approved by the Fund's Board. The investment adviser and the Chief Compliance Officer of the Fund both conduct periodic reviews of compliance with the policy and provide periodic reports relating to such reviews to the Board. The Fund's Board reserves the right to amend the Fund's policy regarding the disclosure of portfolio holdings from time to time without prior notice and in its sole discretion.

Item 17. Management of the Fund.

(a) Management Information.

Directors and Officers of the Fund.

Except for Mr. Steinmetz, each of the Directors is an Independent Director. All of the Directors are also trustees or directors of the following Oppenheimer funds (referred to as "Denver Board Funds"):

Oppenheimer Capital Income Fund	Oppenheimer Russell 1000® Momentum Factor ETF
Oppenheimer Corporate Bond Fund	Oppenheimer Russell 1000® Quality Factor ETF
Oppenheimer Emerging Markets Local Debt Fund	Oppenheimer Russell 1000® Size Factor ETF
Oppenheimer Global High Yield Fund	Oppenheimer Russell 1000® Value Factor ETF
Oppenheimer Global Strategic Income Fund	Oppenheimer Russell 1000® Yield Factor ETF
Oppenheimer Integrity Funds:	Oppenheimer Russell 2000® Dynamic Multifactor ETF
Oppenheimer Global Unconstrained Bond Fund	Oppenheimer Small Cap Revenue ETF
Oppenheimer Preferred Securities and Income Fund	Oppenheimer Ultra Dividend Revenue ETF
Oppenheimer Total Return Bond Fund	Oppenheimer Senior Floating Rate Fund
Oppenheimer International Bond Fund	Oppenheimer Senior Floating Rate Plus Fund
Oppenheimer Limited-Term Government Fund	Oppenheimer SteelPath MLP Funds Trust:
Oppenheimer Main Street Funds:	Oppenheimer SteelPath MLP Alpha Fund
Oppenheimer Main Street Fund®	Oppenheimer SteelPath MLP Alpha Plus Fund
Oppenheimer Main Street All Cap Fund®	Oppenheimer SteelPath MLP Income Fund
Oppenheimer Main Street Mid Cap Fund®	Oppenheimer SteelPath MLP Select 40 Fund
Oppenheimer Main Street Small Cap Fund®	Oppenheimer SteelPath Panoramic Fund
Oppenheimer Master Event-Linked Bond Fund, LLC	OFI SteelPath Series Trust:
Oppenheimer Master Inflation Protected Securities Fund, LLC	Oppenheimer SteelPath MLP & Energy Infrastructure Fund
Oppenheimer Master Loan Fund, LLC	Oppenheimer Variable Account Funds:
Money Market Fund:	Oppenheimer Capital Appreciation Fund/VA
Oppenheimer Government Cash Reserves	Oppenheimer Conservative Balanced Fund/VA
Oppenheimer ETF Trust:	Oppenheimer Discovery Mid Cap Growth Fund/VA
Oppenheimer Emerging Markets Revenue ETF	Oppenheimer Global Fund/VA
Oppenheimer ESG Revenue ETF	Oppenheimer Global Multi-Alternatives Fund/VA
Oppenheimer Financials Sector Revenue ETF	Oppenheimer Global Strategic Income Fund/VA

Oppenheimer Global ESG Revenue ETF	Oppenheimer Government Money Fund/VA
Oppenheimer Global Revenue ETF	Oppenheimer International Growth Fund/VA
Oppenheimer International Revenue ETF	Oppenheimer Main Street Fund/VA®
Oppenheimer Large Cap Revenue ETF	Oppenheimer Main Street Small Cap Fund/VA®
Oppenheimer Mid Cap Revenue ETF	Oppenheimer Total Return Bond Fund/VA
Oppenheimer Russell 1000® Dynamic Multifactor ETF	Oppenheimer Ultra-Short Duration Fund
Oppenheimer Russell 1000® Low Volatility Factor ETF

Present or former officers, directors, trustees and employees (and their immediate family members) of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees are permitted to purchase Class A shares of the other Oppenheimer funds at net asset value without sales charge. The sales charge on Class A shares is waived for that group because of the reduced sales efforts realized by the Placement Agent. Present or former officers, directors, trustees and employees (and their eligible family members) of the Fund, the Manager and its affiliates, its parent company and the subsidiaries of its parent company, and retirement plans established for the benefit of such individuals, are also permitted to purchase Class Y shares of the Oppenheimer funds that offer Class Y shares.

Below is a brief discussion of the specific experience, qualifications, attributes or skills of each Board member that led the Board to conclude that he or she should serve as a Director of the Fund.

Each independent director has served on the Board for the number of years listed below, during the course of which he or she has become familiar with the Fund's (and other Oppenheimer fund's) financial, accounting, regulatory and investment matters and has contributed to the Board’s deliberations. Each Director's outside professional experience is outlined in the Biographical Information, below.

Messrs. Benedetti, Edwards, Kennedy, Lee, Legg, Petersen, Steinmetz and Yoder and Mss. Bullington, Burley, Foxson, Lo Bessette, Miller and Picciotto, who are officers of the Fund, may hold the same offices with one or more of the other Denver Board Funds.

Biographical Information. The Directors and officers, their positions with the Fund, length of service in such position(s), and principal occupations and business affiliations during at least the past five years are listed in the chart below. The charts also include information about each Director's beneficial share ownership in the Fund and in all of the registered investment companies that the Director oversees in the Oppenheimer family of funds ("Supervised Funds"). The address of each Independent Director in the chart below is 6803 S. Tucson Way, Centennial, Colorado 80112-3924. Each Director serves for an indefinite term, or until his or her resignation, retirement, death or removal.

Independent Directors
Name, Year of Birth, Position(s) Held with Fund, Length of Service	Principal Occupation(s) During Past 5 Years; Other Directorships/Trusteeships Held by Director; Number of Portfolios in Fund Complex Currently Overseen	Dollar Range of Shares Beneficially Owned in the Fund	Aggregate Dollar Range Of Shares Beneficially Owned in All Supervised Funds
As of December 31, 2017

Robert J. Malone (1944), Chairman of the Board of Directors since 2016; Director since 2010	Chairman - Colorado Market of MidFirst Bank (since January 2015); Chairman of the Board (2012-2016) and Director (August 2005-January 2016) of Jones International University (educational organization); Trustee of the Gallagher Family Foundation (non-profit organization) (2000-2016); Chairman, Chief Executive Officer and Director of Steele Street Bank Trust (commercial banking) (August 2003-January 2015); Director of Opera Colorado Foundation (non-profit organization) (2008-2012); Director of Colorado UpLIFT (charitable organization) (1986-2010); Director of Jones Knowledge, Inc. (2006-2010); Former Chairman of U.S. Bank-Colorado (subsidiary of U.S. Bancorp and formerly Colorado National Bank) (July 1996-April 1999); Director of Commercial Assets, Inc. (real estate investment trust) (1993-2000); Director of U.S. Exploration, Inc. (oil and gas exploration) (1997-February 2004); Chairman of the Board (1991-1994) and Trustee (1985-1994) of Regis University; and Chairman of the Board (1990-1991) and Trustee (1984-1999) of Young Presidents Organization. Mr. Malone has served on the Boards of certain Oppenheimer funds since 2002, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Board's deliberations. Oversees 56 portfolios in the OppenheimerFunds complex.	None	Over $100,000
Andrew J. Donohue (1950), Director since 2017	Director, Mutual Fund Directors Forum (since February 2018); Of Counsel, Shearman & Sterling LLP (since September 2017); Chief of Staff of the U.S. Securities and Exchange Commission (regulator) (June 2015-February 2017); Managing Director and Investment Company General Counsel of Goldman Sachs (investment bank) (November 2012-May 2015); Partner at Morgan Lewis & Bockius, LLP (law firm) (March 2011-October 2012); Director of the Division of Investment Management of U.S. Securities and Exchange Commission (regulator) (May 2006-November 2010); Global General Counsel of Merrill Lynch Investment Managers (investment firm) (May 2003-May 2006); General Counsel (October 1991-November 2001) and Executive Vice President (January 1993-November 2001) of OppenheimerFunds, Inc. (investment firm) (June 1991-November 2001). Mr. Donohue has served on the Boards of certain Oppenheimer funds since 2017, during which time he has become familiar with the Fund’s (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Board’s deliberations. Oversees 56 portfolios in the OppenheimerFunds complex.	None	Over $100,000

Richard F. Grabish (1948), Director since 2010	Formerly Senior Vice President and Assistant Director of Sales and Marketing (March 1997-December 2007), Director (March 1987-December 2007) and Manager of Private Client Services (June 1985-June 2005) of A.G. Edwards & Sons, Inc. (broker/dealer and investment firm); Chairman and Chief Executive Officer of A.G. Edwards Trust Company, FSB (March 2001-December 2007); President and Vice Chairman of A.G. Edwards Trust Company, FSB (investment adviser) (April 1987-March 2001); President of A.G. Edwards Trust Company, FSB (investment adviser) (June 2005-December 2007). Mr. Grabish has served on the Boards of certain Oppenheimer funds since 2001, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 56 portfolios in the OppenheimerFunds complex.	None	Over $100,000
Beverly L. Hamilton (1946), Director since 2010	Trustee of Monterey Institute for International Studies (educational organization) (2000-2014); Board Member of Middlebury College (educational organization) (December 2005-June 2011); Director of the Board (1991-2016), Vice Chairman of the Board (2006-2009) and Chairman of the Board (2010-2013) of American Funds’ Emerging Markets Growth Fund, Inc. (mutual fund);; Director of The California Endowment (philanthropic organization) (April 2002-April 2008); Director (February 2002-2005) and Chairman of Trustees (2006-2007) of the Community Hospital of Monterey Peninsula; President of ARCO Investment Management Company (February 1991-April 2000); Member of the investment committees of The Rockefeller Foundation (2001-2006) and The University of Michigan (since 2000); Advisor at Credit Suisse First Boston's Sprout venture capital unit (venture capital fund) (1994-January 2005); Trustee of MassMutual Institutional Funds (investment company) (1996-June 2004); Trustee of MML Series Investment Fund (investment company) (April 1989-June 2004); Member of the investment committee of Hartford Hospital (2000-2003); and Advisor to Unilever (Holland) pension fund (2000-2003). Ms. Hamilton has served on the Boards of certain Oppenheimer funds since 2002, during which time she has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 56 portfolios in the OppenheimerFunds complex.	None	Over $100,000

Victoria J. Herget (1951), Director since 2012	Board Chair (2008-2015) and Director (2004-Present), United Educators (insurance company); Trustee (since 2000) and Chair (2010-2017), Newberry Library (independent research library); Trustee, Mather LifeWays (senior living organization) (since 2001); Independent Director of the First American Funds (mutual fund family) (2003-2011); former Managing Director (1993-2001), Principal (1985-1993), Vice President (1978-1985) and Assistant Vice President (1973-1978) of Zurich Scudder Investments (investment adviser) (and its predecessor firms); Trustee (1992-2007), Chair of the Board of Trustees (1999-2007), Investment Committee Chair (1994-1999) and Investment Committee member (2007-2010) of Wellesley College; Trustee, BoardSource (non-profit organization) (2006-2009) and Chicago City Day School (K-8 School) (1994-2005). Ms. Herget has served on the Boards of certain Oppenheimer funds since 2012, during which time she has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 56 portfolios in the OppenheimerFunds complex.	None	Over $100,000
Karen L. Stuckey (1953), Director since 2012	Member (since May 2015) of Desert Mountain Community Foundation Advisory Board (non-profit organization); Partner (1990-2012) of PricewaterhouseCoopers LLP (professional services firm) (held various positions 1975-1990); Trustee (1992-2006); member of Executive, Nominating and Audit Committees and Chair of Finance Committee (1992-2006), and Emeritus Trustee (since 2006) of Lehigh University; and member, Women's Investment Management Forum (professional organization) (since inception) and Trustee of Jennies School for Little Children (non-profit) (2011-2014). Ms. Stuckey has served on the Boards of certain Oppenheimer funds since 2012, during which time she has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 56 portfolios in the OppenheimerFunds complex.	None	Over $100,000

James D. Vaughn (1945), Director since 2012	Retired; former managing partner (1994-2001) of Denver office of Deloitte & Touche LLP, (held various positions in Denver and New York Offices from 1969-1993); Trustee and Chairman of the Audit Committee of Schroder Funds (2003-2012); Board member and Chairman of Audit Committee of AMG National Trust Bank (since 2005); Trustee and Investment Committee member, University of South Dakota Foundation (since 1996); Board member, Audit Committee Member and past Board Chair, Junior Achievement (since 1993); former Board member, Mile High United Way, Boys and Girls Clubs, Boy Scouts, Colorado Business Committee for the Arts, Economic Club of Colorado and Metro Denver Network. Mr. Vaughn has served on the Boards of certain Oppenheimer funds since 2012, during which time he has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Boards' deliberations. Oversees 56 portfolios in the OppenheimerFunds complex.	None	Over $100,000

Mr. Steinmetz is an "Interested Director" because he is affiliated with the Manager and the Sub-Adviser by virtue of his positions as Chairman and Director of the Sub-Adviser and officer and Director of the Manager. Both as a Director and as an officer, Mr. Steinmetz serves for an indefinite term, or until his resignation, retirement, death or removal. Mr. Steinmetz's address is 225 Liberty Street, New York, New York 10281-1008.

Interested Director and Officer
Name, Year of Birth, Position(s) Held with Fund, Length of Service	Principal Occupation(s) During Past 5 Years; Other Trusteeships/Directorships Held by Director; Number of Portfolios in Fund Complex Currently Overseen by Director	Dollar Range of Shares Beneficially Owned in the Fund	Aggregate Dollar Range Of Shares Beneficially Owned in Any of the Oppenheimer Funds
As of December 31, 2017
Arthur P. Steinmetz (1958) President and Principal Executive Officer since 2014 Director since 2015	Chairman of OppenheimerFunds, Inc. (since January 2015); CEO and Chairman of OFI Global Asset Management, Inc. (since July 2014), President of OFI Global Asset Management, Inc. (since May 2013), a Director of OFI Global Asset Management, Inc. (since January 2013), Director of OppenheimerFunds, Inc. (since July 2014), President, Management Director and CEO of Oppenheimer Acquisition Corp. (OppenheimerFunds, Inc.’s parent holding company) (since July 2014), and President and Director of OFI SteelPath, Inc. (since January 2013). Chief Investment Officer of the OppenheimerFunds advisory entities (from January 2013-December 2013); Executive Vice President of OFI Global Asset Management, Inc. (January 2013-May 2013); Chief Investment Officer of OppenheimerFunds, Inc. (October 2010-December 2012); Chief Investment Officer, Fixed-Income, of OppenheimerFunds, Inc. (April 2009-October 2010); Executive Vice President of OppenheimerFunds, Inc. (October 2009-December 2012); Director of Fixed Income of OppenheimerFunds, Inc. (January 2009-April 2009); and a Senior Vice President of OppenheimerFunds, Inc. (March 1993-September 2009). Oversees 107 portfolios in the OppenheimerFunds complex.	None	Over $100,000

The addresses of the officers in the chart below are as follows: for Messrs. Benedetti, Edwards and Lee, and Mss. Foxson, Lo Bessette and Picciotto, 225 Liberty Street, New York, New York 10281-1008, for Messrs. Kennedy, Legg, Petersen and Yoder and Mss. Bullington, Burley and Miller, 6803 S. Tucson Way, Centennial, Colorado 80112-3924. Each officer serves for an indefinite term or until his or her resignation, retirement, death or removal.

Other Information About the Officers of the Fund
Name, Year of Birth, Position(s), Length of Service	Principal Occupation(s) During Last 5 Years	Portfolios Overseen in Fund Complex
Young-Sup Lee (1964) Vice President since 2014	Senior Vice President of the Sub-Adviser (since January 2016); Vice President and Senior Research Analyst of the Sub-Adviser (April 2009-January 2016); Director, Fixed Income Research (since January 2016) and co-Team Leader for the Sub-Adviser’s Investment Grade Fixed Income Team (since January 2014). A member of the Sub-Adviser's Investment Grade Fixed Income Team (April 2009-January 2014). Vice President and quantitative research analyst for the fixed income credit strategy team at Morgan Stanley (July 1996-July 2008).	1
Mary Ann Picciotto (1973) Chief Compliance Officer and Chief Anti-Money Laundering Officer since 2014	Senior Vice President and Chief Compliance Officer of OFI Global Asset Management, Inc. (since March 2014); Chief Compliance Officer of OppenheimerFunds, Inc., OFI SteelPath, Inc., OFI Global Institutional, Inc., Oppenheimer Real Asset Management, Inc., OFI Private Investments Inc., Harborview Asset Management Corporation, Trinity Investment Management Corporation, and Shareholder Services, Inc. (since March 2014); Managing Director of Morgan Stanley Investment Management Inc. and certain of its various affiliated entities; Chief Compliance Officer of various Morgan Stanley Funds (May 2010-January 2014); Chief Compliance Officer of Morgan Stanley Investment Management Inc. (April 2007-January 2014).	107
Jennifer Foxson (1969) Vice President and Chief Business Officer since 2014	S enior Vice President of OppenheimerFunds Distributor, Inc. (since June 2014); Vice President of OppenheimerFunds Distributor, Inc. (April 2006-June 2014); Vice President of OppenheimerFunds, Inc. (January 1998-March 2006); Assistant Vice President of OppenheimerFunds, Inc. (October 1991-December 1998).	107
Brian S. Petersen (1970) Treasurer and Principal Financial and Accounting Officer since 2016	Senior Vice President of OFI Global Asset Management, Inc. (since January 2017); Vice President of OFI Global Asset Management, Inc. (January 2013-January 2017); Vice President of OppenheimerFunds, Inc. (February 2007-December 2012); Assistant Vice President of OppenheimerFunds, Inc. (August 2002-2007).	89

Stephanie Bullington (1977) Assistant Treasurer since 2016	Vice President of OFI Global Asset Management, Inc. (since February 2014); Vice President of OFI Global Asset Management, Inc. (January 2013-September 2013); Vice President of OppenheimerFunds, Inc. (January 2010-December 2012); Assistant Vice President of OppenheimerFunds, Inc. (October 2005-January 2010).	107
Julie Burley (1981) Assistant Treasurer since 2013	Vice President of OFI Global Asset Management, Inc. (since October 2013); Previously held the following positions at Deloitte & Touche: Senior Manager (September 2010-October 2013), Manager (September 2008-August 2010), and Audit Senior (September 2005-August 2008).	107
James A. Kennedy (1958) Assistant Treasurer since 2011	Senior Vice President of OFI Global Asset Management, Inc. (since January 2013); Senior Vice President of OppenheimerFunds, Inc. (September 2006-December 2012).	107
Jan Miller (1963) Assistant Treasurer since 2013	Vice President of OFI Global Asset Management, Inc. (since January 2014); Assistant Vice President of OFI Global Asset Management, Inc. (January 2013-January 2014); Assistant Vice President of OppenheimerFunds, Inc. (2005-December 2012); Assistant Vice President in OppenheimerFunds, Inc.’s Fund Accounting department (November 2004 to March 2006).	107
Cynthia Lo Bessette (1969) Secretary and Chief Legal Officer since 2016	Executive Vice President, General Counsel and Secretary of OFI Global Asset Management, Inc. (since February 2016); Senior Vice President and Deputy General Counsel of OFI Global Asset Management, Inc. (March 2015-February 2016); Chief Legal Officer of OppenheimerFunds, Inc. and OppenheimerFunds Distributor, Inc. (since February 2016); Vice President, General Counsel and Secretary of Oppenheimer Acquisition Corp. (since February 2016); General Counsel of OFI SteelPath, Inc., OFI Advisors, LLC and Index Management Solutions, LLC (since February 2016); Chief Legal Officer of OFI Global Institutional, Inc., HarbourView Asset Management Corporation, OFI Global Trust Company, Oppenheimer Real Asset Management, Inc., OFI Private Investments Inc., Shareholder Services, Inc. and Trinity Investment Management Corporation (since February 2016); Corporate Counsel (February 2012-March 2015) and Deputy Chief Legal Officer (April 2013-March 2015) of Jennison Associates LLC; Assistant General Counsel (April 2008-September 2009) and Deputy General Counsel (October 2009-February 2012) of Lord Abbett & Co. LLC.	107

Joseph Benedetti (1965) Assistant Secretary since 2018	Senior Vice President and Managing Counsel of OFI Global Asset Management, Inc. (since January 2017); Vice President and Assistant Secretary of OC Private Capital, LLC (since October 2017); Managing Director of Morgan Stanley Investment Management Inc. (2005-2017).	107
Taylor V. Edwards (1967) Assistant Secretary since 2010	Senior Vice President and Managing Counsel of OFI Global Asset Management, Inc. (since January 2017); Vice President and Senior Counsel of OFI Global Asset Management, Inc. (January 2013-January 2017); Vice President (February 2007-December 2012) and Senior Counsel (February 2012-December 2012) of OppenheimerFunds, Inc.; Associate Counsel (May 2009-January 2012); Assistant Vice President (January 2006-January 2007) and Assistant Counsel (January 2006-April 2009) of OppenheimerFunds, Inc.	107
Randy G. Legg (1965) Assistant Secretary since 2010	Senior Vice President and Managing Counsel of OFI Global Asset Management, Inc. (since January 2018); Vice President and Senior Associate General Counsel of OFI Global Asset Management, Inc. (January 2013-January 2018); Vice President (June 2005-December 2012) and Senior Counsel (March 2011-December 2012) of OppenheimerFunds, Inc.; Associate Counsel (January 2007-March 2011) of OppenheimerFunds, Inc.	107
John Yoder (1975) Assistant Secretary since 2016	Vice President and Associate General Counsel of OFI Global Asset Management, Inc. (since January 2013); Vice President and Assistant Counsel (July 2011-December 2012) of OppenheimerFunds, Inc.	107

(b) Leadership Structure and Board of Directors.

The Fund is governed by a Board of Directors, which is responsible for overseeing the Fund. The Board is led by Robert J. Malone, an independent director, who is not an "interested person" of the Fund, as that term is defined in the Investment Company Act. The Board meets periodically throughout the year to oversee the Fund's activities, including to review its performance, oversee potential conflicts that could affect the Fund, and review the actions of the Manager and Sub-Adviser. With respect to its oversight of risk, the Board, through its committees, relies on reports and information received from various parties, including the Manager and Sub-Adviser, internal auditors, the Fund's Chief Compliance Officer, the Fund's outside auditors and Fund counsel. It is important to note that, despite the efforts of the Board and of the various parties that play a role in the oversight of risk, it is likely that not all risks will be identified or mitigated.

The Board has an Audit Committee, a Review Committee and a Governance Committee. Each of the Committees is comprised solely of Directors who are not "interested persons" under the Investment Company Act (the "Independent Directors"). The Board has determined that its leadership structure is appropriate in light of the characteristics and circumstances of the Fund because it allocates areas of responsibility among the committees in a manner that enhances the Board's oversight.

During the Fund's fiscal year ended January 31, 2018, the Audit Committee held 7 meetings, the Review Committee held 4 meetings and the Governance Committee held 3 meetings.

The members of the Audit Committee are Karen L. Stuckey (Chair), Andrew J. Donohue, and James D. Vaughn. Subject to the ratification of the Board and shareholders (if applicable), the Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent certified public accountants and auditors(also referred to as the "independent Auditors") for the purpose of preparing or issuing audit reports and for all other services provided by the independent Auditors. Other main functions of the Audit Committee, outlined in the Audit Committee Charter, include, but are not limited to: (i) reviewing the scope and results of financial statement audits and the audit fees charged; (ii) reviewing reports from the Fund's independent Auditors regarding the Fund's internal accounting procedures and controls; (iii) reviewing reports regarding Fund operations that relate to accounting and financial reporting from Management's Internal Audit Department; (iv) maintaining a direct line of communication and meeting with the Fund's independent Auditors at least annually; (v) reviewing the independence of the Fund's independent Auditors; and (vi) approving in advance the provision of any audit and/or non-audit services by the Fund's independent Auditors, including tax services, that are not prohibited by the Sarbanes-Oxley Act of 2002, to the Fund, the Manager and certain affiliates of the Manager, as applicable. The Audit Committee also reviews and considers the valuation of portfolio investments, including procedures for the determination of the fair value of any such investments that do not have readily available market quotations.

The members of the Review Committee are Victoria J. Herget (Chair), Richard F. Grabish and Beverly L. Hamilton. Among other duties, as set forth in the Review Committee's Charter, the Review Committee reviews Fund performance and expenses, as well as oversees several of the Fund's principal service providers and certain policies and procedures of the Fund. The Review Committee also reviews certain reports from and meets periodically with the Fund's Chief Compliance Officer.

The members of the Governance Committee are Richard F. Grabish (Chair), Beverly L. Hamilton, Karen L. Stuckey and James D. Vaughn. The Governance Committee has adopted a charter setting forth its duties and responsibilities. Among other duties, the Governance Committee reviews and oversees Fund governance and the nomination of Directors, including Independent Directors. The Governance Committee has adopted a process for shareholder submission of recommendations for Director nominees. Shareholders may submit such recommendations for the Governance Committee's consideration by mail to the Governance Committee in care of the Fund. Such recommendations should be accompanied by, at a minimum, (i) the name, address, and business, educational, and/or other pertinent background information of the person being recommended; (ii) a statement concerning whether the person is an "interested person" as defined in the Investment Company Act; (iii) any other information that the Fund would be required to include in a proxy statement concerning the person if he or she was nominated; and (iv) the name and address of the person submitting the recommendation and, if that person is a shareholder, the period for which that person held Fund shares. The recommendation also can include any additional information which the person submitting it believes would assist the Governance Committee in evaluating the recommendation. The Governance Committee has not established specific qualifications that it believes must be met by a Director nominee. In evaluating Director nominees, the Governance Committee considers, among other things, an individual's background, skills, and experience; whether the individual is an "interested person" as defined in the Investment Company Act; and whether the individual would be deemed an "audit committee financial expert" within the meaning of applicable Securities and Exchange Commission rules. The Governance Committee also considers whether the individual's background, skills, and experience will complement the background, skills, and experience of other Directors and will contribute to the Board's diversity. The Governance Committee may consider such persons at such time as it meets to consider possible nominees. The Governance Committee, however, reserves sole discretion to determine which candidates for Director it will recommend to the Board and the shareholders and it may identify candidates other than those submitted by shareholders. The Governance Committee may, but need not, consider the advice and recommendation of OFI Global or its affiliates in selecting nominees. The full Board elects new Directors except for those instances when a shareholder vote is required. Shareholders who desire to communicate with the Board should address correspondence to the Board or an individual Board member and may submit correspondence electronically at www.oppenheimerfunds.com under the caption "contact us" or by mail to the Fund at the address on the front cover of this SAI.

Above is a brief discussion of the specific experience, qualifications, attributes or skills of each Board member that led the Board to conclude that he or she should serve as a Director of the Fund.

Each Independent Director has served on the Board for the number of years listed above, during the course of which he or she has become familiar with the Fund's (and other Oppenheimer funds') financial, accounting, regulatory and investment matters and has contributed to the Board's deliberations. Each Director's outside professional experience is outlined in the table of Biographical Information, above.

(c) Compensation.

Remuneration of the Officers and Directors. The officers and the Interested Director of the Fund, who are associated with the Manager, receive no salary or fee from the Fund. The Independent Directors' compensation from the Fund and fund complex, as described below, represents compensation for serving as a Director and member of a committee (if applicable) of the Boards of the Fund and other funds in the OppenheimerFunds complex for the periods indicated.

Name of Director and Other Fund Position(s) (as applicable)	Aggregate Compensation From the Fund(1) Fiscal year ended January 31, 2018	Total Compensation From the Fund and Fund Complex(2) Year ended December 31, 2017
Robert J. Malone[3] Chairman of the Board	$1,944[4]	$381,000

Andrew Donohue[5] Audit Committee Member	$858	$147,934
Richard F. Grabish Governance Committee Chair and Review Committee Member	$1,489	$292,100
Beverly L. Hamilton Governance Committee Member and Review Committee Member	$1,295[6]	$254,000
Victoria J. Herget Review Committee Chair	$1,489	$292,100
Karen L. Stuckey Audit Committee Chair and Governance Committee Member	$1,554	$304,800
James D. Vaughn Audit Committee Member and Governance Committee Member	$1,295[7]	$254,000

1.	"Aggregate Compensation From the Fund" includes fees and deferred compensation, if any.
2.	In accordance with SEC regulations, for purposes of this section only, "Fund Complex" includes the Oppenheimer Funds, the MassMutual Institutional Funds, the MassMutual Select Funds and the MML Series Investment Fund, the investment adviser for which is the indirect parent company of the Fund's Manager. The Manager also serves as the Sub-Adviser to the following: MassMutual Premier International Equity Fund, MassMutual Premier Main Street Fund, MassMutual Premier Strategic Income Fund, MassMutual Premier Capital Appreciation Fund, and MassMutual Premier Global Fund. The Manager does not consider MassMutual Institutional Funds, MassMutual Select Funds and MML Series Investment Fund to be part of the Oppenheimer Funds' "Fund Complex" as that term may be otherwise interpreted.
3.	Mr. Malone began serving as Chairman of the Board effective August 24, 2016.
4.	Includes $148 deferred by Mr. Malone under the "Compensation Deferral Plan" described below.
5.	Mr. Donohue became an Independent Trustee of the Fund on June 1, 2017.
6.	Includes $1,295 deferred by Ms. Hamilton under the "Compensation Deferral Plan" described below.
7.	Includes $25 deferred by Mr. Vaughn under the "Compensation Deferral Plan" described below.

■  Compensation Deferral Plan. The Board of Directors has adopted a Compensation Deferral Plan for Independent Directors that enables them to elect to defer receipt of all or a portion of the annual fees they are entitled to receive from certain Funds. Under the plan, the compensation deferred by a Director is periodically adjusted as though an equivalent amount had been invested in shares of one or more Oppenheimer funds selected by the Director. The amount paid to the Director under the plan will be determined based upon the amount of compensation deferred and the performance of the selected funds.

Deferral of the Directors' fees under the plan will not materially affect the Fund's assets, liabilities or net income per share. The plan will not obligate a fund to retain the services of any Director or to pay any particular level of compensation to any Director. Pursuant to an Order issued by the Securities and Exchange Commission, a fund may invest in the funds selected by the Director under the plan without shareholder approval for the limited purpose of determining the value of the Director's deferred compensation account.

(d) Sales Loads. Not applicable.

(e) Codes of Ethics.

The Fund, the Manager, the Sub-Adviser, and the Placement Agent have a Code of Ethics. It is designed to detect and prevent improper personal trading by portfolio managers and certain other employees ("covered persons") that could compete with or take advantage of the Fund's portfolio transactions. Covered persons include persons with knowledge of the investments and investment intentions of the Fund and/or other funds advised by the Manager. The Code of Ethics does permit personnel subject to the Code of Ethics to invest in securities, including securities that may be purchased or held by the Fund, subject to a number of restrictions and controls. Compliance with the Code of Ethics is carefully monitored and enforced by the Manager, the Sub-Adviser and the Placement Agent.

The Code of Ethics is an exhibit to the Fund's registration statement filed with the Securities and Exchange Commission. It can be viewed as part of the Fund's registration statement on the Securities and Exchange Commission's EDGAR database at the Securities and Exchange Commission's website at www.sec.gov and can be reviewed and copied at the Securities and Exchange Commission's Public Reference Room in Washington, D.C.

(f) Portfolio Proxy Voting Policies.

The Fund has adopted Portfolio Proxy Voting Policies and Procedures, which include Proxy Voting Guidelines, under which the Fund votes proxies relating to securities held by the Fund ("portfolio proxies"). The Manager generally undertakes to vote portfolio proxies with a view to enhancing the value of the company's stock held by the Fund. The Fund has retained an independent, third-party proxy voting agent to vote portfolio proxies in accordance with the Fund's Proxy Voting Guidelines and to maintain records of such portfolio proxy voting. The Manager's internal Proxy Voting Committee is responsible for monitoring the third-party proxy voting agent.

The Portfolio Proxy Voting Policies and Procedures include provisions to address conflicts of interest that may arise between the Fund and the Manager or the Manager's affiliates or business relationships. Such a conflict of interest may arise, for example, where the Manager or an affiliate of the Manager manages or administers the assets of a pension plan or other investment account of the portfolio company soliciting the proxy or seeks to serve in that capacity. The Manager and its affiliates generally seek to avoid such material conflicts of interest by maintaining separate investment decision making processes to prevent the sharing of business objectives with respect to proposed or actual actions regarding portfolio proxy voting decisions. Additionally, the Manager employs the following procedures, as long as OFI determines that the course of action is consistent with the best interests of the Fund and its shareholders:

If the proposal that gives rise to the conflict is specifically addressed in the Proxy Voting Guidelines, the Manager will vote the portfolio proxy in accordance with the Proxy Voting Guidelines.

•	If such proposal is not specifically addressed in the Proxy Voting Guidelines, or if the Proxy Voting Guidelines provide discretion to the Manager on how to vote (i.e., on a case-by-case basis), the Manager will vote in accordance with the third-party proxy voting agent's general recommended guidelines on the proposal provided that the Manager has reasonably determined that there is no conflict of interest on the part of the proxy voting agent.

•	With respect to such proposal where a portfolio manager has requested that the Manager vote (i) in a manner inconsistent with the Proxy Voting Guidelines, or (ii) if such proposal is not specifically addressed in the Proxy Voting Guidelines, in a manner inconsistent with the third-party proxy voting agent's general recommended guidelines, the Proxy Voting Committee may determine that such a request is in the best interests of the Fund (and, if applicable, its shareholders) and does not pose an actual material conflict of interest. In making its determination, the Proxy Voting Committee may consider, among other things, whether the portfolio manager is aware of the business relationship with the company, and/or is sufficiently independent from the business relationship, and to the Proxy Voting Committee's knowledge, whether the Manager has been contacted or influenced by the company in connection with the proposal.

If none of the previous procedures provides an appropriate voting recommendation, the Proxy Voting Committee may: (i) determine how to vote on the proposal; (ii) recommend that the Manager retain an independent fiduciary to advise the Manager on how to vote the proposal; or (iii) determine that voting on the particular proposal is impracticable and/or is outweighed by the cost of voting and direct the Manager to abstain from voting.

The Proxy Voting Guidelines' provisions with respect to certain routine and non-routine proxy proposals are summarized below:

  The Fund evaluates director nominees on a case-by-case basis, examining the following factors, among others: composition of the board and key board committees, experience and qualifications, attendance at board meetings, corporate governance provisions and takeover activity, long-term company performance, the nominee's investment in the company, and whether the company or nominee is targeted in connection with public "vote no" campaigns.

  The Fund generally supports proposals requiring the position of chairman to be filled by an independent director unless there are compelling reasons to recommend against the proposal such as a counterbalancing governance structure.

  The Fund generally supports proposals asking that a majority of directors be independent. The Fund generally supports proposals asking that a board audit, compensation, and/or nominating committee be composed exclusively of independent directors.

  The Fund generally votes against shareholder proposals to require a company to nominate more candidates than the number of open board seats.

  The Fund generally supports shareholder proposals to reduce a super-majority vote requirement, and opposes management proposals to add a super-majority vote requirement.

  The Fund generally supports proposals to allow shareholders the ability to call special meetings.

  The Fund generally votes for proposals that remove restrictions on or provide the right of shareholders to act by written consent independently of management taking into account the company's specific governance provisions including right to call special meetings, poison pills, vote standards, etc. on a case-by-case basis.

  The Fund generally votes against proposals to create a new class of stock with superior voting rights.

  The Fund generally votes against proposals to classify a board.

  The Fund generally supports proposals to eliminate cumulative voting.

  The Fund generally votes against proposals to establish a new board committee.

  The Fund generally votes on management proposals seeking approval to exchange/reprice options on a case-by-case basis.

  The Fund votes on qualified employee stock purchase plans on a case-by-case basis. The Fund generally supports non-qualified employee stock purchase plans that feature broad-based participation, limits on employee contribution, company matching up to 25%, and no discount on the stock price on the date of purchase.

  The Fund generally supports transfer stock option ("TSO") programs, if executive officers and non-employee directors are excluded from participating, if stock options are purchased from third-party financial institutions at a discount to their fair value using option pricing models, and if there is a two-year minimum holding period for sale proceeds. The Fund generally votes against equity plan proposals if the details of ongoing TSO programs are not provided to shareholders.

  The Fund generally supports proposals to require majority voting for the election of directors.

  The Fund generally supports proposals seeking additional disclosure of executive and director pay information.

  The Fund generally supports proposals seeking disclosure regarding the company's, board's or committee's use of compensation consultants.

  The Fund generally supports "pay-for-performance" and "pay-for-superior-performance standard" proposals that align a significant portion of total compensation of senior executives to company performance, and generally supports an annual frequency for advisory votes on executive compensation.

  The Fund generally supports having shareholder votes on poison pills.

  The Fund generally supports proposals calling for companies to adopt a policy of not providing tax gross-up payments.

  The Fund votes case-by-case on bonus banking/bonus banking "plus" proposals.

  The Fund generally supports proposals calling for companies to adopt a policy of obtaining shareholder approval for golden coffins/executive death benefits. This would not apply to any benefit programs or equity plan proposals for which the broad-based employee population is eligible.

  The Fund generally supports proposals to eliminate accelerated vesting of unvested equity awards to senior executives in the event of change in control (except for pro rata vesting considering the time elapsed and attainment of any related performance goals between the award date and the change in control).

  In the case of social, political and environmental responsibility issues, the Fund will generally abstain where there could be a detrimental impact on share value or where the perceived value if the proposal was adopted is unclear or unsubstantiated.

  The Fund generally supports proposals that would clearly have a discernible positive impact on short- or long-term share value, or that would have a presently indiscernible impact on short- or long-term share value but promotes general long-term interests of the company and its shareholders.

The Fund is required to file Form N-PX, with its complete proxy voting record for the 12 months ended June 30th, no later than August 31st of each year. The Fund's Form N-PX filing is available (i) without charge, upon request, by calling the Fund toll-free at 1.800.988.8287 and (ii) on the SEC's website at www.sec.gov.

Item 18. Control Persons and Principal Holders of Securities.

(a)             Control persons.

As of May 4, 2018, Oppenheimer Portfolio Series - Moderate Investor Fund, a Delaware statutory trust, owned 42.59% of the outstanding Shares, Oppenheimer Portfolio Series - Conservative Investor Fund, a Delaware statutory trust, owned 26.83%, and Oppenheimer Portfolio Series – Active Allocation Fund, a Delaware statutory trust, owned 28.22% of the outstanding Shares. Shareholders who beneficially own 25% or more of outstanding Shares may be in control of the Fund and may be able to affect the outcome of certain matters presented for a vote of shareholders.

(b)            Principal Holders.

As of May 4, 2018, the only persons or entities who owned of record or were known by the Fund to own beneficially 5% or more of the Fund's outstanding shares were:

Oppenheimer Portfolio Series: Moderate Investor, 6801 South Tucson Way, Suite 100, Englewood, CO 80112-3924, which owned 6,015,791.535 shares (42.59% of the Shares then outstanding).

Oppenheimer Portfolio Series: Conservative Investor, 6801 South Tucson Way, Suite 100, Englewood, CO 80112-3924, which owned 3,789,884.851 shares (26.83% of the Shares then outstanding).

Oppenheimer Portfolio Series: Active Allocation, 6801 South Tucson Way, Suite 100, Englewood, CO 80112-3924, which owned 3,985,666.411 shares (28.22% of the Shares then outstanding).

(c)        Management Ownership.

As of May 4, 2018, the Directors and officers of the Fund, as a group, owned of record or beneficially less than 1% of the shares of the Fund. In addition, none of the Independent Directors (nor any of their immediate family members) owns securities of either the Manager or the Placement Agent or of any entity directly or indirectly controlling, controlled by or under common control with the Manager or the Placement Agent of the Denver Board Funds.

Item 19. Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 10 in the Fund's Part A and Item 17 in this Part B.

(a) Investment Advisers.

The Manager is a wholly-owned subsidiary of OppenheimerFunds, Inc., the Sub-Adviser. The Sub-Adviser is wholly-owned by Oppenheimer Acquisition Corp., a holding company primarily owned by Massachusetts Mutual Life Insurance Company, a global, diversified insurance and financial services company.

The Manager provides investment advisory and management services to the Fund under an investment advisory agreement between the Manager and the Fund. The Manager has retained the Sub-Adviser pursuant to a separate sub-advisory agreement described below, under which the Sub-Adviser chooses the Fund's investments and provides related advisory services to the Fund. Prior to January 1, 2013, OppenheimerFunds, Inc. was the Manager of the Fund.

The advisory agreement requires the Manager, at its expense, to provide the Fund with adequate office space, facilities and equipment. It also requires the Manager to provide and supervise the activities of all administrative and clerical personnel required to provide effective administration for the Fund. Those responsibilities include the compilation and maintenance of records with respect to its operations, the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund.

The Fund pays expenses not expressly assumed by the Manager under the advisory agreement.

The advisory agreement lists examples of expenses paid by the Fund. The major categories relate to interest, taxes, brokerage commissions, fees to certain Board members, legal and audit expenses, custodian and transfer agent expenses, share issuance costs, certain printing and registration costs and non-recurring expenses, including litigation costs. The management fees paid by the Fund to the Manager are calculated at the rates described in the Fund's prospectus, which are applied to the assets of the Fund as a whole.

The management fees paid by the Fund to the Manager during its last three fiscal years were:

Fiscal Year ended 1/31:	Management Fee Paid to the Manager
2016	$657,849
2017	$659,404
2018	$622,306

The investment advisory agreement states that in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under the investment advisory agreement, the Manager is not liable for any loss the Fund sustains in connection with matters to which the agreement relates.

The agreement permits the Manager to act as investment adviser for any other person, firm or corporation and to use the name "Oppenheimer" in connection with other investment companies for which it may act as investment adviser or general distributor. If the Manager shall no longer act as investment adviser to the Fund, the Manager may withdraw the right of the Fund to use the name "Oppenheimer" as part of its name.

The Sub-Advisory Agreement. Under the sub-advisory agreement between the Manager and the Sub-Adviser, the Sub-Adviser shall regularly provide investment advice with respect to the Fund and invest and reinvest cash, securities, commodity interests and the property comprising the assets of the Fund. The Sub-Adviser selects securities and/or commodity interests for the Fund's portfolio and provides related advisory services. The portfolio manager of the Fund is employed by the Sub-Adviser and is principally responsible for the provision of advisory services to the Fund's portfolio. Other members of the Sub-Adviser's investment teams provide the portfolio manager with counsel and support in managing the Fund's portfolio.

Under the sub-advisory agreement, the Manager pays the Sub-Adviser a percentage of the net investment advisory fee (after all applicable waivers) that it receives from the Fund as compensation for the provision of investment advisory services. The fee paid to the Sub-Adviser under the sub-advisory agreement is paid by the Manager, not by the Fund.

The sub-advisory agreement states that in the absence of willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations, the Sub-Adviser shall not be liable to the Manager for any act or omission in the course of or connected with rendering services under the Sub-Advisory Agreement or for any losses that may be sustained in the purchase, holding or sale of any security.

(b) Principal Underwriter.

Under its Placement Agent's Agreement with the Fund, the Placement Agent acts as the Fund's principal underwriter in the continuous offering of the Fund's shares. The Placement Agent bears the expenses normally attributable to sales, including advertising and the cost of printing and mailing prospectuses, other than those furnished to existing shareholders. The Placement Agent is not obligated to sell a specific number of shares. The Placement Agent also distributes shares of the other Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Sub-Adviser.

(c) Services Provided by Each Investment Adviser and Fund Expenses Paid by Third Parties.

See Parts (a) and (b) of this Item 19.

(d) Service Agreements. Not applicable.

(e) Other Investment Advice. Not applicable.

(f) Dealer Reallowances. Not applicable.

(g) Rule 12b-1 Plans. Not applicable.

(h) Other Services Providers.

The Transfer Agent. OFI Global Asset Management, Inc. is the Fund's Transfer Agent. It serves as the Transfer Agent for a fee based on annual net assets. Shareholder Services, Inc., an affiliate of the Transfer Agent, doing business as OppenheimerFunds Services, is the Fund's Sub-Transfer Agent. OppenheimerFunds Services is responsible for maintaining the Fund's shareholder registry and shareholder accounting records, and for paying dividends and distributions to shareholders. It also handles shareholder servicing and administrative functions. It also acts as shareholder servicing agent for the other Oppenheimer funds. Shareholders should direct inquiries about their accounts to OppenheimerFunds Services at the address and toll-free numbers listed on the front cover of this SAI.

Under the Sub-Transfer Agency Agreement, the Transfer Agent pays the Sub-Transfer Agent an annual fee in monthly installments, equal to a percentage of the transfer agent fee collected by the Transfer Agent from the Fund, which shall be calculated after any applicable fee waivers. The fee paid to the Sub-Transfer Agent is paid by the Transfer Agent, not by the Fund.

The Custodian. Citibank, N.A. is the custodian of the Fund's cash balances and portfolio securities, except affiliated mutual fund shares. The custodian's responsibilities include safeguarding and controlling the Fund's portfolio securities and handling the delivery of such securities to and from the Fund. It is the practice of the Fund to deal with the custodian in a manner uninfluenced by any banking relationship the custodian may have with the Manager and its affiliates. The Fund's cash balances with the custodian in excess of $250,000 are not protected by the Federal Deposit Insurance Corporation ("FDIC"). These uninsured balances may at times be substantial. The Sub-Transfer Agent records the Fund's positions in affiliated mutual fund shares that may be held by the Fund.

Independent Registered Public Accounting Firm. KPMG LLP serves as the independent registered public accounting firm for the Fund. KPMG LLP audits the Fund's financial statements and performs other related audit and tax services. KPMG LLP also acts as the independent registered public accounting firm for the Manager, the Sub-Adviser and certain other funds advised by the Manager and its affiliates. Audit and non-audit services provided by KPMG LLP to the Fund must be pre-approved by the Audit Committee.

Item 20. Portfolio Manager.

(a) Other Accounts Managed.

In addition to managing the Fund 's investment portfolio, the Portfolio Manager may also manage other investment portfolios and other accounts on behalf of the Manager or its affiliates. The following table provides information regarding those other portfolios and accounts as of January 31, 2018. No portfolio or account has an advisory fee based on performance.

Portfolio Manager	Registered Investment Companies Managed	Total Assets in Registered Investment Companies Managed[1]	Other Pooled Investment Vehicles Managed	Total Assets in Other Pooled Investment Vehicles Managed[1,2]	Other Accounts Managed	Total Assets in Other Accounts Managed[2]
Young-Sup Lee	0	$0	1	$1.01	0	$0

1.        In millions

2.       Does not include personal accounts of the portfolio manager and his family, which are subject to the Code of Ethics.

As indicated above, a portfolio manager may also manage other funds and accounts. At different times, a portfolio manager may manage other funds or accounts with investment objectives and strategies similar to, or different from, those of the Fund. At times, those responsibilities could potentially conflict with the interests of the Fund. That may occur whether the investment objectives and strategies of the other funds and accounts are the same as, or different from, the Fund's investment objectives and strategies. For example, a portfolio manager may need to allocate investment opportunities between the Fund and another fund or account having similar objectives or strategies, or may need to execute transactions for another fund or account that could have a negative impact on the value of securities held by the Fund. Not all funds and accounts advised by the Sub-Adviser have the same management fee. If the management fee structure of another fund or account is more advantageous to the Sub-Adviser than the fee structure of the Fund, the Sub-Adviser could have an incentive to favor the other fund or account. However, the Sub-Adviser's compliance procedures and Code of Ethics recognize the Sub-Adviser's obligation to treat all of its clients, including the Fund, fairly and equitably, and are designed to preclude a portfolio manager from favoring one client over another. It is possible, of course, that those compliance procedures and the Code of Ethics may not always be adequate to do so.

(b) Compensation of Portfolio Manager.

Portfolio managers are employed and compensated by the Sub-Adviser or an affiliate, not by the Fund. Under the compensation program for portfolio managers and portfolio analysts, compensation is based primarily on the relative investment performance results of the funds or accounts they manage, rather than on the financial success of the Sub-Adviser. This is intended to align the interests of the portfolio managers and analysts with the success of the funds and accounts of their shareholders. The compensation structure is designed to attract and retain highly qualified investment management professionals and to reward individual and team contributions toward creating shareholder value. A portfolio manager's compensation is not directly based on the total value of assets they manage; however, higher total compensation potential is likely to align with greater assets under management. The compensation structure is intended to be internally and externally equitable and serve to reduce potential conflicts of interest arising from a portfolio manager's responsibilities managing different funds or accounts.

Portfolio manager compensation generally consists of three components: a base salary, an annual bonus, and eligibility to participate in long-term awards. In general, the average proportion of total compensation among these three components is as follows: base salary is 15%, annual bonus is 65%, and long-term awards are 20%.

The base pay component for each portfolio manager is reviewed regularly to ensure that it reflects the performance of the individual, is commensurate with the requirements of the particular portfolio, reflects any specific competence or specialty of the individual manager, and is competitive with other comparable positions.

The annual bonus is calculated based on two factors: a formulaic performance portion and a discretionary portion. In general, the formulaic performance portion is a much larger part of the annual bonus than the discretionary portion. The formulaic performance portion of the annual bonus is measured against the one, three and five year performance, or performance since inception, as applicable, of the fund(s) relative to an appropriate Morningstar peer group category selected by senior management. Performance is measured on a pre-tax basis. The compensation structure is weighted towards long-term performance of the funds, with one year performance weighted at 20%, three year performance rated at 30%, and five year performance weighted at 50%. This formula has the effect of rewarding consistently above median performance, which best aligns the interests of the portfolio manager and the shareholder. Below median performance in all three periods results in an extremely low, and in some cases no, formulaic performance based bonus.

The discretionary portion of the annual bonus is determined by senior management of the Sub-Adviser and is based on a number of factors, including, management quality (such as style consistency, risk management, sector coverage, team leadership and coaching), contributions to marketing efforts and organizational development.

Finally, the long-term award component consists of grants in the form of appreciation rights in regard to the common stock of the Sub-Adviser's holding company parent, restricted shares of such common stock, as well as deferred cash investments in the fund(s) managed by a portfolio manager. Portfolio managers must elect to receive between 20% and 50% of their annual long-term award component in the form of a deferred cash award indexed to the portfolio(s) and fund(s) managed. These awards settle in cash at the end of a three-year vesting period. Through this long-term award component, the interests of the portfolio managers are further aligned with those of fund shareholders.

The compensation structure of other funds and/or accounts managed by a portfolio manager, if any, is generally the same as the compensation structure described above. A portfolio manager's compensation with regard to other portfolios may be based on the performance of those portfolios compared to a peer group category that may be different from that described above.

(c) Ownership of Securities.

As of January 31, 2018, the Portfolio Manager did not beneficially own any shares of the Fund.

Item 21. Brokerage Allocations and Other Practices.

(a) Brokerage Transactions.

Brokerage Provisions of the Investment Advisory Agreement and the Sub-Advisory Agreement. One of the duties of the Sub-Adviser under the sub-advisory agreement is to arrange the portfolio transactions for the Fund. The sub-advisory agreement contains provisions relating to the employment of broker-dealers for that purpose. The sub-advisory agreement authorizes the Sub-Adviser to employ broker-dealers, including "affiliated brokers," as that term is defined in the Investment Company Act, that the Sub-Adviser thinks, in its best judgment based on all relevant factors, will implement the policy of the Fund to obtain the "best execution" of the Fund's portfolio transactions. "Best execution" means executing trades in a manner such that the total costs or proceeds are the most favorable under the circumstances. Some of the circumstances that may influence this decision are: cost (brokerage commission or dealer spread), size of order, difficulty of order, and the firm's ability to provide prompt and reliable execution.

The Sub-Adviser need not seek competitive commission bidding. However, the Sub-Adviser is expected to be aware of the current rates of eligible brokers and to minimize the commissions paid to the extent consistent with the interests and policies of the Fund as established by its Board. The Fund is not required to pay the lowest available commission. Under the investment advisory and sub-advisory agreements, in choosing brokers to execute portfolio transactions for the Fund, the Manager and the Sub-Adviser may select brokers (other than affiliates) that provide both brokerage and research services to the Fund. The commissions paid to those brokers may be higher than another qualified broker would charge, if the Manager or the Sub-Adviser makes a good faith determination that the commission is fair and reasonable in relation to the services provided.

Brokerage Practices Followed by the Sub-Adviser. The Sub-Adviser allocates brokerage for the Fund subject to the provisions of the sub-advisory agreement and other applicable rules and procedures described below.

The Sub-Adviser's portfolio traders allocate brokerage based upon recommendations from the Sub-Adviser's portfolio managers, together with the portfolio traders' judgment as to the execution capability of the broker or dealer. In certain instances, portfolio managers may directly place trades and allocate brokerage. In either case, the Sub-Adviser's executive officers supervise the allocation of brokerage.

Transactions in securities other than those for which an exchange is the primary market are generally done with principals or market makers. In transactions on foreign exchanges, the Fund may be required to pay fixed brokerage commissions and therefore would not have the benefit of negotiated commissions that are available in U.S. markets. Brokerage commissions are paid primarily for transactions in listed securities or for certain fixed-income agency transactions executed in the secondary market. Otherwise, brokerage commissions are paid only if it appears likely that a better price or execution can be obtained by doing so. In an option transaction, the Fund ordinarily uses the same broker for the purchase or sale of the option and any transaction in the securities to which the option relates.

Other accounts advised by the Sub-Adviser have investment policies similar to those of the Fund. Those other accounts may purchase or sell the same securities as the Fund at the same time as the Fund, which could affect the supply and price of the securities. When possible, the Sub-Adviser tries to combine concurrent orders to purchase or sell the same security by more than one of the accounts managed by the Sub-Adviser or its affiliates. If two or more accounts advised by the Sub-Adviser purchase the same security on the same day from the same dealer, each participating account in that aggregated order would receive the average share price for all transactions to the extent that order is filled through a series of transactions on that day.

Rule 12b-1 under the Investment Company Act prohibits any fund from compensating a broker or dealer for promoting or selling the fund's shares by (1) directing to that broker or dealer any of the fund's portfolio transactions, or (2) directing any other remuneration to that broker or dealer, such as commissions, mark-ups, mark downs or other fees from the fund's portfolio transactions, that were effected by another broker or dealer (these latter arrangements are considered to be a type of "step-out" transaction). In other words, a fund and its investment adviser cannot use the fund's brokerage for the purpose of rewarding broker-dealers for selling a fund's shares.

However, the Rule permits funds to effect brokerage transactions through firms that also sell fund shares, provided that certain procedures are adopted to prevent a quid pro quo with respect to portfolio brokerage allocations. As permitted by the Rule, the Manager and the Sub-Adviser have adopted procedures (and the Fund's Board has approved those procedures) that permit the Fund to execute portfolio securities transactions through brokers or dealers that also promote or sell shares of the Fund, subject to the "best execution" considerations discussed above. Those procedures are designed to prevent: (1) the Sub-Adviser's personnel who effect the Fund's portfolio transactions from taking into account a broker's or dealer's promotion or sales of the Fund shares when allocating the Fund's portfolio transactions, and (2) the Fund, the Manager, the Sub-Adviser and the Placement Agent from entering into agreements or understandings under which the Sub-Adviser directs or is expected to direct the Fund's brokerage directly, or through a "step-out" arrangement, to any broker or dealer in consideration of that broker's or dealer's promotion or sale of the Fund's shares or the shares of any of the other Oppenheimer funds.

The investment advisory and sub-advisory agreements permit the Manager and the Sub-Adviser to allocate brokerage for research services. The research services provided by a particular broker may be useful both to the Fund and to one or more of the other accounts advised by the Manager or its affiliates. Investment research may be supplied to the Manager or Sub-Adviser by a broker through which trades are placed or by a third party at the instance of the broker.

Investment research services include information and analysis on particular companies and industries as well as market or economic trends and portfolio strategy, market quotations for portfolio evaluations, analytical software and similar products and services. If a research service also assists the Manager or Sub-Adviser in a non-research capacity (such as bookkeeping or other administrative functions), then only the percentage or component that provides assistance to the Manager or Sub-Adviser in the investment decision-making process may be paid in commission dollars.

Although the Manager and Sub-Adviser currently do not do so, the Board may permit the Manager and Sub-Adviser to use stated commissions on secondary fixed-income agency trades to obtain research if the broker represents to the Manager or Sub-Adviser that: (i) the trade is not from or for the broker's own inventory, (ii) the trade was executed by the broker on an agency basis at the stated commission, and (iii) the trade is not a riskless principal transaction. The Board may also permit the Manager and Sub-Adviser to use commissions on fixed-price offerings to obtain research in the same manner as is permitted for agency transactions.

The research services provided by brokers broaden the scope and supplement the research activities of the Manager and Sub-Adviser. That research provides additional views and comparisons for consideration, and helps the Manager and Sub-Adviser to obtain market information for the valuation of securities that are either held in the Fund's portfolio or are being considered for purchase. The Manager and Sub-Adviser provide information to the Board about the commissions paid to brokers furnishing such services, together with the Manager's and Sub-Adviser's representation that the amount of such commissions was reasonably related to the value or benefit of such services.

During the fiscal years ended January 31, 2016, 2017, and 2018 the Fund paid total brokerage commissions indicated in the chart below. During the fiscal year ended January 31, 2018, the Fund did not execute any transactions through or pay any commissions to firms that provide research services.

Fiscal Year Ended January 31,	Total Brokerage Commissions Paid by the Fund*
2016	$2,308
2017	$2,428
2018	$1,295
*	Amounts do not include spreads or commissions on principal transactions on a net trade basis.

(b) Commissions. Not applicable.

(c) Brokerage Selection.

See Part (a) of this Item 21 above.

(d) Directed Brokerage.

See Part (a) of this Item 21 above.

(e) Regular Broker-Dealer.

Regular Broker-Dealers. If the Fund has acquired during its most recent fiscal year, securities of its regular brokers or dealers as defined in Rule 10b-1 under the Investment Company Act or of their parents, the following table identifies those regular brokers or dealers or their parents that derived more than 15% of their gross revenues from the business of a broker, a dealer, an underwriter, or an investment adviser as of the fiscal year ended January 31, 2018:

Name of Regular Broker or Dealer or Parent of Regular Broker or Dealer	Aggregate Holdings of the Securities of the Issuer as of the Fiscal Year Ended January 31, 2018
N/A	N/A

Item 22. Capital Stock and Other Securities.

(a) Capital Stock.

The following information supplements and should be read in conjunction with Item 10(b) and Item 11 in the Fund's Part A. Under the Fund's Limited Liability Company Agreement, the Directors are authorized to issue shares. Investors are entitled to participate equally in accordance with their pro rata interest in the assets of the Fund. Upon liquidation or dissolution, investors are entitled to share in proportion to their investment in the Fund's net assets available for distribution to investors. Interests in the Fund have no preference, preemptive, conversion or similar rights and when issued will be fully paid and non-assessable. Investments in the Fund generally may not be transferred.

Each investor is entitled to vote in proportion to the amount of its interest in the Fund. Investors in the Fund do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Fund may elect all of the Directors if they choose to do so and in such event the other investors in the Fund would not be able to elect any Director. The Fund is not required and has no current intention to hold annual meetings of investors but the Fund will hold special meetings of investors when in the judgment of the Directors it is necessary or desirable to submit matters for an investor vote or when required by the Investment Company Act.

Shareholders have the right, upon a vote or declaration in writing of two-thirds of the outstanding shares of the Fund, to remove a Director or, upon subject to the applicable vote, to take other action described in the Fund's Limited Liability Company Agreement. The Directors will call a meeting of shareholders to vote on the removal of a Director upon the written request of the record holders of 10% of its outstanding shares. If the Directors receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders regarding a proposal to remove a Director, the Directors will then either make the Fund's shareholder list available to the applicants or mail their communication to all other shareholders at the applicants' expense. The shareholders making the request must have been shareholders for at least six months and must hold shares of the Fund valued at $25,000 or more or constituting at least 1% of the Fund's outstanding shares. The Directors may also take other action as permitted by the Investment Company Act.

The Fund's Limited Liability Company Agreement contains an express disclaimer of shareholder or Director liability for the Fund's obligations. The Fund's contractual arrangements state that any person doing business with the Fund (and each shareholder of the Fund) agrees under its Limited Liability Company Agreement to look solely to the assets of the Fund for satisfaction of any claim or demand that may arise out of any dealings with the Fund. It also provides for indemnification and reimbursement of expenses out of the Fund's property for any shareholder held personally liable for its obligations. The Limited Liability Company Agreement also states that upon request, the Fund shall assume the defense of any claim made against a shareholder for any act or obligation of the Fund and shall satisfy any judgment on that claim.

(b) Other Securities. Not applicable.

Item 23. Purchase, Redemption, and Pricing of Shares.

The following information supplements and should be read in conjunction with Item 11 in Part A of this Registration Statement.

(a) Purchase of Shares.

Shares of the Fund are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(a)(2) of the Securities Act. Investments in the Fund may only be made by certain "accredited investors" within the meaning of Regulation D under the Securities Act, including other investment companies. This SAI does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the Securities Act.

There is no minimum initial or subsequent investment in the Fund. The Fund reserves the right to stop accepting investments from any investor or to reject any investment order.

(b) Fund Reorganizations. Not applicable.

(c) Offering Price.

Determination of Net Asset Value Per Share. The net asset value, or "NAV," of the Fund is determined by subtracting the expenses and liabilities attributable to the Fund as a whole from the value of the Fund's assets. The net assets attributable to each class is determined by pro rating the net assets of the Fund according to the relative number of shares of each class. The net asset value per share for each class of shares of the Fund is determined by subtracting from the value of the Fund's net assets attributable to the class, those expenses and liabilities that are attributable to the class, and dividing the result by the number of shares of that class that are outstanding.

The NAV is determined as of 4:00 p.m., Eastern time, on each day that the New York Stock Exchange (the "NYSE") is open, except if there is an NYSE scheduled early closing the Fund will calculate the net asset value for each share class as of the NYSE scheduled early closing time (the "Valuation Time"). The NYSE's most recent annual announcement (which is subject to change) states that it will close on New Year’s Day, Martin Luther King, Jr. Day, Washington's Birthday (Presidents Day), Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. It may also close on other days.

Trading in certain securities may occur when the NYSE is closed (including weekends and holidays) or after 4:00 p.m. on a regular business day. Because the Fund's NAVs will not be calculated on those days, the value of the Fund's assets, and in turn, the Fund's NAVs may be significantly affected when shareholders may not purchase or redeem shares.

Securities Valuation. The Fund's Board has adopted valuation procedures for the valuation of the Fund's assets and has delegated the day-to-day responsibility for valuation, including fair value determinations, under those procedures to the Manager. The Manager has established a valuation committee which oversees those responsibilities. Fair value determinations are subject to review and approval or ratification by the Board at or prior to its next scheduled meeting after the fair valuations are determined.

Depending on the type of asset held by the Fund, assets are generally valued as follows:

•	Equity securities (both U.S. and foreign) traded on a securities exchange are valued based on the official closing price on the principal exchange on which the security is traded, prior to when the Fund's assets are valued. If the official closing price is unavailable, the security is valued at the last sale price on the principal exchange on which it is traded. If neither the official closing price nor the last sales price is available, the security is valued based on prices derived from bid and/or asked quotes from the exchange or broker-dealers or at fair value.

•	Fixed Income securities (both U.S. and foreign and including corporate, government and municipal or tax-exempt securities), event-linked bonds, loans, mortgage-backed securities, collateralized mortgage obligations, and asset-backed securities are valued at the mean between the "bid" and "asked" prices as determined by a pricing service or by utilizing evaluated prices provided by third party pricing services who may use matrix pricing methods to determine the evaluated prices. Standard inputs generally considered by third-party pricing vendors include, but are not limited to, reported trade data, broker-dealer price quotations, benchmark yields, issuer spreads on comparable securities, the credit quality, yield, maturity, as well as other factors. Pricing services generally price fixed income securities assuming orderly transactions of an institutional "round lot" size, but some Fund trades may occur in smaller, "odd lot" sizes, sometimes at lower prices than institutional round lot trades. If a security cannot be valued in the manner stated above, the security is valued based on information derived from bid and/or asked prices for round lots from broker-dealers. If a fixed income security with a remaining maturity of 60 days or less cannot be valued in the manner stated above, the security is valued at cost adjusted by the amortization of discount or premium to maturity.

•	Exchange-traded derivatives (other than futures and futures options) are valued at the last sale price on their principal exchange. If the exchange-traded derivative cannot be valued at the last sale price, it is valued at the mean between the closing bid and asked prices on the exchange. Futures and futures options traded on an exchange are generally valued at the official settlement price on their principal exchange. Over-the-counter (OTC) derivatives (other than a forward currency exchange contract) are valued by a pricing service or if a value from the pricing service is not available, by one or more prices from dealers, which may be or include the counterparty to the derivative transaction.

•	Shares of an investment company or a fund's wholly-owned subsidiary (if applicable) that are not traded on an exchange and shares of OFI Global China Fund LLC are valued at their NAV per share.

Fair Value Pricing. Securities for which market quotations are not readily available or of an issuer or market to which a significant event has occurred that would materially affect the value of the security, are fair valued either (i) by a standardized fair valuation methodology applicable to the security type or the significant event as previously approved by the Valuation Committee and the Fund's Board or (ii) as determined in good faith by the Manager's Valuation Committee. The Valuation Committee attempts to consider all relevant facts that are reasonably available, through either public information or other reasonably available information, when determining the fair value of a security. Those standardized fair valuation methodologies include, but are not limited to, valuing securities at the last sale price or initially at cost and subsequently adjusting the value based on: changes in company specific fundamentals, changes in an appropriate securities index, or changes in the value of similar securities which may be further adjusted for any discounts related to security-specific resale restrictions. When possible, such methodologies use observable market inputs such as unadjusted quoted prices of similar securities, observable interest rates, currency rates and yield curves. The methodologies used for valuing securities are not necessarily an indication of the risks associated with investing in those securities nor can it be assured that the Fund can obtain the fair value assigned to a security if it were to sell the security.

(d) Redemption in Kind. Not applicable.

(e) Arrangements Permitting Frequent Purchases and Redemptions of Fund Shares. Not applicable.

Item 24. Taxation of the Fund.

The Fund is treated as a partnership under the Code and, thus, is generally not subject to income tax. Based upon the status of the Fund as a partnership, each investor in the Fund takes into account its distributive share of the Fund's ordinary income, capital gain, losses, deductions and credits in determining its income tax liability, without regard to whether the Fund has distributed or will distribute any amount to its investors. The determination of such share is made in accordance with the Code and Treasury regulations promulgated thereunder.

The Fund's taxable year end is January 31. Although the Fund will not be subject to Federal income tax, it will file appropriate Federal income tax returns. The Fund's taxable year end is based on the taxable year end of the majority of investors. The Fund’s taxable and fiscal year end are the same.

Certain transactions of the Fund are subject to special tax rules of the Code that may, among other things (a) affect the character of gains and losses realized, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to investors that are regulated investment companies ("RICs"). Operation of these rules could, therefore, affect the character, amount and timing of allocations to investors. Special tax rules also will require the Fund to mark-to-market certain types of positions held (i.e. treat them as sold on the last day of the taxable year), which may result in the recognition of income without a corresponding receipt of cash. The Fund's investment in loans and other fixed income securities may cause the Fund to recognize income and make allocations to shareholders before it receives any cash payments on such an investment. The Fund intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of investors that are RICs for the special treatment afforded RICs under the Code.

If the Fund purchases shares of an investment company (or similar investment entity) organized under foreign law, an investor, by virtue of its ownership of the Fund's beneficial interests, will generally be treated as owning shares in a passive foreign investment company ("PFIC") for U.S. Federal income tax purposes. The investors in the Fund may be subject to U.S. Federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as "excess distributions"), even if such excess distributions are paid by such investor as a dividend to its shareholders. However, under special circumstances an election can be made to "mark to market" at the end of each taxable year all the shares treated as held in certain PFICs. If this election were made, an investor would recognize as ordinary income its share of any increase in the value of such shares held by the Fund as of the close of each taxable year over their adjusted tax basis and as ordinary loss any decrease in such value but only to the extent of previously recognized "mark-to-market" gains. With the mark-to-market election, an investor could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income in excess of the distributions received from PFICs.

The Fund may be subject to taxes imposed by foreign countries on dividend or interest income or proceeds received from securities of foreign issuers. The United States has entered into tax treaties with many foreign countries which may entitle the Fund to a reduced rate of tax or exemption from tax on such income. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Fund's assets to be invested within various countries is not known.

The discussion above is only a summary of certain tax considerations generally affecting the Fund and its investors. The discussion is based on tax laws currently in effect on the date of the filing of the Registration Statement, which may be changed by legislative, judicial or administrative action, sometimes with retroactive effect. Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Fund.

Item 25. Underwriters.

(a) Distribution of Securities.

Under its Placement Agent's Agreement with the Fund, OppenheimerFunds Distributor, Inc., an affiliate of the Manager, acts as the Fund's principal underwriter in the continuous offering of the Fund's shares. The Placement Agent bears the expenses normally attributable to sales, including advertising and the cost of printing and mailing prospectuses, other than those furnished to existing shareholders. The Placement Agent is not obligated to sell a specific number of shares. The Placement Agent also distributes shares of the other Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Manager. Because the Fund's shares are sold without an initial sales charge or redemption charge, the Placement Agent will receive no sales charges or concessions from the sale of shares or any other charges from the redemption of shares.

(b) Compensation. Not applicable.

(c) Other Payments. Not applicable.

Item 26. Calculation of Performance Data.

Not applicable.

Item 27. Financial Statements.

The Fund's audited Financial Statements, included in the Fund's Annual Report dated January 31, 2018, including the notes thereto and the report of KPMG LLP thereon, are incorporated by reference into this Statement of Additional Information.

Appendix A

RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the nationally recognized statistical rating organizations ("NRSROs") listed below. Those ratings represent the opinion of the NRSRO as to the credit quality of issues that they rate. The summaries below are based upon publicly available information provided by the NRSROs.

Moody's Investors Service, Inc. ("Moody's")

GLOBAL RATING SCALES

Ratings assigned on Moody's global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Long-term ratings are assigned to issuers or obligations with an original maturity of one year or more and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default on contractually promised payments and the expected financial loss suffered in the event of default.1,2

Moody's differentiates structured finance ratings from fundamental ratings (i.e., ratings on nonfinancial corporate, financial institution, and public sector entities) on the global long-term scale by adding (sf) to all structured finance ratings.3 The addition of (sf) to structured finance ratings should eliminate any presumption that such ratings and fundamental ratings at the same letter grade level will behave the same. The (sf) indicator for structured finance security ratings indicates that otherwise similarly rated structured finance and fundamental securities may have different risk characteristics. Through its current methodologies, however, Moody's aspires to achieve broad expected equivalence in structured finance and fundamental rating performance when measured over a long period of time.

Global Long-Term Rating Scale

Aaa: Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa: Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.

A: Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.

Baa: Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.

Ba: Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.

B: Obligations rated B are considered speculative and are subject to high credit risk.

Caa: Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.

Ca: Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.

C: Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.

Note: Moody's appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category. Additionally, a "(hyb)" indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*

* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.

Global Short-Term Rating Scale

P-1: Issuers (or supporting institutions) rated Prime-1 have a superior ability to repay short-term debt obligations.

P-2: Issuers (or supporting institutions) rated Prime-2 have a strong ability to repay short-term debt obligations.

P-3: Issuers (or supporting institutions) rated Prime-3 have an acceptable ability to repay short-term obligations.

NP: Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.

U.S. MUNICIPAL SHORT-TERM DEBT AND DEMAND OBLIGATION RATINGS

Short-Term Obligation Ratings

While the global short-term 'prime' rating scale is applied to US municipal tax-exempt commercial paper, these programs are typically backed by external letters of credit or liquidity facilities and their short-term prime ratings usually map to the long-term rating of the enhancing bank or financial institution and not to the municipality's rating. Other short-term municipal obligations, which generally have different funding sources for repayment, are rated using two additional short-term rating scales (i.e., the MIG and VMIG scales discussed below).

The Municipal Investment Grade (MIG) scale is used to rate US municipal bond anticipation notes of up to three years maturity. Municipal notes rated on the MIG scale may be secured by either pledged revenues or proceeds of a take-out financing received prior to note maturity. MIG ratings expire at the maturity of the obligation, and the issuer's long-term rating is only one consideration in assigning the MIG rating. MIG ratings are divided into three levels--MIG 1 through MIG 3--while speculative grade short-term obligations are designated SG.

MIG 1: This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2: This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.

MIG 3: This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.

SG: This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.

Demand Obligation Ratings

In the case of variable rate demand obligations (VRDOs), a two-component rating is assigned: a long or short-term debt rating and a demand obligation rating. The first element represents Moody's evaluation of risk associated with scheduled principal and interest payments. The second element represents Moody's evaluation of risk associated with the ability to receive purchase price upon demand ("demand feature"). The second element uses a rating from a variation of the MIG scale called the Variable Municipal Investment Grade (VMIG) scale. VMIG ratings of demand obligations with unconditional liquidity support are mapped from the short-term debt rating (or counterparty assessment) of the support provider, or the underlying obligor in the absence of third party liquidity support, with VMIG 1 corresponding to P-1, VMIG 2 to P-2, VMIG 3 to P-3 and SG to not prime. For example, the VMIG rating for an industrial revenue bond with Company XYZ as the underlying obligor would normally have the same numerical modifier as Company XYZ's prime rating. Transitions of VMIG ratings of demand obligations with conditional liquidity support, as shown in the diagram below, differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer's long-term rating drops below investment grade.

VMIG 1: This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 2: This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

VMIG 3: This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short-term credit strength of the liquidity provider and structural and legal protections that ensure the timely payment of purchase price upon demand.

SG: This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have an investment grade short-term rating or may lack the structural and/or legal protections necessary to ensure the timely payment of purchase price upon demand.

* For VRDBs supported with conditional liquidity support, short-term ratings transition down at higher long-term ratings to reflect the risk of termination of liquidity support as a result of a downgrade below investment grade.

VMIG ratings of VRDBs with unconditional liquidity support reflect the short-term debt rating (or counterparty assessment) of the liquidity support provider with VMIG 1 corresponding to P-1, VMIG 2 to P-2, VMIG 3 to P-3 and SG to not prime

S&P Global Ratings ("S&P"), a part of McGraw-Hill Financial

ISSUE CREDIT RATINGS

An S&P issue credit rating is a forward-looking opinion about the creditworthiness of an obligor with respect to a specific financial obligation, a specific class of financial obligations, or a specific financial program (including ratings on medium-term note programs and commercial paper programs). It takes into consideration the creditworthiness of guarantors, insurers, or other forms of credit enhancement on the obligation and takes into account the currency in which the obligation is denominated. The opinion reflects S&P's view of the obligor's capacity and willingness to meet its financial commitments as they come due, and this opinion may assess terms, such as collateral security and subordination, which could affect ultimate payment in the event of default.

Issue credit ratings can be either long-term or short-term. Short-term ratings are generally assigned to those obligations considered short-term in the relevant market. Short-term ratings are also used to indicate the creditworthiness of an obligor with respect to put features on long-term obligations. Medium-term notes are assigned long-term ratings.

Issue credit ratings are based, in varying degrees, on S&P analysis of the following considerations:

•	The likelihood of payment—the capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;

•	The nature of and provisions of the obligation, and the promise we impute;
•	The protection afforded by, and relative position of, the obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

Issue ratings are an assessment of default risk, but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)

LONG-TERM ISSUE CREDIT RATINGS

AAA: An obligation rated 'AAA' has the highest rating assigned by S&P. The obligor's capacity to meet its financial commitments on the obligation is extremely strong.

AA: An obligation rated 'AA' differs from the highest-rated obligations only to a small degree. The obligor's capacity to meet its financial commitments on the obligation is very strong.

A: An obligation rated 'A' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitments on the obligation is still strong.

BBB: An obligation rated 'BBB' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor's capacity to meet its financial commitments on the obligation.

BB; B; CCC; CC; and C: Obligations rated 'BB', 'B', 'CCC', 'CC', and 'C' are regarded as having significant speculative characteristics. 'BB' indicates the least degree of speculation and 'C' the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligation rated 'BB' is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitments on the obligation.

B: An obligation rated 'B' is more vulnerable to nonpayment than obligations rated 'BB', but the obligor currently has the capacity to meet its financial commitments on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitments on the obligation.

CCC: An obligation rated 'CCC' is currently vulnerable to nonpayment, and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC: An obligation rated 'CC' is currently highly vulnerable to nonpayment. The 'CC' rating is used when a default has not yet occurred, but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.

C: An obligation rated 'C' is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D: An obligation rated 'D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within five business days in the absence of a stated grace period or within the earlier of the stated grace period or 30 calendar days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation's rating is lowered to 'D' if it is subject to a distressed exchange offer.

NR: This indicates that no rating has been requested, or that there is insufficient information on which to base a rating, or that S&P does not rate a particular obligation as a matter of policy.

Note: The ratings from 'AA' to 'CCC' may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

SHORT-TERM ISSUE CREDIT RATINGS

A-1: A short-term obligation rated 'A-1' is rated in the highest category by S&P. The obligor's capacity to meet its financial commitments on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

A-2: A short-term obligation rated 'A-2' is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitments on the obligation is satisfactory.

A-3: A short-term obligation rated 'A-3' exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor's capacity to meet its financial commitments on the obligation.

B: A short-term obligation rated 'B' is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor's inadequate capacity to meet its financial commitments.

C: A short-term obligation rated 'C' is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitments on the obligation.

D: A short-term obligation rated 'D' is in default or in breach of an imputed promise. For non-hybrid capital instruments, the 'D' rating category is used when payments on an obligation are not made on the date due, unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. The 'D' rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. An obligation's rating is lowered to 'D' if it is subject to a distressed exchange offer.

MUNICIPAL SHORT-TERM NOTE RATINGS

An S&P U.S. municipal note rating reflects S&P's opinion about the liquidity factors and market access risks unique to the notes. Notes due in three years or less will likely receive a note rating. Notes with an original maturity of more than three years will most likely receive a long-term debt rating. In determining which type of rating, if any, to assign, S&P analysis will review the following considerations:

•	Amortization schedule—the larger the final maturity relative to other maturities, the more likely it will be treated as a note; and
•	Source of payment—the more dependent the issue is on the market for its refinancing, the more likely it will be treated as a note.

SP-1: Strong capacity to pay principal and interest. An issue determined to possess a very strong capacity to pay debt service is given a plus (+) designation.

SP-2: Satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

SP-3: Speculative capacity to pay principal and interest.

ISSUER CREDIT RATINGS

An S&P issuer credit rating is a forward-looking opinion about an obligor's overall creditworthiness. This opinion focuses on the obligor's capacity and willingness to meet its financial commitments as they come due. It does not apply to any specific financial obligation, as it does not take into account the nature of and provisions of the obligation, its standing in bankruptcy or liquidation, statutory preferences, or the legality and enforceability of the obligation. Counterparty credit ratings, corporate credit ratings and sovereign credit ratings are all forms of issuer credit ratings. Issuer credit ratings can be either long-term or short-term.

LONG-TERM ISSUER CREDIT RATINGS

AAA: An obligor rated 'AAA' has extremely strong capacity to meet its financial commitments. 'AAA' is the highest issuer credit rating assigned by S&P.

AA: An obligor rated 'AA' has very strong capacity to meet its financial commitments. It differs from the highest-rated obligors only to a small degree.

A: An obligor rated 'A' has strong capacity to meet its financial commitments but is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in higher-rated categories.

BBB: An obligor rated 'BBB' has adequate capacity to meet its financial commitments. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor's capacity to meet its financial commitments.

BB; B; CCC; and CC: Obligors rated 'BB', 'B', 'CCC', and 'CC' are regarded as having significant speculative characteristics. 'BB' indicates the least degree of speculation and 'CC' the highest. While such obligors will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

BB: An obligor rated 'BB' is less vulnerable in the near term than other lower-rated obligors. However, it faces major ongoing uncertainties and exposure to adverse business, financial, or economic conditions that could lead to the obligor's inadequate capacity to meet its financial commitments.

B: An obligor rated 'B' is more vulnerable than the obligors rated 'BB', but the obligor currently has the capacity to meet its financial commitments. Adverse business, financial, or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitments.

CCC: An obligor rated 'CCC' is currently vulnerable, and is dependent upon favorable business, financial, and economic conditions to meet its financial commitments.

CC: An obligor rated 'CC' is currently highly vulnerable. The 'CC' rating is used when a default has not yet occurred, but S&P expects default to be a virtual certainty, regardless of the anticipated time to default.

R: An obligor rated 'R' is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others.

SD and D: An obligor rated 'SD' (selective default) or 'D' is in default on one or more of its financial obligations including rated and unrated financial obligations but excluding hybrid instruments classified as regulatory capital or in non-payment according to terms. An obligor is considered in default unless S&P believes that such payments will be made within five business days of the due date in the absence of a stated grace period, or within the earlier of the stated grace period or 30 calendar days. A 'D' rating is assigned when S&P believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An 'SD' rating is assigned when S&P believes that the obligor has selectively defaulted on a specific issue or class of obligations but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. An obligor's rating is lowered to 'D' or 'SD' if it is conducting a distressed exchange offer.

NR: An issuer designated 'NR' is not rated.

Note: The ratings from 'AA' to 'CCC' may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.

SHORT-TERM ISSUER CREDIT RATINGS

A-1: An obligor rated 'A-1' has strong capacity to meet its financial commitments. It is rated in the highest category by S&P. Within this category, certain obligors are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitments is extremely strong.

A-2: An obligor rated 'A-2' has satisfactory capacity to meet its financial commitments. However, it is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligors in the highest rating category.

A-3: An obligor rated 'A-3' has adequate capacity to meet its financial obligations. However, adverse economic conditions or changing circumstances are more likely to weaken the obligor's capacity to meet its financial commitments.

B: An obligor rated 'B' is regarded as vulnerable and has significant speculative characteristics. The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor's inadequate capacity to meet its financial commitments.

C: An obligor rated 'C' is currently vulnerable to nonpayment that would result in a 'SD' or 'D' issuer rating, and is dependent upon favorable business, financial, and economic conditions for it to meet its financial commitments.

R: An obligor rated 'R' is under regulatory supervision owing to its financial condition. During the pendency of the regulatory supervision the regulators may have the power to favor one class of obligations over others or pay some obligations and not others.

SD and D: An obligor rated 'SD' (selective default) or 'D' has failed to pay one or more of its financial obligations (rated or unrated) excluding hybrid instruments classified as regulatory capital or in nonpayment according to terms, when it came due. An obligor is considered in default unless S&P believes that such payments will be made within any stated grace period. However, any stated grace period longer than five business days will be treated as five business days. A 'D' rating is assigned when S&P believes that the default will be a general default and that the obligor will fail to pay all or substantially all of its obligations as they come due. An 'SD' rating is assigned when S&P believes that the obligor has selectively defaulted on a specific issue or class of obligations, excluding hybrid instruments classified as regulatory capital, but it will continue to meet its payment obligations on other issues or classes of obligations in a timely manner. An obligor's rating is lowered to 'D' or 'SD' if it is conducting a distressed exchange offer.

NR: An issuer designated 'NR' is not rated.

Fitch Ratings, Inc.

Fitch Ratings publishes opinions on a variety of scales. The most common of these are credit ratings, but the agency also publishes ratings, scores and other relative opinions relating to financial or operational strength. For example, Fitch also provides specialized ratings of servicers of residential and commercial mortgages, asset managers and funds. In each case, users should refer to the definitions of each individual scale for guidance on the dimensions of risk covered in each assessment.

Fitch's credit ratings relating to issuers are an opinion on the relative ability of an entity to meet financial commitments, such as interest, preferred dividends, repayment of principal, insurance claims or counterparty obligations. Credit ratings relating to securities and obligations of an issuer can include a recovery expectation. Credit ratings are used by investors as indications of the likelihood of receiving the money owed to them in accordance with the terms on which they invested. The agency's credit ratings cover the global spectrum of corporate, sovereign, financial, bank, insurance, and public finance entities (including supranational and sub-national entities) and the securities or other obligations they issue, as well as structured finance securities backed by receivables or other financial assets.

The terms "investment grade" and "speculative grade" have established themselves over time as shorthand to describe the categories 'AAA' to 'BBB' (investment grade) and 'BB' to 'D' (speculative grade). The terms "investment grade" and "speculative grade" are market conventions, and do not imply any recommendation or endorsement of a specific security for investment purposes. "Investment grade" categories indicate relatively low to moderate credit risk, while ratings in the "speculative" categories either signal a higher level of credit risk or that a default has already occurred.

For the convenience of investors, Fitch may also include issues related to a rated issuer that are not and have not been rated on its web page. Such issues are also denoted as "NR."

Credit ratings express risk in relative rank order, which is to say they are ordinal measures of credit risk and are not predictive of a specific frequency of default or loss. For information about the historical performance of ratings please refer to Fitch's Ratings Transition and Default studies which detail the historical default rates and their meaning. The European Securities and Markets Authority also maintains a central repository of rating default rates.

Fitch's credit ratings do not directly address any risk other than credit risk. In particular, ratings do not deal with the risk of a market value loss on a rated security due to changes in interest rates, liquidity and other market considerations. However, in terms of payment obligation on the rated liability, market risk may be considered to the extent that it influences the ability of an issuer to pay upon a commitment. Ratings nonetheless do not reflect market risk to the extent that they influence the size or other conditionality of the obligation to pay upon a commitment (for example, in the case of index-linked bonds).

In the default components of ratings assigned to individual obligations or instruments, the agency typically rates to the likelihood of non-payment or default in accordance with the terms of that instrument's documentation. In limited cases, Fitch may include additional considerations (i.e. rate to a higher or lower standard than that implied in the obligation's documentation).

The primary credit rating scales can be used to provide a rating of privately issued obligations or certain note issuance programs or for private ratings. In this case the rating is not published, but only provided to the issuer or its agents in the form of a rating letter.

The primary credit rating scales may also be used to provide ratings for a more narrow scope, including interest strips and return of principal or in other forms of opinions such as Credit Opinions or Rating Assessment Services. Credit Opinions are either a notch- or category-specific view using the primary rating scale and omit one or more characteristics of a full rating or meet them to a different standard. Credit Opinions will be indicated using a lower case letter symbol combined with either an '*' (e.g. 'bbb+*') or (cat) suffix to denote the opinion status. Credit Opinions will be point-in-time typically but may be monitored if the analytical group believes information will be sufficiently available. Rating Assessment Services are a notch-specific view using the primary rating scale of how an existing or potential rating may be changed by a given set of hypothetical circumstances. Rating Assessments are point-in-time opinions. Rating Assessments are not monitored; they are not placed on Watch or assigned an Outlook and are not published.

INTERNATIONAL CREDIT RATING SCALES

The Primary Credit Rating Scales (those featuring the symbols 'AAA'–'D' and 'F1'–'D') are used for debt and financial strength ratings. This page describes their use for issuers and obligations in corporate, public, structured and infrastructure and project finance debt markets.

Within rating categories, Fitch may use modifiers. The modifiers "+" or "-" may be appended to a rating to denote relative status within major rating categories. For example, the rating category 'AA' has three notch-specific rating levels ('AA+'; 'AA'; 'AA–'; each a rating level). Such suffixes are not added to 'AAA' ratings. For corporate finance obligation ratings, they are not appended to rating categories below the 'CCC'. For all other sectors/obligations, they are not assigned to rating categories below the 'B'. For the short-term rating category of 'F1', a '+' may be appended. For Viability Ratings, the modifiers '+' or '-' may be appended to a rating to denote relative status within categories from 'aa' to 'b'.

International credit ratings relate to either foreign currency or local currency commitments and, in both cases, assess the capacity to meet these commitments using a globally applicable scale. As such, both foreign currency and local currency international ratings are internationally comparable assessments.

The Local Currency International Rating measures the likelihood of repayment in the currency of the jurisdiction in which the issuer is domiciled and hence does not take account of the possibility that it will not be possible to convert local currency into foreign currency, or make transfers between sovereign jurisdictions (transfer and convertibility (T&C) risk).

Foreign Currency Ratings additionally consider the profile of the issuer or note after taking into account T&C risk. This risk is usually communicated for different countries by the Country Ceiling, which caps the foreign currency ratings of most, though not all, issuers within a given country.

Where the rating is not explicitly described in the relevant Rating Action Commentary as local or foreign currency, the reader should assume that the rating is a Foreign Currency Rating (i.e. the rating is applicable for all convertible currencies of obligation).

ISSUER DEFAULT RATINGS

Rated entities in a number of sectors, including financial and non-financial corporations, sovereigns, insurance companies and certain sectors within public finance, are generally assigned Issuer Default Ratings (IDRs). IDRs are also assigned to certain entities in global infrastructure and project finance. IDRs opine on an entity's relative vulnerability to default on financial obligations. The "threshold" default risk addressed by the IDR is generally that of the financial obligations whose non-payment would best reflect the uncured failure of that entity. As such, IDRs also address relative vulnerability to bankruptcy, administrative receivership or similar concepts.

In aggregate, IDRs provide an ordinal ranking of issuers based on the agency's view of their relative vulnerability to default, rather than a prediction of a specific percentage likelihood of default.

AAA: Highest credit quality. 'AAA' ratings denote the lowest expectation of default risk. They are assigned only in cases of exceptionally strong capacity for payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very high credit quality. 'AA' ratings denote expectations of very low default risk. They indicate very strong capacity for payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High credit quality. 'A' ratings denote expectations of low default risk. The capacity for payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to adverse business or economic conditions than is the case for higher ratings.

BBB: Good credit quality. 'BBB' ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate but adverse business or economic conditions are more likely to impair this capacity.

BB: Speculative. 'BB' ratings indicate an elevated vulnerability to default risk, particularly in the event of adverse changes in business or economic conditions over time; however, business or financial flexibility exists which supports the servicing of financial commitments.

B: Highly speculative. 'B' ratings indicate that material default risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is vulnerable to deterioration in the business and economic environment.

CCC: Substantial credit risk. Default is a real possibility.

CC: Very high levels of credit risk. Default of some kind appears probable.

C : Near default. A default or default-like process has begun, or the issuer is in standstill, or for a closed funding vehicle, payment capacity is irrevocably impaired. Conditions that are indicative of a 'C' category rating for an issuer include:

a.	the issuer has entered into a grace or cure period following non-payment of a material financial obligation;
b.	the issuer has entered into a temporary negotiated waiver or standstill agreement following a payment default on a material financial obligation; or
c.	the formal announcement by the issuer or their agent of a distressed debt exchange; or

d.	.a closed financing vehicle where payment capacity is irrevocably impaired such that it is not expected to pay interest and/or principal in full during the life of the transaction, but where no payment default is imminent.

RD: Restricted default. 'RD' ratings indicate an issuer that in Fitch Ratings' opinion has experienced:

a.	an uncured payment default on a bond, loan or other material financial obligation, but
b.	has not entered into bankruptcy filings, administration, receivership, liquidation, or other formal winding-up procedure, and
c.	has not otherwise ceased operating.

This would include:

i.       the selective payment default on a specific class or currency of debt;

ii.       the uncured expiry of any applicable grace period, cure period or default forbearance period following a payment default on a bank loan, capital markets security or other material financial obligation;

iii.       the extension of multiple waivers or forbearance periods upon a payment default on one or more material financial obligations, either in series or in parallel; ordinary execution of a distressed debt exchange on one or more material financial obligations.

D: Default. 'D' ratings indicate an issuer that in Fitch's opinion has entered into bankruptcy filings, administration, receivership, liquidation or other formal winding-up procedure, or that has otherwise ceased business. Default ratings are not assigned prospectively to entities or their obligations; within this context, non-payment on an instrument that contains a deferral feature or grace period will generally not be considered a default until after the expiration of the deferral or grace period, unless a default is otherwise driven by bankruptcy or other similar circumstance, or by a distressed debt exchange. In all cases, the assignment of a default rating reflects the agency's opinion as to the most appropriate rating category consistent with the rest of its universe of ratings, and may differ from the definition of default under the terms of an issuer's financial obligations or local commercial practice.

A short-term issuer or obligation rating is based in all cases on the short-term vulnerability to default of the rated entity and relates to the capacity to meet financial obligations in accordance with the documentation governing the relevant obligation. Short-term deposit ratings may be adjusted for loss severity. Short-Term Ratings are assigned to obligations whose initial maturity is viewed as "short term" based on market convention. Typically, this means up to 13 months for corporate, sovereign, and structured obligations, and up to 36 months for obligations in U.S. public finance markets.

F1: Highest short-term credit quality. Indicates the strongest intrinsic capacity for timely payment of financial commitments; may have an added "+" to denote any exceptionally strong credit feature.

F2: Good short-term credit quality. Good intrinsic capacity for timely payment of financial commitments.

F3: Fair short-term credit quality. The intrinsic capacity for timely payment of financial commitments is adequate.

B: Speculative short-term credit quality. Minimal capacity for timely payment of financial commitments, plus heightened vulnerability to near term adverse changes in financial and economic conditions.

C: High short-term default risk. Default is a real possibility.

RD: Restricted default. Indicates an entity that has defaulted on one or more of its financial commitments, although it continues to meet other financial obligations. Typically applicable to entity ratings only.

D: Default. Indicates a broad-based default event for an entity, or the default of a short-term obligation.

DBRS

LONG-TERM OBLIGATIONS

The DBRS® long-term rating scale provides an opinion on the risk of default. That is, the risk that an issuer will fail to satisfy its financial obligations in accordance with the terms under which an obligation has been issued. Ratings are based on quantitative and qualitative considerations relevant to the issuer, and the relative ranking of claims. All rating categories other than AAA and D also contain subcategories (high) and (low). The absence of either a (high) or (low) designation indicates the rating is in the middle of the category.

AAA: Highest credit quality. The capacity for the payment of financial obligations is exceptionally high and unlikely to be adversely affected by future events.

AA: Superior credit quality. The capacity for the payment of financial obligations is considered high. Credit quality differs from AAA only to a small degree. Unlikely to be significantly vulnerable to future events.

A: Good credit quality. The capacity for the payment of financial obligations is substantial, but of lesser credit quality than AA. May be vulnerable to future events, but qualifying negative factors are considered manageable.

BBB: Adequate credit quality. The capacity for the payment of financial obligations is considered acceptable. May be vulnerable to future events.

BB: Speculative, non-investment-grade credit quality. The capacity for the payment of financial obligations is uncertain. Vulnerable to future events.

B: Highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet financial obligations.

CCC/CC/C: Very highly speculative credit quality. In danger of defaulting on financial obligations. There is little difference between these three categories, although CC and C ratings are normally applied to obligations that are seen as highly likely to default, or subordinated to obligations rated in the CCC to B range. Obligations in respect of which default has not technically taken place but is considered inevitable may be rated in the C category.

D: When the issuer has filed under any applicable bankruptcy, insolvency or winding up statute or there is a failure to satisfy an obligation after the exhaustion of grace periods, a downgrade to D may occur. DBRS may also use SD (Selective Default) in cases where only some securities are impacted, such as the case of a "distressed exchange."

COMMERCIAL PAPER AND SHORT-TERM DEBT

The DBRS® short-term debt rating scale provides an opinion on the risk that an issuer will not meet its short-term financial obligations in a timely manner. Ratings are based on quantitative and qualitative considerations relevant to the issuer and the relative ranking of claims. The R-1 and R-2 rating categories are further denoted by the subcategories (high), (middle), and (low).

R-1 (high): Highest credit quality. The capacity for the payment of short-term financial obligations as they fall due is exceptionally high. Unlikely to be adversely affected by future events.

R-1 (middle): Superior credit quality. The capacity for the payment of short-term financial obligations as they fall due is very high. Differs from R-1 (high) by a relatively modest degree. Unlikely to be significantly vulnerable to future events.

R-1 (low): Good credit quality. The capacity for the payment of short-term financial obligations as they fall due is substantial. Overall strength is not as favorable as higher rating categories. May be vulnerable to future events, but qualifying negative factors are considered manageable.

R-2 (high): Upper end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events.

R-2 (middle): Adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events or may be exposed to other factors that could reduce credit quality.

R-2 (low): Lower end of adequate credit quality. The capacity for the payment of short-term financial obligations as they fall due is acceptable. May be vulnerable to future events. A number of challenges are present that could affect the issuer's ability to meet such obligations.

R-3: Lowest end of adequate credit quality. There is a capacity for the payment of short-term financial obligations as they fall due. May be vulnerable to future events and the certainty of meeting such obligations could be impacted by a variety of developments.

R-4: Speculative credit quality. The capacity for the payment of short-term financial obligations as they fall due is uncertain.

R-5: Highly speculative credit quality. There is a high level of uncertainty as to the capacity to meet short-term financial obligations as they fall due.

D: When the issuer has filed under any applicable bankruptcy, insolvency or winding up statute or there is a failure to satisfy an obligation after the exhaustion of grace periods, a downgrade to D may occur. DBRS may also use SD (Selective Default) in cases where only some securities are impacted, such as the case of a "distressed exchange".

Kroll Bond Rating Agency ("KBRA")

LONG-TERM CREDIT RATINGS

Kroll Bond Rating Agency (KBRA) assigns credit ratings to issuers and their obligations using the same rating scale. In either case, KBRA's credit ratings are intended to reflect both the probability of default and severity of loss in the event of default, with greater emphasis on probability of default at higher rating categories. For obligations, the determination of expected loss severity is, among other things, a function of the seniority of the claim. Generally speaking, issuer-level ratings assume a loss severity consistent with a senior unsecured claim. KBRA appends an (sf) indicator to ratings assigned to structured finance obligations.

AAA: Determined to have almost no risk of loss due to credit-related events. Assigned only to the very highest quality obligors and obligations able to survive extremely challenging economic events.

AA: Determined to have minimal risk of loss due to credit-related events. Such obligors and obligations are deemed very high quality.

A: Determined to be of high quality with a small risk of loss due to credit-related events. Issuers and obligations in this category are expected to weather difficult times with low credit losses.

BBB: Determined to be of medium quality with some risk of loss due to credit-related events. Such issuers and obligations may experience credit losses during stress environments.

BB: Determined to be of low quality with moderate risk of loss due to credit-related events. Such issuers and obligations have fundamental weaknesses that create moderate credit risk.

B: Determined to be of very low quality with high risk of loss due to credit-related events. These issuers and obligations contain many fundamental shortcomings that create significant credit risk.

CCC: Determined to be at substantial risk of loss due to credit-related events, or currently in default with high recovery expectations.

CC: Determined to be near default or in default with average recovery expectations.

C: Determined to be near default or in default with low recovery expectations.

D: KBRA defines default as occurring if:

1. There is a missed interest or principal payment on a rated obligation which is unlikely to be recovered.

2. The rated entity files for protection from creditors, is placed into receivership or is closed by regulators such that a missed payment is likely to result.

3. The rated entity seeks and completes a distressed exchange, where existing rated obligations are replaced by new obligations with a diminished economic value.

KBRA may append - or + modifiers to ratings in categories AA through CCC to indicate, respectively, upper and lower risk levels within the broader category.

SHORT-TERM CREDIT RATINGS

Kroll Bond Rating Agency's short-term ratings indicate an ability to meet obligations that typically have maturities of thirteen months or less when issued by corporate entities, financial institutions, and in connection with structured finance transactions. When applied to municipal obligations, KBRA's short-term ratings typically indicate an ability to meet obligations of three years or less. Short-term ratings may be assigned to both issuers and to specific obligations. As compared to long-term ratings, greater emphasis is placed on an obligor's liquidity profile and access to funding. KBRA appends an (sf) indicator to ratings assigned to structured finance obligations.

K1: Very strong ability to meet short-term obligations.

K2: Strong ability to meet short-term obligations.

K3: Adequate ability to meet short-term obligations.

B: Questionable ability to meet short-term obligations.

C: Little ability to meet short-term obligations.

D: KBRA defines default as occurring if:

1. There is a missed interest or principal payment on a rated obligation which is unlikely to be recovered.

2. The rated entity files for protection from creditors, is placed into receivership or is closed by regulators such that a missed payment is likely to result.

3. The rated entity seeks and completes a distressed exchange, where existing rated obligations are replaced by new obligations with a diminished economic value.

KBRA may append a + modifier to ratings in the K1 category to indicate exceptional ability to meet short-term obligations.

Footnotes to Appendix A:

1.	For certain structured finance, preferred stock and hybrid securities in which payment default events are either not defined or do not match investors' expectations for timely payment, long-term and short-term ratings reflect the likelihood of impairment and the expected financial loss in the event of impairment.

2.	Supranational institutions and central banks that hold sovereign debt or extend sovereign loans, such as the IMF or the European Central Bank, may not always be treated similarly to other investors and lenders with similar credit exposures. Long-term and short-term ratings assigned to obligations held by both supranational institutions and central banks, as well as other investors, reflect only the credit risks faced by other investors unless specifically noted otherwise.
3.	Like other global scale ratings, (sf) ratings reflect both the likelihood of a default and the expected loss suffered in the event of default. Ratings are assigned based on a rating committee's assessment of a security's expected loss rate (default probability multiplied by expected loss severity), and may be subject to the constraint that the final expected loss rating assigned would not be more than a certain number of notches, typically three to five notches, above the rating that would be assigned based on an assessment of default probability alone. The magnitude of this constraint may vary with the level of the rating, the seasoning of the transaction, and the uncertainty around the assessments of expected loss and probability of default.

OPPENHEIMER MASTER INFLATION PROTECTED SECURITIES FUND, LLC

FORM N-1A

PART C

OTHER INFORMATION

Item 28. - Exhibits

(a)	(i)	Certificate of Formation dated 4/28/10. Previously filed with Registrant’s Initial Registration Statement filed 5/28/2010, and incorporated herein by reference.
	(ii)	Limited Liability Company Agreement dated 5/19/10. Previously filed with Registrant’s Initial Registration Statement filed 5/28/10, and incorporated herein by reference.

(b)	By-Laws dated 5/19/10. Previously filed with Registrant’s Initial Registration Statement filed 5/28/10, and incorporated herein by reference.

(c)	Not applicable.

(d)	(i)	Investment Advisory Agreement dated 1/1/13. Previously filed with Registrant’s Registration Statement filed 5/30/13, and incorporated herein by reference.
	(ii)	Investment Sub-Advisory Agreement dated 1/1/13. Previously filed with Registrant’s Registration Statement filed 5/30/13, and incorporated herein by reference.

(e)	Not required to be filed.

(f)	Amended & Restated Compensation Deferral Plan for Eligible Trustees, effective 1/1/08: Previously filed with Post-Effective Amendment No. 4 to the Registration Statement of Oppenheimer Portfolio Series (Reg. No. 333-121449), (5/29/09), and incorporated herein by reference.

(g)	(i)	Global Custodial Services Agreement dated 5/3/01 as amended from time to time: Previously filed with Post-Effective Amendment No. 33 to the Registration Statement of Centennial Money Market Trust (Reg. No. 2-65245), (10/25/01), and incorporated herein by reference.
	(ii)	Amendment dated 3/7/11 to the Global Custodial Services Agreement: Previously filed with Post-Effective Amendment No. 28 to the Registration Statement of Rochester Portfolio Series (Reg. 33-41511), (3/29/11), and incorporated herein by reference.
	(iii)	Amended and Restated Foreign Custody Manager Agreement dated 5/31/01, as amended 7/15/03: Previously filed with Pre-Effective Amendment No. 1 to the Registration Statement of Oppenheimer International Large-Cap Core Trust (Reg. No. 333-106014), (8/5/03), and incorporated herein by reference.

(h)	Not Applicable.

(i)	Not required to be filed.

(j)	Not required to be filed.

(k)	Not required to be filed.

(l)	Investment Letter from OppenheimerFunds, Inc. to Registrant’s Board of Directors dated 5/19/2010. Previously filed with Registrant’s Initial Registration Statement filed 5/28/2010, and incorporated herein by reference.

(m)	Not applicable.

(n)	Not Applicable.

(o)	Power of Attorney dated 8/22/17 for all Directors and Officers: Previously filed with Post-Effective Amendment No. 7 to the Registration Statement of Oppenheimer Main Street Small Cap Fund (Reg. No. 333-186810), (8/25/17), and incorporated herein by reference.

(p)	Code of Ethics of the Oppenheimer Funds, OFI Global Asset Management, Inc., OFI SteelPath, Inc., OFI Advisors, LLC, OppenheimerFunds, Inc. (including certain other affiliates and subsidiaries) and OppenheimerFunds Distributor, Inc., effective as of 5/26/16, under Rule 17j-1 of the Investment Company Act of 1940: Previously filed with Post-Effective Amendment No. 18 to the Registration Statement of Oppenheimer Portfolio Series (Reg. No. 333-121449), (5/25/16), and incorporated herein by reference.

Item 29. - Persons Controlled by or Under Common Control with the Fund

None.

Item 30. - Indemnification

Reference is made to the provisions of Article Seventeen of Registrant's Limited Liability Company Agreement filed as Exhibit 28(a)(ii) to this Registration Statement, and incorporated herein by reference.

Insofar as indemnification for certain liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 31. - Business and Other Connections of the Investment Adviser

(a)	OFI Global Asset Management, Inc. (the “Manager”) is the manager of the Registrant. The information required by this Item 31 about officers and directors of the Manager, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Form ADV, filed by the Manager pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-76771).

(b)	OppenheimerFunds, Inc. (the “Sub-Adviser”) provides advisory services to the Registrant. The information required by this Item 31 about officers and directors of the Sub-Adviser, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years, is incorporated by reference to Form ADV, filed by the Sub-Adviser pursuant to the Investment Advisers Act of 1940 (SEC File No. 801-8253).

Item 32. Principal Underwriter

(a)	OppenheimerFunds Distributor, Inc. is the Placement Agent of the Registrant's shares. It is also the Distributor of each of the registered open-end investment companies listed below and for MassMutual Institutional Funds.

OFI Pictet Global Environmental Solutions Fund

OFI SteelPath Series Trust (1 series):

Oppenheimer SteelPath MLP & Energy Infrastructure Fund

Oppenheimer Capital Appreciation Fund

Oppenheimer Capital Income Fund

Oppenheimer Corporate Bond Fund

Oppenheimer Developing Markets Fund

Oppenheimer Discovery Fund

Oppenheimer Discovery Mid Cap Growth Fund

Oppenheimer Dividend Opportunity Fund

Oppenheimer Emerging Markets Innovators Fund

Oppenheimer Emerging Markets Local Debt Fund

Oppenheimer Equity Income Fund

Oppenheimer Global Fund

Oppenheimer Global High Yield Fund

Oppenheimer Global Multi-Asset Growth Fund

Oppenheimer Global Multi-Asset Income Fund

Oppenheimer Global Opportunities Fund

Oppenheimer Global Real Estate Fund

Oppenheimer Global Strategic Income Fund

Oppenheimer Global Value Fund

Oppenheimer Gold & Special Minerals Fund

Oppenheimer Government Cash Reserves

Oppenheimer Government Money Market Fund

Oppenheimer Institutional Government Money Market Fund

Oppenheimer Integrity Funds (3 series):

Oppenheimer Global Unconstrained Bond Fund

Oppenheimer Preferred Securities and Income Fund

Oppenheimer Total Return Bond Fund

Oppenheimer International Bond Fund

Oppenheimer International Diversified Fund

Oppenheimer International Equity Fund

Oppenheimer International Growth and Income Fund

Oppenheimer International Growth Fund

Oppenheimer International Small-Mid Company Fund

Oppenheimer Limited-Term Bond Fund

Oppenheimer Limited-Term Government Fund

Oppenheimer Macquarie Global Infrastructure Fund

Oppenheimer Main Street Funds (1 series):

Oppenheimer Main Street Fund

Oppenheimer Main Street All Cap Fund

Oppenheimer Main Street Mid Cap Fund

Oppenheimer Main Street Small Cap Fund

Oppenheimer Master Event-Linked Bond Fund, LLC

Oppenheimer Master Inflation Protected Securities Fund, LLC

Oppenheimer Master Loan Fund, LLC

Oppenheimer Multi-State Municipal Trust (3 series):

Oppenheimer Rochester High Yield Municipal Fund

Oppenheimer Rochester New Jersey Municipal Fund

Oppenheimer Rochester Pennsylvania Municipal Fund

Oppenheimer Municipal Fund (1 series):

Oppenheimer Rochester Short Duration High Yield Municipal Fund

Oppenheimer Portfolio Series (4 series):

Active Allocation Fund

Conservative Investor Fund

Equity Investor Fund

Moderate Investor Fund

Oppenheimer Quest For Value Funds (3 series):

Oppenheimer Fundamental Alternatives Fund

Oppenheimer Global Allocation Fund

Oppenheimer Mid Cap Value Fund

Oppenheimer Real Estate Fund

Oppenheimer ETF Trust (18 series):

Oppenheimer Emerging Markets Revenue ETF

Oppenheimer ESG Revenue ETF

Oppenheimer Financials Sector Revenue ETF

Oppenheimer Global ESG Revenue ETF

Oppenheimer Global Revenue ETF

Oppenheimer International Revenue ETF

Oppenheimer Large Cap Revenue ETF

Oppenheimer Mid Cap Revenue ETF

Oppenheimer Small Cap Revenue ETF

Oppenheimer Ultra Dividend Revenue ETF

Oppenheimer Russell 1000® Low Volatility Factor ETF

Oppenheimer Russell 1000® Momentum Factor ETF

Oppenheimer Russell 1000® Quality Factor ETF

Oppenheimer Russell 1000® Size Factor ETF

Oppenheimer Russell 1000® Value Factor ETF

Oppenheimer Russell 1000® Yield Factor ETF

Oppenheimer Russell 1000® Dynamic Multifactor ETF

Oppenheimer Russell 2000® Dynamic Multifactor ETF

Oppenheimer Rising Dividends Fund

Oppenheimer Rochester AMT-Free Municipal Fund

Oppenheimer Rochester AMT-Free New York Municipal Fund

Oppenheimer Rochester California Municipal Fund

Oppenheimer Rochester Fund Municipals

Oppenheimer Rochester Intermediate Term Municipal Fund

Oppenheimer Rochester Limited Term California Municipal Fund

Oppenheimer Rochester Minnesota Municipal Fund

Rochester Portfolio Series (1 series):

Oppenheimer Rochester Limited Term New York Municipal Fund

Oppenheimer Rochester Short Term Municipal Fund

Oppenheimer Senior Floating Rate Fund

Oppenheimer Senior Floating Rate Plus Fund

Oppenheimer Series Fund:

Oppenheimer Value Fund

Oppenheimer Small Cap Value Fund

Oppenheimer SteelPath MLP Funds Trust (4 series):

Oppenheimer SteelPath MLP Alpha Fund

Oppenheimer SteelPath MLP Alpha Plus Fund

Oppenheimer SteelPath MLP Income Fund

Oppenheimer SteelPath MLP Select 40 Fund

Oppenheimer SteelPath Panoramic Fund

Oppenheimer Ultra-Short Duration Fund

Oppenheimer Variable Account Funds (11 series):

Oppenheimer Capital Appreciation Fund/VA

Oppenheimer Conservative Balanced Fund/VA

Oppenheimer Discovery Mid Cap Growth Fund/VA

Oppenheimer Global Fund/VA

Oppenheimer Global Multi-Alternatives Fund/VA

Oppenheimer Global Strategic Income Fund/VA

Oppenheimer Government Money Fund/VA

Oppenheimer International Growth Fund/VA

Oppenheimer Main Street Fund/VA

Oppenheimer Main Street Small Cap Fund/VA

Oppenheimer Total Return Bond Fund/VA

(b)	The directors and officers of the Registrant’s principal underwriter are:

Name & Principal Business Address	Position & Office with Underwriter	Position and Office with Registrant
Ryan Adam(2)	Vice President	None
Rina M. Aligaen(2)	Assistant Vice President	None
Anthony P. Allocco(2)	Assistant Vice President	None
Joseph M. Allyn(1)	Vice President	None
Nicole Andersen(2)	Assistant Vice President	None

Charles F. Anderson(1)	Vice President	None
Matthew J. Auer(2)	Vice President	None
Kevin K. Babikian(2)	Assistant Secretary	None
Anthony E. Bamonte(2)	Vice President	None
James P. Barker(2)	Vice President	None
Todd M. Barney(1)	Vice President	None
Marina O. Barskaya(2)	Assistant Vice President	None
Blake M. Bass(1)	Vice President	None
Leslie A. Bednar(2)	Assistant Vice President	None
Kathleen M. Beichert(1)	Senior Vice President	None
Kimberly A. Belsole(2)	Vice President	None
Rocco Benedetto(2)	Senior Vice President	None
Ibrahim S. Berete(2)	Assistant Vice President	None
Emanuele S. Bergagnini(2)	Vice President	None
Keira D. Berger(2)	Vice President	None
Christopher E. Bergeron(2)	Vice President	None
Rhea M. Berglund(1)	Vice President	None
Rick D. Bettridge(2)	Vice President	None
Kamal Bhatia(2)	Senior Vice President	None
Adam L. Bilmes(2)	Vice President	None
Paul G. Blease(2)	Senior Vice President	None
Carolyn Boccaccio(2)	Vice President	None
Maria T. Boingeanu(2)	Assistant Vice President	None
Nancy S. Bong(2)	Vice President	None
Christina G. Boris(2)	Vice President	None
David A. Borrelli(2)	Senior Vice President	None
Jeffrey R. Botwinick(2)	Vice President	None
Sarah M. Bourgraf(1)	Vice President	None
Matthew Brady(2)	Vice President	None
Ashish N. Braganza(2)	Senior Vice President	None
Reginald J. Breaux(1)	Vice President	None
Joshua H. Broad(2)	Vice President	None
Kenneth S. Brodsky(2)	Senior Vice President	None
Garrett Brookes(1)	Assistant Vice President	None
Gregory L. Brown(2)	Vice President	None
Matthew G. Brown(1)	Vice President	None
Paul T. Brunswick(2)	Vice President	None
Ryan M. Buckley(2)	Vice President	None
Megan R. Byrne(2)	Assistant Vice President	None
Jason A. Campisi(2)	Vice President	None
Tara Carbonneau(1)	Vice President	None
Sean T. Carey(2)	Vice President	None
Robert M. Caruso(2)	Vice President	None
Rick A. Casagrande(2)	Assistant Vice President	None
Thomas M. Caulfield(1)	Vice President	None
Stephane C. Chevrier(2)	Vice President	None
Michael G. Chewning(1)	Vice President	None
Donelle L. Chisolm(2)	Vice President	None
Andrew S. Chonofsky(2)	Senior Vice President	None
Angelanto L. Ciaglia(2)	Vice President	None
Steven F. Cinquino(2)	Assistant Vice President	None
Nicholas A. Cirbo(1)	Vice President	None
John S. Clark(2)	Senior Vice President	None
Adam M. Cohen(2)	Vice President	None
Ryan J. Coleman(1)	Vice President	None
Ellen L. Comisar(2)	Vice President	None
Serina Copanas(2)	Vice President	None

John H. Corcoran(2)	Vice President	None
Cameron T. Cowden(2)	Vice President	None
Neev Crane(2)	Vice President	None
Michael Daley(2)	Vice President	None
Edward Dane(2)	Senior Vice President	None
Jeffrey N. Davis(3)	Vice President	None
Stephen D. Degnan(2)	Vice President	None
Ivan A. DelRio(2)	Vice President	None
Richard E. DeMarco(2)	Assistant Vice President	None
Michael R. Dennehy(2)	Vice President	None
Michelle D. DeWitt(2)	Vice President	None
Vincent J. Dipaolo(1)	Vice President	None
Franco Ditri(2)	Assistant Vice President	None
Stephen P. Donovan(1)	Vice President	None
Robert U. Duffey(2)	Vice President	None
Robert B. Dunphy(2)	Vice President	None
Gabrielle M. Dupont-Madinier(2)	Assistant Vice President	None
Peter G. Egginton(2)	Vice President	None
Wendy Hetson Ehrlich(2)	Vice President	None
Paul F. Eisenhardt(2)	Senior Vice President	None
Kyle C. Elliott(2)	Vice President	None
Rickey C. Ernzen(3)	Vice President	None
Michael J. Eustic(2)	Vice President	None
Gregg A. Everett(2)	Vice President	None
George R. Fahey(1)	Senior Vice President	None
Jason E. Farrell(2)	Vice President	None
Kristie M. Feinberg(2)	Assistant Treasurer	None
Jessica M. Fernandez(2)	Senior Vice President	None
Josean Y. Fernandez(2)	Vice President	None
Michael A. Ferrer(2)	Vice President	None
Jonathan Ferris(2)	Assistant Vice President	None
Nicole Filingeri(2)	Vice President	None
Tristan A. Fischer(2)	Vice President	None
John Fortuna(2)	Senior Vice President	None
Mark D. Foster(1)	Vice President	None
Valeri L. Fox(2)	Vice President	None
Jennifer L. Foxson(2)	Secretary	Vice President and Chief Business Officer
George P. Fraser(1)	Vice President	None
Victoria K. Frey(1)	Assistant Vice President	None
Alice K. Fricke(2)	Vice President	None
William L. Friebel(2)	Vice President	None
Joseph T. Friedman(1)	Vice President	None
Kellen G. Frye(2)	Vice President	None
Dominique Z. Gabriel(2)	Assistant Vice President	None
Kathryn T. Gallo(2)	Vice President	None
Charlotte A. Gardner(1)	Vice President	None
Christopher R. Gaudio(2)	Vice President	None
Jay Gentry(1)	Senior Vice President	None
Dina Ghanbarzadeh(2)	Assistant Vice President	None
Nancy J. Girondo(2)	Vice President	None
Jill E. Glazerman(2)	Senior Vice President	None
Justin A. Goldstein(2)	Vice President	None
Michael H. Gottesman(2)	Senior Vice President	None
Raquel Granahan(2)	Senior Vice President	None
Anthony Greco(2)	Assistant Vice President	None
Samuel J. Groban(2)	Vice President	None

Eric M. Grossjung(2)	Vice President	None
Seth E. Guenther(1)	Assistant Vice President	None
Michael D. Guman(2)	Vice President	None
Joseph B. Gunderson(2)	Vice President	None
Mahrukh Hameed(2)	Assistant Vice President	None
LeaAnna M. Hartman(1)	Vice President	None
Stacia E. Hatfield(2)	Vice President	None
Alexander D. Hayes(2)	Vice President	None
Petter A. Hellstrom-Bialek(1)	Vice President	None
Richard N. Henn(2)	Senior Vice President	None
Nicholas M. Henry(2)	Vice President	None
Nicole M. Pretzel Holahan(2)	Vice President	None
Heather L. Holliday-Smith(1)	Assistant Vice President	None
Eric D. Holquist(2)	Vice President	None
Timothy B. Horsburgh(2)	Vice President	None
Cynthia A. Hovanec(2)	Vice President	None
Nicole J. Hudson(2)	Assistant Vice President	None
Keith P. Hylind(2)	Vice President	None
Errol A. Iachini(2)	Vice President	None
Vincent R. Iacono(2)	Vice President	None
Jason F. Israel(2)	Assistant Vice President	None
Christopher Ivezic(2)	Vice President	None
Michael C. Jamison(1)	Vice President	None
Nickie J. Jacobs(1)	Assistant Vice President	None
Shonda R. Jaquez(2)	Vice President	None
Allyson M. Jarecky-Freitag(2)	Vice President	None
Daniel C. Jarema(1)	Vice President	None
Robert T. Jason(1)	Vice President	None
Sarah J. Joyce(2)	Assistant Vice President	None
Wylie D. Kain(2)	Vice President	None
Annie V. Kang(2)	Vice President	None
Assaf Kedem (2)	Assistant Vice President	None
Geoffrey M. Keller(1)	Vice President	None
Scott R. Kelley(1)	Vice President	None
Gregory Kelly(2)	Vice President	None
Brian P. Kiley(2)	Senior Vice President	None
Susan Kim(2)	Assistant Vice President	None
Matthew J. Kissane(2)	Assistant Vice President	None
Jeffrey Klebanoff(2)	Vice President	None
Melissa M. Kretschmer(2)	Assistant Vice President	None
Eric J. Kristenson(2)	Vice President	None
David T. Kuzia(1)	Vice President	None
Michael S. La Tona(2)	Vice President	None
Lisa Lamentino(2)	Vice President	None
Thomas M. Landhauser(2)	Vice President	None
Brian Landy(2)	Assistant Vice President	None
Laura L. Lawson(2)	Vice President	None
Daniel J. Lee(2)	Vice President	None
Eric Lee(2)	Assistant Vice President	None
Talley D. Leger(2)	Vice President	None
John P. Leonard(2)	Vice President	None
Brian S. Levitt(2)	Senior Vice President	None
Jesse E. Levitt(2)	Vice President	None
Craig M. Lieb(2)	Vice President	None
Lorna A. Lindquist(2)	Vice President	None

Malissa B. Lischin(2)	Vice President	None
Susan List(2)	Assistant Vice President	None
Terrie P. Liu(1)	Assistant Vice President	None
Cynthia Lo Bessette(2)	Chief Legal Officer	Secretary and Chief Legal Officer
Gordon C. Loetz(2)	Vice President	None
Christina J. Loftus(2)	Senior Vice President	None
David P. Lolli(2)	Assistant Vice President	None
Thomas Loncar(2)	Vice President	None
Inna London-Ikhilov(2)	Assistant Vice President	None
David A. Long(1)	Assistant Vice President	None
John Luiz(2)	Vice President	None
Lia L. Lundgren(1)	Vice President	None
Brian Lynch(2)	Assistant Vice President	None
Joseph M. Macaluso(2)	Assistant Vice President	None
John W. Mackey(2)	Vice President	None
Peter K. Maddox(2)	Vice President	None
Salvatore Maia(2)	Assistant Vice President	None
Michael J. Malik(2)	Vice President	None
Joseph C. Marich(2)	Vice President	None
Natalie Marin(2)	Vice President	None
Michael A. Marino(2)	Assistant Vice President	None
Todd A. Marion(2)	Vice President	None
Sheila M. Masley(1)	Assistant Vice President	None
Katarina Maxianova(2)	Vice President	None
Clare C. Mazur(2)	Vice President	None
David B. Mazza (2)	Senior Vice President	None
Peter J. McCarthy(1)	Vice President	None
Robert D. McClure(2)	Vice President	None
Ryan T. McCormack(2)	Assistant Vice President	None
Amanda M. McDonald(2)	Assistant Vice President	None
John C. McDonough(2)	Executive Vice President, Chairman, Chief Executive Officer, President & Director	None
Matthew S. McGee(1)	Vice President	None
Kent R. McGlincy(1)	Assistant Vice President	None
Kent C. McGowan(2)	Vice President	None
Patrick J. McGowan(2)	Assistant Vice President	None
Courtney McGrory(2)	Vice President	None
Simon A. McKay(2)	Vice President	None
Philip J. McKeon(2)	Assistant Vice President	None
William J. McNamara(2)	Vice President	None
Christopher S. Mechem(2)	Vice President	None
Brian F. Medina(1)	Vice President	None
Gregory E. Mehok(2)	Vice President	None
Daniel P. Melehan(2)	Vice President	None
Izaak Mendelson(2)	Vice President	None
Ariella Menegon(2)	Assistant Vice President	None
Debbie S. Michaelson(1)	Vice President	None
David B. Miller(2)	Vice President	None
Peter L. Mintzberg(2)	Executive Vice President	None
Clint T. Modler(1)	Senior Vice President	None
Laurence A. Molinelli(2)	Assistant Vice President	None
Thomas J. Montefinise(2)	Assistant Vice President	None
Brandon D. Moore(1)	Vice President	None
Rian Morrissey(1)	Vice President	None
James F. Mugno(2)	Vice President	None
Matthew D. Mulcahy(2)	Vice President	None
Wendy J. Murray(2)	Vice President	None

Keith D. Myers(1)	Assistant Vice President	None
Kyle Najarian(1)	Vice President	None
Christina M. Nasta(2)	Senior Vice President	None
Kevin R. Neznek(2)	Senior Vice President	None
Edward J. Nini(2)	Senior Vice President	None
Nichola L. Noriega(2)	Vice President	None
Peter J. Novak(2)	Senior Vice President	None
Ryan P. O’Carroll(2)	Vice President	None
Timothy J. O’Connell(2)	Vice President	None
Patricia O’Connor(2)	Vice President	None
Tony D. Oh(1)	Treasurer	None
Ronald M. Ongaro(2)	Assistant Vice President	None
Leonard J. Oremland(2)	Senior Vice President	None
Leonar G. Palao(2)	Assistant Vice President	None
Bruce Palm(2)	Vice President	None
Alan I. Panzer(2)	Vice President	None
Andrew Y. Park(1)	Vice President	None
Maria Paster(2)	Vice President	None
Ashley B. Patten(1)	Vice President	None
Lori L. Penna (2)	Vice President	None
Andrew J. Petersen(1)	Vice President	None
Daniel J. Petter(2)	Vice President	None
David M. Pfeffer(2)	Director & Chief Financial Officer	None
Patrick A. Phalon(2)	Vice President	None
Andrew W. Phillips(1)	Vice President	None
Piers A. Platt(2)	Vice President	None
Scott A. Porter(2)	Assistant Vice President	None
Yunchang Qiu(2)	Senior Vice President	None
Michael E. Quinn(2)	Vice President	None
Michael D. Rabin(2)	Vice President	None
Michael A. Radon(2)	Assistant Vice President	None
Richard E. Rath(2)	Vice President	None
William J. Raynor(2)	Vice President	None
Brenna D. Rhone(2)	Assistant Vice President	None
James T. Robinson(1)	Vice President	None
Ian M. Roche(2)	Vice President	None
Jason D. Roche(2)	Vice President	None
Adam T. Rochlin(2)	Senior Vice President	None
Rachel S. Rodgers(2)	Assistant Vice President	None
Michael J. Roman(2)	Assistant Vice President	None
Elisheva S. Roos(2)	Assistant Vice President	None
Megan P. Rosenblum(2)	Vice President	None
Francis W. Ross(1)	Vice President	None
Jonathan J. Ross(2)	Vice President	None
Kristen M. Ross(2)	Assistant Vice President	None
Adrienne M. Ruffle(2)	Vice President	None
Thomas F. Sabow(2)	Vice President	None
Gary Salerno(2)	Assistant Vice President	None
Gary J. Sanchez(1)	Vice President	None
John C. Saunders(2)	Senior Vice President	None
Alex C. Schardt(2)	Vice President	None
Thomas J. Schmitt(2)	Vice President	None
Erik M. Schneberger (2)	Senior Vice President	None
William A. Schories(2)	Vice President	None
Patrick L. Scorzelli(2)	Vice President	None
Julie E. Sendelbach(1)	Vice President	None
Jeffrey D. Sharon(2)	Vice President	None

Rahul N. Shah(2)	Assistant Vice President	None
Faiza Sikander(2)	Assistant Vice President	None
Jessica A. Skolnick(2)	Assistant Vice President	None
Bryant B. Smith(2)	Vice President	None
Timothy F. Smith(2)	Assistant Vice President	None
Mark C. Sokoloff(2)	Assistant Vice President	None
Haley M. Sorenson(1)	Vice President	None
John A. Spensley(2)	Vice President	None
Timothy J. Spitz(2)	Vice President	None
Alfred O. St. John(2)	Vice President	None
Jesse T. Stackland-Winterer(2)	Vice President	None
Keith S. Stecker(2)	Assistant Vice President	None
Bryan D. Stein(2)	Vice President	None
Joseph D. Stellato(2)	Vice President	None
Benjamin A. Stewart(2)	Senior Vice President	None
Wayne C. Strauss(2)	Vice President	None
Matthew C. Straut(2)	Senior Vice President	None
Maureen Sullivan	Assistant Vice President	None
Ryan P. Sullivan(2)	Assistant Vice President	None
Brian C. Summe(2)	Vice President	None
Michael E. Sussman(2)	Vice President	None
George T. Sweeney(2)	Senior Vice President	None
Adam L. Tabor(2)	Vice President	None
Leo P. Tallon(2)	Vice President	None
Laura B. Taylor (1)	Senior Vice President	None
Paul E. Temple(2)	Senior Vice President	None
Jay S. Therrien(2)	Vice President	None
David G. Thomas(2)	Vice President	None
Ian A. Thornton(2)	Assistant Vice President	None
John B. Thorpe(1)	Vice President	None
Luz V. Touma(2)	Vice President	None
Matthew R. Trimble(2)	Assistant Vice President	None
Catherine L. Tulley(1)	Vice President	None
David C. Van Hellemont(2)	Vice President	None
Wesley R. Vance(2)	Vice President	None
Vincent C. Vermette(2)	Vice President	None
Alyse S. Vishnick(2)	Vice President	None
Rohit Vohra(2)	Vice President	None
Richard Walsh(2)	Vice President	None
Teresa M. Ward(2)	Vice President	None
Taylor Watts(1)	Vice President	None
Megan N. Wegner(1)	Assistant Vice President	None
Michael J. Weigner(2)	Vice President	None
Kimberly W. Weinrick(2)	Vice President	None
Christopher G. Werner(2)	Vice President	None
Donna M. White (2)	Chief Compliance Officer	None
Ryan C. Wilde(1)	Vice President	None
Timothy A. Wilkinson(1)	Vice President	None
Thomas Winnick(2)	Vice President	None
Patrick J. Wisneski(1)	Vice President	None
Kevin P. Woodson(1)	Assistant Vice President	None
Ryan J. Woolhiser(1)	Vice President	None
Theodore J. Young(1)	Assistant Vice President	None
David T. Zicchinella(2)	Vice President	None
Steven L. Zito(1)	Vice President	None
Zhanyi Zhu(2)	Assistant Vice President	None

(1)6803 South Tucson Way, Centennial, CO 80112-3924

(2)225 Liberty Street, New York, NY 10281-1008

(3)2100 McKinney Avenue, Suite 1401, Dallas, TX 75201

(c)	Not applicable.

Item 33. Location of Accounts and Records

The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and rules promulgated thereunder are in the possession of OFI Global Asset Management, Inc., OppenheimerFunds, Inc. and Shareholder Services, Inc., as applicable, at each entity’s offices at 6803 South Tucson Way, Centennial, Colorado 80112-3924.

Item 34. Management Services

Not applicable.

Item 35. Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on the 30th day of May, 2018.

Oppenheimer Master Inflation Protected Securities Fund, LLC

By:	Arthur P. Steinmetz*
Arthur P. Steinmetz Director, President and
Principal Executive Officer

*By:	/s/ Taylor V. Edwards
Taylor V. Edwards, Attorney-in-Fact